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As Filed With the Securities and Exchange Commission on September 4, 2002

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAIN STREET BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	6712	58-2104977
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

676 Chastain Road
Kennesaw, Georgia 30144
(770) 422-2888
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Edward C. Milligan
Main Street Banks, Inc.
676 Chastain Road
Kennesaw, Georgia 30144
(770) 422-2888
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPY TO:

T. Kennerly Carroll, Jr., Esq. Michael P. Marshall, Jr., Esq. Miller & Martin LLP 1275 Peachtree Street, N.E. Suite 700 Atlanta, Georgia 30309-3576 (404) 962-6100	T. Treadwell Syfan, Esq. Stewart, Melvin & Frost LLP 200 Main Street, Suite 600 P.O. Box 3280 Gainesville, Georgia 30503-3280 (770) 536-0101

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Amount to be Registered	Proposed Maximum Offering Price Per unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock(1)	884,580(1)	N/A	$9,516,060(2)	$876

(1)
Based upon the maximum number of shares that may be issued upon consummation of the transaction described herein.

(2)
Estimated solely for the purpose of computing the registration fee. Computed in accordance with Rule 457(f)(2) under the Securities Act of 1933, based on the book value of the stock of First National Bank of Johns Creek on June 30, 2002.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Proxy Statement of First National Bank of Johns Creek For the special meeting of Shareholders	Prospectus of Main Street Banks, Inc. For 618,425 Shares of Common Stock Trading Symbol: NasdaqNM:MSBK

MEETING OF SHAREHOLDERS
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

        The boards of directors of Main Street Banks, Inc. ("Main Street") and First National Bank of Johns Creek ("FNB Johns Creek") have unanimously agreed to a merger that will result in FNB Johns Creek merging with and into Main Street Bank, which is a wholly owned subsidiary bank of Main Street. This transaction provides FNB Johns Creek with growth and strategic opportunities that would not have been available to FNB Johns Creek on a stand-alone basis.

        If the merger is completed, FNB Johns Creek shareholders will receive either 1.1823 shares of stock of Main Street or $24 cash for each share of FNB Johns Creek that they own just before the merger.

        The shareholders of FNB Johns Creek shall vote on the proposal to approve the agreement and plan of merger which is attached as Appendix A to this proxy statement/prospectus.

        Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the Proposal submitted at the meeting. If you fail to return your proxy card or do not vote in person at the FNB Johns Creek shareholders' meeting, the effect will be a vote against the proposal.

        The date, time and place of the meeting is as follows:

                            , 2002
                , local time
    First National Bank of Johns Creek
    3838 Johns Creek Parkway
    Suwanee, Georgia 30024

        Pursuant to the United States Code, shareholders of FNB Johns Creek are entitled to dissent from the transactions contemplated by the merger agreement. A copy of the dissenters' rights provisions under U.S. law is attached as Appendix B to this proxy statement/prospectus.

        FNB Johns Creek's board of directors has unanimously approved the agreement and plan of merger. FNB Johns Creek's board of directors believes that the merger is fair to, and in the best interest of, our bank and its shareholders and strongly encourages you to vote "FOR" the proposal.

Andrew K. Walker President and Chief Executive Officer First National Bank of Johns Creek	Edward C. Milligan Chairman and Chief Executive Officer Main Street Banks, Inc.

        See "Risk factors" beginning on page 8 for a discussion of certain factors that you should consider before approving the merger.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

        The shares of Main Street common stock are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

        The date of this proxy statement/prospectus is                        , and it is being mailed or otherwise delivered to FNB Johns Creek shareholders on or about                        .

        This proxy statement/prospectus incorporates important business and financial information about Main Street that is not included in or delivered with this proxy statement/prospectus. This information is available at no charge upon written or oral request at the following address:

Main Street Banks, Inc.
676 Chastain Road
Kennesaw, Georgia 30144
Attention: Cheryl Blackwell
Telephone: (770) 422-2888

        In order to receive timely delivery of this information, you must request this information no later than five business days before the special meeting described in this document, or                        , 2002.

FIRST NATIONAL BANK OF JOHNS CREEK
3838 Johns Creek Parkway
Suwanee, Georgia 30024

Notice of Special Meeting of Shareholders

        NOTICE IS HEREBY GIVEN that a special meeting of shareholders of First National Bank of Johns Creek will be held at 3838 Johns Creek Parkway, Suwanee, Georgia 30024 at                        , local time, on                        , 2002, for the following purposes:

  1.
  To consider and vote upon a proposal to approve the agreement and plan of merger among Main Street Banks, Inc., Main Street Bank and First National Bank of Johns Creek. In the merger, each share of FNB Johns Creek common stock outstanding on the effective date of the merger will be converted into either 1.1823 shares of Main Street common stock or $24 in cash at the election of the shareholder subject to the condition that a total amount of cash of $10,712,000 shall be paid to all shareholders. You can find a copy of the agreement and plan of merger attached as Appendix A to this proxy statement/prospectus.

  2.
  To transact such other business, if any, that may properly come before the special meeting or any adjournment or postponement of the special meeting.

        Only shareholders of record at the close of business on                        , 2002, are entitled to receive notice of and vote at the special meeting or any adjournment or postponement of the special meeting. Approval of the merger agreement requires the affirmative vote of at least two-thirds of all of the votes entitled to be cast at the shareholders meeting.

        Dissenters' rights are available under United States law to FNB Johns Creek shareholders with respect to the merger. Please see the section entitled "The Merger—Statutory provisions for dissenting shareholders" on page 26 of the accompanying proxy statement/prospectus for a discussion of the availability of dissenters' rights and the procedures required to be followed to assert dissenters' rights in connection with the merger.

        We look forward to seeing you at the shareholders' meeting. Your vote is important. Please mark, sign and return your proxy card, whether or not you plan to attend the shareholders' meeting.

        The board of directors of FNB Johns Creek unanimously recommends that shareholders vote "FOR" approval of the merger.

                        By Order of the Board of Directors,

                        Carl E. Hansson
                         Chairman of the Board of Directors

Enclosures

                        , 2002

Whether or not you expect to be present at the meeting in person, please vote, sign, date and return the enclosed proxy promptly in the enclosed business reply envelope. If you do attend the meeting, you may withdraw your proxy and vote in person.

Important. The prompt return of proxies will save FNB Johns Creek the expense of further requests for proxies in order to insure a quorum at the shareholders' meeting. A self-addressed envelope is enclosed for your convenience.

Questions and answers about the merger	1
A warning about forward-looking statements	3
Summary	4
Information about Main Street (page ) and FNB Johns Creek (page )	4
The merger (page )	4
Reasons for the merger (page )	5
FNB Johns Creek's shareholders' meeting (page )	5
FNB Johns Creek's record date and voting (page )	5
FNB Johns Creek's board unanimously recommends shareholder approval (page )	5
Main Street's dividend policy following the merger (page )	6
Interests of FNB Johns Creek's management and board of directors in the merger (pages & )	6
Comparative rights of shareholders (page )	6
Federal income tax considerations (page )	6
Accounting treatment (page )	6
Conditions to the merger (page )	7
Termination of the merger agreement (page )	7
New Main Street shares to be listed on Nasdaq (page )	7
Regulatory approvals (page )	7
Dissenting shareholders' rights (page )	7
Risk factors	8
Stock Information and dividends	9
Main Street stock information	9
FNB Johns Creek stock information	9
Selected consolidated financial information	10
Main Street selected historical consolidated financial information	10
FNB Johns Creek selected historical financial information	11
Historical and pro forma comparative per share data	11
FNB Johns Creek shareholders' meeting	12
Date, time and place	12
Matters to be considered at the shareholders' meeting	12
Record date; shares outstanding; quorum	13
Vote required	13
Voting of proxies	13
Effect of abstentions and broker non-votes	13
Revocability of proxies	14
Solicitation of proxies	14
The merger	15
Overview	15
Background of the merger	15
Reasons for the merger	17
Main Street's reasons for the merger	17
FNB Johns Creek's reasons for the merger	17
Recommendation of the FNB Johns Creek board of directors	18
Stock or cash elections for FNB Johns Creek shareholders	18
Exchange of FNB Johns Creek stock certificates	18
Effective time of the merger	19
Terms of the merger	19
Fractional shares	19

i

Representations and warranties	20
Conduct of business pending the merger	20
Conditions to the merger	21
Required regulatory approvals	22
Nasdaq listing	22
Waiver, amendment, and termination	22
Management and operations after the merger	23
Important federal income tax consequences of the merger	23
Recognition of gain or loss	24
Adjusted tax basis in the Main Street common stock	24
Holding period for the Main Street shares	25
Cash received in lieu of fractional shares	25
Replacement and assumption of certain stock options	25
Limitations on tax opinion	25
Backup withholding	26
Accounting treatment	26
Expenses and fees	26
Statutory provisions for dissenting shareholders	26
Restrictions on resales by affiliates	27
Interests of certain persons in the merger	28
General	28
Employment agreement of Andrew K. Walker	28
Employee benefits	29
Indemnity	29
Shares owned by management and the board	29
Supervision and regulation	29
General	29
Payment of dividends	32
Financial relationship between Main Street and its subsidiary	33
Capital adequacy	34
Prompt corrective action	35
Community Reinvestment Act	36
Privacy	37
Fiscal and monetary policy	37
Information about Main Street	37
Information about FNB Johns Creek	37
General	37
Business of the bank	38
Supervision and regulation	38
Competition	39
Employees	39
Properties	39
Legal proceedings	40
Stockholder matters	40
Equity compensation plan information	40
Management's discussion and analysis of financial condition and results of operations	40
Financial condition—2001 vs. 2000	40
Results of operations for six months ended June 30, 2002 and 2001	41
Results of operations—2001 vs. 2000	41
Results of operations—2000 vs. 1999	42
Investments	42

ii

Liquidity	42
Capital resources	43
Asset/Liability Management	43
Inflation	44
Table 1: Average balances and interest rates	45
Table 2: Volume/rate analysis	46
Table 3: Investment portfolio	46
Table 4: Loan portfolio	47
Table 5: Allowance for loan losses	49
Table 6: Deposits	49
Table 7: Selected ratios	50
Stock ownership of certain beneficial owners	52
Comparison of the rights of holders of FNB Johns Creek stock and Main Street stock	52
Authorized capital stock	53
Preemptive rights	53
Amendment of articles of incorporation or articles of association	53
Notice of meetings of shareholders	54
Special meetings	54
Record date	54
Removal of directors	55
Shareholder inspection rights; shareholder lists	55
Voting rights	56
Directors	56
Limitation of liability and indemnification of directors, officers and employees	57
Dissenters' rights	59
Antitakeover provisions; restrictions on certain business combinations	59
Amendment of Bylaws	61
Dividends and other distributions	61
Legal matters	62
Experts	62
Shareholder proposals and other matters	62
Where you can get more information	63
Incorporation of certain documents by reference	63
Index to FNB Johns Creek Financial Statements	F-1
APPENDIX A: AGREEMENT AND PLAN OF MERGER	A-1
APPENDIX B: DISSENTERS' RIGHTS STATUTES	B-1

iii

Questions and answers about the merger

Q:
Why are we proposing that FNB Johns Creek be acquired by Main Street?

A.
We believe that the proposed acquisition of FNB Johns Creek by Main Street will provide our shareholders with substantial benefits and will enable us to better serve our customers. Our products and markets generally are complementary. The combined company should be in a better position to take advantage of opportunities within our market. To review the reasons for the merger in more detail, see "The merger—Reasons for the merger" at page 17.

Q:
What do I need to do now?

A.
Carefully read this document, then indicate on your proxy card how you want to vote, and sign, date and return it as soon as possible. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the merger.

  You may attend the shareholders' meeting and vote your shares in person rather than completing and returning your proxy card. If you do complete and return your proxy card, you may revoke it at any time prior to the vote at the shareholders' meeting by following the directions described under "FNB Johns Creek shareholders' meeting—revocability of proxies" at page 14.

  The board of directors of FNB Johns Creek has unanimously voted to recommend that you vote in favor of the proposal.

Q:
My shares are held in my broker's name. How do I go about voting?

A:
Copies of this proxy statement/prospectus have been sent to your broker, who must forward one to you. The broker will request instructions from you as to how you want your shares to be voted, and the broker will vote your shares according to your instructions. Your broker cannot vote your shares without your instructions.

Q:
Would you please explain the exchange ratio in the transaction?

A:
FNB Johns Creek shareholders will receive either 1.1823 shares of Main Street common stock or $24 in cash in exchange for each share of FNB Johns Creek common stock. You will have the right to elect to receive Main Street stock or cash for any or all of your FNB Johns Creek stock. However, the total amount of cash which Main Street will pay is $10,712,000. If the total amount of cash elected from all shareholders is more or less than $10,712,000 then allocations of cash and stock will be adjusted so that a total amount of $10,712,000 is paid to FNB Johns Creek shareholders. See The merger—Stock or cash elections for FNB Johns Creek Shareholders at page     . Main Street will not issue fractional shares. FNB Johns Creek shareholders" who would otherwise be entitled to receive a fractional share instead will receive cash based on the fractional share multiplied by $20.30.

Q:
Will Main Street pay dividends to shareholders?

A:
After the merger, Main Street anticipates paying dividends at the current quarterly rate of $0.105 per share. However, the directors of Main Street will use their discretion to decide whether to declare dividends and the amount of any dividends.

Q:
What are the tax consequences to FNB Johns Creek shareholders?

A:
Generally, the exchange of shares by FNB Johns Creek shareholders will be tax-free for federal income tax purposes, but the receipt of cash for shares will be a taxable amount. Please see "The merger—Important federal income tax consequences of the merger" at page 23 for a description of certain federal income tax consequences of the merger.

Q:
What will happen if I don't send in my proxy card?

A:
If you don't send in your proxy card, your shares will not be voted unless you attend the meeting and vote in person. If a significant number of shareholders do not return their proxy cards, there may not be enough shares represented at the meeting to approve the merger even if all those present are in favor of approval. In that case, the merger could not take place at that time. The failure to return your proxy card or vote in person at the meeting will have the same effect as a vote against the merger.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, we will send all FNB Johns Creek shareholders written instructions for exchanging their share certificates.

Q:
If I lost my FNB Johns Creek stock certificate, can I still get my stock?

A:
Yes. However, you will have to provide a paid surety bond that will protect Main Street against a loss in the event someone finds or has your lost certificate and is able to transfer it. To avoid having to pay for a surety bond, you should do everything you can to find your FNB Johns Creek certificate before the time comes to send it in.

Q:
When do you expect to complete the merger?

A:
We are working toward completing the merger as quickly as possible. In addition to FNB Johns Creek shareholder approval, we must also obtain regulatory approvals. We hope the merger will be completed approximately one week after the shareholders' meeting.

Q:
Who should I call with questions about the merger?

A:
You should call Andrew K. Walker at (770) 476-1919 if you have any questions.

A warning about forward-looking statements

        We have made forward-looking statements in this document, and in documents that we incorporate by reference, that are subject to risks and uncertainties. These forward-looking statements include the information concerning possible or assumed future results of operations of Main Street or FNB Johns Creek or the consolidated company. When we use words such as "believes," "expects," "estimates," "projects," "anticipates," "should," or similar expressions, we are making forward-looking statements.

        You should note that many factors, some of which are discussed elsewhere in this document, could affect our future financial results and performances. These factors could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. You should consider these important factors when you vote on the merger agreement. These factors include the following:

  •
  integrating the businesses and technologies of Main Street and FNB Johns Creek and retaining key personnel may be more difficult than we expect;

  •
  our revenues after the merger may be lower than we expect, or our operating costs may be higher than we expect;

  •
  expected cost savings from the merger may not be fully realized or may not be realized when expected;

  •
  we may lose business or customers after the merger;

  •
  competition among depository and other financial institutions may increase significantly;

  •
  changes in the interest rate environment may reduce interest margins; increases in interest rates generally may reduce loan demand and the values of our assets and assets securing loans;

  •
  general economic conditions, either nationally or where the combined company will be doing business, or conditions in securities markets, may be less favorable than we anticipate;

  •
  legislation or regulatory changes may adversely affect our business; or

  •
  technological changes may increase competitive pressures and increase our costs.

Summary

        This summary highlights selected information from this document. It does not contain all the information that is important to you. Each item in this summary refers to a page where that subject is discussed in more detail. To understand the merger fully, and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where you can get more information" at page 63, and "Incorporation of certain documents by reference" at page 63. In addition, the merger agreement is attached as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement because it is the legal document that governs the merger. Unless the context requires otherwise, the terms "we," "our," and "us" refer to Main Street, Main Street Bank and FNB Johns Creek together.

Information about Main Street (page     ) and FNB Johns Creek (page     )

  Main Street Banks, Inc.
  676 Chastain Road
  Kennesaw, Georgia 30144
  (770) 422-2888

        Main Street is a Georgia bank holding company headquartered in Kennesaw, Georgia, and owns all of the outstanding capital stock of Main Street Bank, a Georgia bank. As of June 30, 2002, Main Street had total consolidated assets of $1,206 million.

        Main Street Bank operates 21 full service banking locations and 23 automated teller machines located in Barrow, Clarke, Cobb, DeKalb, Gwinnett, Newton, Rockdale and Walton counties in Georgia. Main Street Bank engages in a full range of traditional banking, mortgage banking and investment services to individual and corporate customers through its 21 locations. Main Street Bank provides insurance services through its subsidiary, Williamson, Musselwhite and Main Street Insurance, Inc., which has three locations.

  First National Bank of
  Johns Creek
  3838 Johns Creek Parkway
  Suwanee, Georgia 30024-1249
  (770) 476-1919

        FNB Johns Creek is a national bank headquartered in Suwanee, Georgia. As of June 30, 2002, FNB Johns Creek had total assets of $99.7 million.

        FNB Johns Creek conducts operations through two full service banking locations located in Forsyth County, Georgia. FNB Johns Creek is engaged in a full range of traditional and mortgage banking services to individual and corporate customers.

The merger (page     )

        The acquisition of FNB Johns Creek by Main Street is governed by a merger agreement. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, FNB Johns Creek will merge with and into Main Street Bank, a wholly owned subsidiary of Main Street. Main Street Bank will be the surviving bank after the merger. The merger will combine the business of FNB Johns Creek with that of Main Street Bank, with FNB Johns Creek being operated as a part of Main Street Bank.

        When the merger is complete, each share of FNB Johns Creek common stock will be converted into either 1.1823 shares of Main Street common stock or $24 in cash. You will have the right to elect to receive Main Street stock at the 1.1823 exchange ratio or $24 per share cash for any or all of your FNB Johns Creek stock. However, the total amount of cash which Main Street will pay is $10,712,000. If the total amount of cash elected from all shareholders is more or less than $10,712,000 then some of the elections will be adjusted pro rata so that a total of $10,712,000 in cash will be paid by Main Street for the FNB Johns Creek stock.

        The stock exchange ratio of 1.1823 and the $24 per share cash payment amount are fixed. However, at the time that you make your election or at the time of the FNB Johns Creek shareholders' meeting, the market price of Main Street stock may be significantly higher or lower than its current market value or $20.30 per share. If at the time of your election the market value of the Main Street stock is significantly less than $20.30 per share, elections for cash payment in excess of $10,712,000 may be made. In this case, cash elections will be converted to stock elections on a pro rata basis to ensure that only $10,712,000 total cash is paid for the FNB Johns Creek stock.

        If at the time of your election the market value of the Main Street stock is significantly more than $20.30 per share, elections for a cash payment may be less than $10,712,000. In this case, elections to receive stock will be converted to cash elections on a pro rata basis to ensure that $10,712,000 total cash is paid for the FNB Johns Creek stock.

        All of FNB Johns Creek's outstanding stock options and warrants shall be assumed by Main Street. After the merger the stock options and warrants may only be exercised for Main Street stock. The number of shares subject to the options and warrants and the exercise prices shall be adjusted pursuant to the exchange ratio of 1.1823 as provided for in the merger agreement.

        Cash payments based on $20.30 per share will be made instead of issuing fractional shares. For example, if you were entitled to receive 1/2 a share of Main Street stock you will receive instead $10.15 in cash.

        Following the merger, Main Street's existing shareholders will own approximately 96.2% of the total outstanding shares of Main Street common stock and FNB Johns Creek's shareholders will own approximately 3.8%.

        We encourage you to read the merger agreement, which is attached as Appendix A.

Reasons for the merger (page     )

        We believe that by becoming part of a larger organization with greater resources, FNB Johns Creek will be able to serve its customers and communities better and provide more competitive services. The merger provides Main Street with a natural extension of its Atlanta community bank franchise into Forsyth County and north Fulton County, Georgia.

FNB Johns Creek's shareholders' meeting (page     )

        FNB Johns Creek will hold its shareholders' meeting on                        ,             at             A.M. local time at 3838 Johns Creek Parkway, Suwanee, Georgia 30024. At the shareholders' meeting, the FNB Johns Creek shareholders will be entitled to vote on the merger.

FNB Johns Creek's record date and voting (page     )

        If you owned shares of FNB Johns Creek stock at the close of business on                        ,        , the record date, you are entitled to vote on the merger agreement and any other matters considered at the meeting. On the record date, there were 969,403 shares of FNB Johns Creek stock outstanding. You will have one vote at the meeting for each share of FNB Johns Creek stock you owned on the record date. The affirmative vote of shareholders owning at least two-thirds of the outstanding FNB Johns Creek stock is required to approve the merger agreement. As of                  , 2002, FNB Johns Creek's directors, executive officers and their affiliates beneficially owned approximately      % of the outstanding shares of FNB Johns Creek's common stock entitled to vote at FNB Johns Creek's shareholders' meeting. These individuals intend to vote in favor of the merger at the shareholders' meeting. Each of FNB Johns Creek's eight directors have executed Support Agreements whereby they agree not to transfer their FNB Johns Creek common stock and to vote their stock in favor of the merger at the shareholders' meeting.

FNB Johns Creek's board unanimously recommends shareholder approval (page     )

        The FNB Johns Creek board of directors believes that the merger is in the best interest of FNB Johns Creek and its shareholders and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

Main Street's dividend policy following the merger (page     )

        Main Street currently pays quarterly dividends of $0.105 per share of common stock. FNB Johns Creek does not currently pay a dividend. Main Street expects that it will continue to pay the per share amount in quarterly dividends that it is currently paying, but it may change that policy based on business conditions, Main Street's financial condition or other factors.

Interests of FNB Johns Creek's management and board of directors in the merger (pages      &    )

        When considering the re-commendation of the FNB Johns Creek board of directors, you should be aware that some directors and officers have interests in the merger that may differ from the interests of other shareholders. Upon consummation of the merger, Main Street will enter into an employment agreement with Andrew K. Walker, the President and CEO of FNB Johns Creek. The FNB Johns Creek board was aware of these and other interests and considered them before adopting the merger agreement.

Comparative rights of shareholders (page             )

        Main Street is incorporated under the laws of the State of Georgia and is subject to the Georgia Business Corporation Code. FNB Johns Creek is incorporated as a national bank under the laws of the United States. Upon consummation of the merger, the shareholders of FNB Johns Creek will become shareholders of Main Street and the laws of the State of Georgia and the articles of incorporation and bylaws of Main Street will govern their rights. Main Street's articles of incorporation and bylaws differ somewhat from FNB Johns Creek. Also the rights of a shareholder under Georgia law differ somewhat from the rights of a shareholder in a national bank under the laws of the United States.

Federal income tax considerations (page     )

        The merger is designed to be a tax-free reorganization. Assuming the merger qualifies as a tax-free merger, the following federal income tax consequences should apply:

        A FNB Johns Creek shareholder who exchanges all of his or her FNB Johns Creek shares for shares of Main Street common stock pursuant to the merger will not recognize any gain or loss except with respect to cash received in lieu of a fractional share of Main Street common stock.

        A FNB Johns Creek shareholder who exchanges FNB Johns Creek shares for cash and Main Street common stock in the merger generally will recognize gain (but no loss) in an amount equal to the lesser of:

  •
  the excess (if any) of (a) the amount of cash and the fair market value of the Main Street common stock received in the exchange over (b) the shareholder's adjusted tax basis in the FNB Johns Creek shares; or

  •
  the amount of cash received in the exchange.

        A FNB Johns Creek shareholder who exchanges FNB Johns Creek shares solely for cash in the merger generally will recognize gain (or loss) in an amount equal to the positive (or negative) difference between the amount of cash received and the shareholder's adjusted basis in the FNB Johns Creek shares.

        Tax matters are complicated and the tax consequences of the merger may vary among shareholders. We urge you to contact your own tax advisor to fully understand how the merger will affect you.

Accounting treatment (page     )

        We expect to account for the merger using the "purchase" method of accounting. This means that Main Street shall allocate the purchase price among the FNB Johns Creek assets acquired and liabilities assumed based on their fair values at the time the merger is consummated and the remainder of the purchase price shall be allocated to goodwill.

Conditions to the merger (page     )

        We will complete the merger only if several conditions are satisfied, including the following:

  •
  At least two-thirds of FNB Johns Creek's outstanding shares are voted in favor of the merger agreement;

  •
  The representations and warranties made by Main Street and FNB Johns Creek in the merger agreement are materially true and correct as of the effective date of the merger;

  •
  We receive all necessary regulatory approvals and any waiting periods required by law have passed;

  •
  Main Street's counsel delivers an opinion concerning the tax free nature of the stock exchange of the merger;

Termination of the merger agreement (page     )

        Notwithstanding the approval of the merger agreement by FNB Johns Creek's shareholders at the shareholders' meeting, our boards of directors can jointly agree to terminate the merger agreement at any time. In addition, either company can terminate the merger agreement if:

  •
  We do not complete the merger by March 31, 2003;

  •
  The other party materially breaches its representations, warranties or covenants it made or obligations it has under the merger agreement and fails to cure the breach;

  •
  The conditions to completing the merger are not satisfied; or

  •
  Any applicable regulatory agency denies approval of the merger.

New Main Street shares to be listed on Nasdaq (page     )

        The Main Street shares of common stock to be issued in the merger will be listed on the Nasdaq National Market.

Regulatory approvals (page     )

        We cannot complete the merger unless it is approved by the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance. Main Street and FNB Johns Creek have filed applications with the FDIC and the Georgia Department of Banking and Finance for approval of the merger. We cannot be certain when or if we will obtain the regulatory approvals. However, we do not know of any reason why we should not obtain them in a timely manner.

Dissenting shareholders' rights (page     )

        FNB Johns Creek shareholders may dissent from the merger and upon following the requirements of the law of the United States receive cash in the amount of the value of their FNB Johns Creek shares instead of the merger consideration.

  Any FNB Johns Creek's shareholder who wishes to exercise dissenters' rights

  •
  Must vote against the merger agreement or, alternatively, must file written notice of objection to the merger agreement with FNB Johns Creek at or prior to the meeting held to vote on the merger; and

  •
  assuming the merger is consummated, must make a written request to Main Street at any time before thirty (30) days after consummation of the merger to receive payment for the FNB Johns Creek stock held by the shareholder and include with such written request the certificates evidencing shareholder's ownership of FNB Johns Creek stock.

A copy of the dissenters' rights statutes is attached as Appendix B to this document. We encourage you to read the statutes carefully and to consult with legal counsel if you desire to exercise your dissenter's rights.

Risk factors

        In addition to the other information contained or incorporated by reference in this proxy statement/prospectus, we urge you to consider the following factors before deciding how to vote at the FNB Johns Creek shareholders' meeting.

The trading volume in Main Street stock has been low

        The trading volume in Main Street stock on the Nasdaq National Market has been relatively low when compared with larger companies listed on the Nasdaq National Market or other stock exchanges. We cannot say with any certainty that a more active and liquid trading market for Main Street stock will develop. Because of this, it may be more difficult for you to sell a large number of shares for the same price at which a smaller number of shares may sell.

Changes in interest rates could have an adverse effect on Main Street's income

        The combined company's profitability depends to a large extent upon its net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Our net interest income will be adversely affected if market interest rates change such that the interest the combined company has to pay on deposits and borrowings increases faster than the interest we earn on loans and investments. See "Supervision and Regulation—Fiscal and monetary policy" at page    .

Main Street's operating costs after the merger and other recent acquisitions may be greater than expected, and Main Street's costs savings from the merger and other recent acquisitions may be less than expected, or Main Street may be unable to obtain those cost savings as soon as expected

        Main Street's rapid growth over the last several years resulting from acquisitions it has made—as well as the possibility of future growth from acquisitions—produces risks of unknown liabilities that may cause costs after the merger and other past and potential future acquisitions to be greater than expected. Expectations concerning future earnings depend in part on Main Street being able to combine the operations of acquired institutions with Main Street's own operations promptly and efficiently, and also on Main Street being correct in its assumptions about the financial impact of its acquisitions.

        Main Street expects that it can achieve cost savings as a result of its acquisition of FNB Johns Creek and its other recently completed acquisitions. There is a risk that the anticipated savings may not be realized or that they may be less than Main Street expects.

Main Street may be unable to integrate successfully FNB Johns Creek and other acquired businesses or may have more trouble integrating acquired businesses than expected

        There is a risk that the maintenance of an acquired institution's—including FNB Johns Creek's—key customers and personnel and the conversion of its systems and procedures to Main Street's systems and procedures may not be possible or completed on schedule or may be more difficult and costly than expected, which could cause the acquired operations to perform below expectations. Maintaining an acquired institution's key customers and personnel and converting its systems and procedures to Main Street's systems and procedures are important parts of Main Street's acquisition program.

        Prior to acquiring an institution, Main Street frequently estimates that it will be able to maintain most of the institution's key customers and personnel and convert its systems and procedures. There is a risk that integrating FNB Johns Creek and other acquired businesses may take a greater amount of resources than Main Street expects.

Your merger consideration may be fixed despite a change in Main Street's stock price

        Each share of FNB Johns Creek common stock owned by you will be converted into the right to receive Main Street common stock based on an exchange ratio of 1.1823 to 1 or cash of $24 per share based on your election to a limited extent. Main Street will pay a total of $10,712,000 in cash. If more cash is elected than $10,712,000, the excess will be paid pro rata in Main Street stock based on the 1.1823 exchange ratio; and if less cash is elected than $10,712,000, a portion of the stock election will be paid pro rata in cash to bring the total cash paid up to $10,712,000. Accordingly, there is a risk that you will receive less value for your shares of FNB Johns Creek common stock if Main Street's closing price decreases. The price of Main Street common stock when the merger takes place may vary from its price at the date of this proxy statement/prospectus and at the date of FNB Johns Creek's shareholders' meeting. Such variations in the price of Main Street common stock may result from changes in the business, operations or prospects of Main Street, regulatory considerations, general market and economic conditions and other factors. At the time of FNB Johns Creek's shareholders' meeting, you will not know the exact value of the consideration you will receive when the merger is completed.

Stock Information and dividends

Main Street stock information

        Shares of stock of Main Street have been traded on the Nasdaq National Market since the first quarter of 1997. They are traded under the symbol "MSBK."

        After the merger, Main Street intends to pay dividends at its current rate of $0.105 per share per quarter. However, the payment of any future dividends will be subject to Main Street's earnings, capital adequacy, liquidity and other factors that the Main Street board of directors deems appropriate.

        On                        , 2002, the last day on which Main Street common stock was traded prior to the mailing of this proxy statement/prospectus, the last reported sales price of Main Street common stock as reported on the Nasdaq National Market was $            per share. On July 17, 2002, the date immediately prior to the public announcement of the merger with FNB Johns Creek, the last sales price of Main Street common stock as reported on the Nasdaq National Market was $20.70 per share.

        Because the exchange ratio is fixed and because the closing price of Main Street common stock is subject to fluctuation, the market value of the shares of Main Street common stock that you may receive in the merger may increase or decrease prior to or following the merger. You are urged to obtain current market quotations for Main Street common stock.

FNB Johns Creek stock information

        FNB Johns Creek stock is not publicly traded in any organized market and is infrequently transferred or sold. The sales prices known to management of FNB Johns Creek do not necessarily reflect the price that would be paid for the common stock in an active market. The price of the FNB Johns Creek common stock in the last known transaction prior to the mailing of this proxy statement/prospectus on                        , 2002, was $            per share. The price of FNB Johns Creek common stock in the last known transaction prior to July 18, 2002, the date the merger was publicly announced, was $13 per share and occurred on July 16, 2002. FNB Johns Creek has not paid a dividend on its stock.

Selected consolidated financial information

        We are providing the following information to help you analyze the financial aspects of the merger. We derived this information from audited consolidated financial statements for 1997 through 2001, and unaudited consolidated financial statements for the periods ending June 30. The information has been adjusted to reflect all stock splits and stock dividends declared through the date of this proxy statement/prospectus and Main Street's financial data has been restated to reflect the 1999 merger with Georgia Bancshares, the 2000 merger between First Sterling Banks, Inc. and Main Street Banks, Inc. and the 2001 acquisition of Walton Bank & Trust Co., all of which were accounted for as pooling-of-interests. This information is only a summary and you should read it in conjunction with both of our historical financial statements and related notes included in this document for FNB Johns Creek and in Main Street's annual and quarterly reports which are on file with the SEC and FNB Johns Creek's annual and quarterly reports which are on file with the OCC. Interim unaudited data for the six months ended June 30, 2002 and 2001 of Main Street and FNB Johns Creek reflect, in the opinion of the respective managements of Main Street and FNB Johns Creek, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results from the six months ended June 30, 2002, are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole. See "Where you can get more information" at page 63, and "Index to FNB Johns Creek Financial Statements" at page F-1.

Main Street selected historical consolidated financial information

	For the Six Months Ended June 30,		Year Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
	(Dollars in thousands, except for per share amounts)
Selected income statement data:
Net interest income	$25,697	$23,680	$49,530	$48,236	$42,038	$36,969	$33,245
Provision for loan losses	2,059	970	2,452	2,184	1,795	1,689	2,121
Net interest income after provision for loan losses	23,638	22,710	47,078	46,052	40,243	35,280	31,124
Net income	9,776	6,440	14,347	13,925	12,093	10,673	9,144
Selected balance sheet data:
Total assets	$1,206,440	$1,056,122	$1,110,168	$1,070,575	$907,138	$764,513	$689,286
Loans, net	848,489	756,368	799,429	725,056	658,703	537,754	468,824
Deposits	937,557	891,648	908,181	855,910	754,254	662,055	614,147
Total Shareholders' equity	111,457	99,252	105,121	93,774	80,054	74,798	66,578
Per share data:
Net income, per share
Basic	$0.63	$0.41	$0.92	$0.90	$0.78	$0.70	$0.60
Diluted	0.61	0.40	0.89	0.88	0.77	0.68	0.59
Cash dividends declared per share	0.21	0.18	0.36	0.24	0.16	0.15	0.13
Book value per share	6.98	6.35	6.70	6.04	5.18	4.85	4.37
Selected ratios:
Net income annualized to average shareholders' equity	18.3%	17.7%	14.4%	16.7%	15.7%	15.1%	14.7%
Net income to average total assets	1.72%	1.64%	1.35%	1.42%	1.44%	1.47%	1.37%
Average shareholders' equity to average total assets	9.39%	9.24%	9.40%	8.52%	9.15%	9.69%	9.30%
Tier 1 risk-based capital	11.68%	11.86%	11.59%	11.70%	11.54%	12.16%	12.46%
Total risk-based capital	12.94%	13.11%	12.83%	12.95%	12.72%	14.10%	13.67%
Leverage	9.12%	9.29%	9.24%	8.71%	8.77%	9.49%	8.28%

FNB Johns Creek selected historical financial information

	For the Six Months Ended June 30,		Year Ended December 31,
	2002	2001	2001	2000	1999
	(Dollars in thousands, except for per share amounts)
Selected income statement data:
Net interest income	$1,503	$1,023	$2,192	$1,442	$301
Provision for loan losses	207	208	410	276	100
Net interest income after provision for loan losses	1,296	815	1,782	1,166	201
Net income (loss)	181	72	480	(172)	(538)
Selected balance sheet data:
Total assets	$99,700	$64,003	$77,739	$46,700	$18,753
Loans, net	78,432	46,177	62,022	29,714	7,901
Deposits	85,719	52,670	63,982	35,529	9,715
Total shareholders' equity	9,516	8,948	9,356	8,836	8,975
Per share data:
Net income (loss), per share
Basic	$0.19	$0.07	$0.49	$(0.18)	$(0.56)
Diluted	0.19	0.07	0.47	(0.18)	(0.56)
Cash dividends declared per share	0	0	0.00	0.00	0
Book value per share	9.81	9.23	9.65	9.11	9.25
Selected ratios:
Net income (loss) annualized to average shareholders' equity	1.9%	1.6%	5.30%	(1.93)%	(5.94)%
Net income (loss) to average total assets	1.91%	0.27%	0.78%	(.52)%	(4.10)%
Average shareholders' equity to Average total assets	10.12%	15.89%	14.70%	26.68%	n/a
Tier 1 risk-based capital	10.82%	17.28%	13.34%	23.40%	23.21%
Total risk-based capital	11.95%	18.41%	14.47%	24.40%	24.20%
Leverage	10.12%	15.89%	12.46%	20.80%	20.78%

Historical and pro forma comparative per share data

        The following table sets forth certain unaudited comparative per share data relating to shareholders' equity per common share, cash dividends declared per common share and income from continuing operations per common share. This information is presented: (i) on a historical basis for Main Street and FNB Johns Creek, (ii) on a pro forma combined basis per share of Main Street stock to reflect completion of the merger, and (iii) on an equivalent pro forma basis per share of FNB Johns Creek stock to reflect completion of the merger, assuming the merger was effective for the periods presented. The following equivalent per share data of FNB Johns Creek assumes an exchange ratio of 1.1823 shares of Main Street stock for each share of FNB Johns Creek stock. The information listed as "equivalent pro forma" was computed by multiplying the pro forma combined amounts by an assumed exchange ratio of 1.1823. It is intended to reflect the fact that FNB Johns Creek shareholders will receive 1.1823 shares of Main Street common stock for each share of FNB Johns Creek common stock exchanged in the merger or an amount equal to $24.00 in cash for each share of FNB Johns Creek stock with the aggregate cash consideration to be $10,712,000. This information should be read in conjunction with both of our historical financial statements and related notes. You should not rely on the pro forma information as being indicative of the historical results that would have resulted if Main Street and FNB Johns Creek had been combined or the future results Main Street will experience after the merger. See "Where you can get more information" at page 63, and "Index to FNB Johns Creek Financial Statements" at page F-1.

	For the Six Months Ended June 30, 2002	For the Year Ended December 31, 2001
Basic net income per share:
Main Street, historical	0.63	0.92
Main Street, pro forma combined	0.62	0.91
FNB Johns Creek, historical	0.19	0.49
FNB Johns Creek, equivalent pro forma	0.16	0.42
Diluted net income per share:
Main Street, historical	0.61	0.89
Main Street, pro forma combined	0.59	0.88
FNB Johns Creek, historical	0.19	0.47
FNB Johns Creek, equivalent pro forma	0.15	0.40
Cash dividends paid per share:
Main Street, historical	0.21	0.36
Main Street, pro forma combined	0.21	0.36
FNB Johns Creek, historical	0	0.00
FNB Johns Creek, equivalent pro forma	0.21	0.36
Book value per share (end of period):
Main Street, historical	6.98	6.70
FNB Johns Creek, historical	9.81	9.65
Main Street, pro forma combined	7.67	7.24
FNB Johns Creek, equivalent pro forma	20.30	20.30

FNB Johns Creek shareholders' meeting

Date, time and place

        The FNB Johns Creek shareholders' meeting will be held at the main office of FNB Johns Creek, at 3838 Johns Creek Parkway, Suwanee, Georgia 30024 at                         local time, on                        , 2002.

Matters to be considered at the shareholders' meeting

        At the FNB Johns Creek shareholders' meeting, holders of FNB Johns Creek stock will be asked to consider and vote upon the approval and adoption of the merger agreement. Shareholders may also consider such other matters as may properly be brought before the meeting. Finally, FNB Johns Creek shareholders may be asked to vote on a proposal to adjourn or postpone the shareholders' meeting, which could be used to allow more time for soliciting additional votes to approve the merger agreement.

        The board of directors of FNB Johns Creek has unanimously approved the merger agreement and recommends a vote FOR approval of the merger agreement.

Record date; shares outstanding; quorum

        Only shareholders of record of FNB Johns Creek stock at the close of business on                        , 2002, will be entitled to notice of, and to vote at, the FNB Johns Creek meeting. On                        , 2002, FNB Johns Creek had outstanding 969,403 shares of FNB Johns Creek common stock. There is no other class of FNB Johns Creek stock outstanding. Each share of FNB Johns Creek stock entitles the holder to one vote. The presence at the FNB Johns Creek meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. There must be a quorum present in order for the vote on the merger agreement to occur.

Vote required

        The approval of the merger agreement will require the affirmative vote of at least two-thirds of the outstanding shares of FNB Johns Creek, or at least 646,269 shares.

        As of the FNB Johns Creek record date, directors, executive officers and their affiliates of FNB Johns Creek had voting power over approximately            shares of FNB Johns Creek stock, or approximately      % of the shares of FNB Johns Creek stock outstanding on the FNB Johns Creek record date. These individuals intend to vote for the proposal to approve of the merger agreement at the shareholders' meeting. Each of FNB John Creek's eight directors has executed a Support Agreement whereby they agree not to transfer their FNB Johns Creek common stock and to vote their stock in favor of the merger at the shareholders' meeting.

Voting of proxies

        All executed proxies received at or prior to the shareholders' meeting will be voted at the shareholders' meeting in the manner specified, unless the proxy is revoked prior to the vote. Properly executed proxies that do not contain voting instructions will be voted "FOR" the proposal to approve the merger agreement.

        It is not expected that any other matter will be brought before the shareholders' meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

        If a quorum is not obtained, the shareholders' meeting may be adjourned for the purpose of obtaining additional proxies. At any reconvening of the meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the meeting (except for any proxies which have been revoked or withdrawn).

Effect of abstentions and broker non-votes

        You may abstain from voting on the merger agreement. Abstentions will be considered shares present and entitled to vote at the shareholders' meeting, but will not be counted as votes cast at the meeting. Broker non-votes with respect to the merger agreement also will not be counted as votes cast at the meeting.

        Because approval of the merger agreement requires the affirmative vote of at least two-thirds of all shares entitled to vote at the FNB Johns Creek shareholders' meeting, abstentions by FNB Johns Creek shareholders and broker non-votes will have the same effect as votes against the merger agreement. Accordingly, FNB Johns Creek's board of directors urges you to complete, date and sign the accompanying form of proxy card and return it promptly in the enclosed postage-paid envelope.

Revocability of proxies

        The grant of a proxy on the enclosed FNB Johns Creek form does not preclude you from voting in person or otherwise revoking a proxy. You may revoke a proxy at any time prior to its exercise by:

  •
  filing with the secretary of FNB Johns Creek a duly executed revocation of proxy;

  •
  submitting a duly executed proxy bearing a later date; or

  •
  appearing at the shareholders' meeting and voting in person at the meeting.

Attendance at the shareholders' meeting will not, in and of itself, constitute revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of proxies should be addressed to: First National Bank of Johns Creek, 3838 Johns Creek Parkway, Suwanee, Georgia 30024-1249, Attention: Secretary.

Solicitation of proxies

        FNB Johns Creek will bear the cost of the solicitation of proxies from its shareholders, except that Main Street will pay the costs of filing the registration statement with the Securities and Exchange Commission, of which this proxy statement is a part. In addition to solicitation by mail, the directors, officers, and employees of FNB Johns Creek may solicit proxies from its shareholders by telephone or telegram or in person without compensation other than reimbursements of their actual and reasonable expenses. FNB Johns Creek will reimburse any custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with forwarding proxy solicitation material to beneficial owners of the stock they hold.

        FNB Johns Creek shareholders should not send stock certificates with their proxy cards. As described below under the caption "The merger—Exchange of FNB Johns Creek stock certificates," at page 18, each FNB Johns Creek shareholder will be provided with materials for exchanging shares of FNB Johns Creek as promptly as practicable after the consummation of the merger.

The merger

        The following information describes information pertaining to the merger. The descriptions of the terms and conditions of the merger, the merger agreement, and any related documents in this proxy statement/prospectus are not complete and are qualified in their entirety by the more detailed appendices to this document which are incorporated by reference, including the merger agreement in Appendix A. We urge you to read the Appendices in their entirety.

Overview

        The merger agreement provides for a transaction in which FNB Johns Creek will merge with and into Main Street Bank, a wholly owned subsidiary of Main Street. Main Street Bank will be the surviving bank resulting from the merger. At the effective time of the merger, each issued and outstanding share of FNB Johns Creek's common stock (excluding shares held by Main Street or FNB Johns Creek or any wholly-owned subsidiary of either of them and shares held by shareholders who have perfected dissenters' rights) will cease to be outstanding and will be converted into the right to receive either 1.1823 shares of Main Street common stock or $24 in cash.

Background of the merger

        In April of 2002, the board of directors of FNB Johns Creek began to discuss strategic alternatives to enhance shareholder value, including the possibility of a business combination or the possibility of continuing as an independent institution. The board of directors of FNB Johns Creek considered the recent trend towards consolidation in the financial services industry. This trend has been fueled by, among other things, recent banking legislation that has enabled participants in business combinations to benefit from the economies of scale available to combined entities. In addition to considering the general advantages and disadvantages of consolidation, the board of directors also addressed specific concerns regarding FNB Johns Creek's ability to continue successfully as an independent institution. These specific concerns included the need for raising more capital in order to grow.

        Faced with these factors, FNB Johns Creek's board of directors began to explore its strategic affiliation options, by soliciting confidential indications of acquisition interest from various financial institutions and other appropriate potential acquirers. A primary goal of FNB Johns Creek's board of directors was to obtain a high value for shareholders and to receive shares of stock that would enjoy greater liquidity.

        Management of FNB Johns Creek contacted several companies it believed might have an interest in a business combination with FNB Johns Creek. After obtaining confidentiality agreements, Main Street and two other companies were provided with financial and other information regarding FNB Johns Creek. The prospective acquirers were invited to submit written indications of interest.

        During May and June of 2002, representatives of FNB Johns Creek met with representatives of Main Street and two other prospective acquirers. Following these meetings, Main Street and the two other financial institutions submitted written indications of acquisition interest.

        At the June meeting of the board of directors of FNB Johns Creek, the board compared the terms of each indication of interest received regarding FNB Johns Creek, including the per share consideration to FNB Johns Creek shareholders, the liquidity of the stock to be received by FNB Johns Creek shareholders, the dividend pay rate of the acquiring institution, and the size and profitability of the acquiring institution.

        After extensive discussions regarding, among other things, the value to FNB Johns Creek shareholders, the liquidity of the stock to be received in the merger, the dividend pay rate of the prospective acquirer, and the size and profitability of the prospective acquirer, the board of directors determined that the proposal of Main Street represented a greater value to the shareholders of FNB

Johns Creek. The board of directors of FNB Johns Creek directed management of FNB Johns Creek to negotiate a merger agreement with Main Street. In July of 2002, management and legal counsel of FNB Johns Creek began to negotiate a merger agreement with Main Street.

        Since 1995, Main Street has been reviewing and analyzing possible acquisition opportunities in the Atlanta metropolitan area. Its strategic plan has been to enhance shareholder value by creating a larger organization in the Atlanta metropolitan area. The goal has been to provide broader and more comprehensive services to its customers, create efficiencies in the administration and service functions, and provide a larger shareholder base with a more liquid security trading in a national market.

        The first merger occurred in 1996 when Main Street's predecessor Westside Financial Corporation, a one bank holding company located in Kennesaw, Cobb County, Georgia, merged with Eastside Holding Corporation, a one bank holding company located in Snellville, Gwinnett County, Georgia. The combined company's subsidiary banks established branches in Marietta and Lawrenceville, the respective county seats of Cobb and Gwinnett counties, and continued to grow internally. Main Street's common stock was listed on the Nasdaq National Market in the second quarter of 1997. In 1999 Main Street consummated a merger with Georgia Bancshares, Inc. and thereby acquired Community Bank of Georgia with its headquarters located in Tucker, DeKalb County, Georgia. In early 2000, Main Street consummated a merger with Main Street Banks Incorporated, and thereby acquired Main Street Bank with its headquarters located in Covington, Newton County, Georgia. In early 2001, Main Street acquired Walton Bank & Trust Co. headquartered in Monroe, Walton County, Georgia, with two banking locations in Walton County.

        Management of Main Street discusses and analyzes merger and acquisition opportunities with various community banks. In mid-April 2002, FNB Johns Creek made initial inquiries of Main Street's management regarding a possible combination. Management of both Main Street and FNB Johns Creek explored the desirability of a merger of Main Street Bank and FNB Johns Creek in light of their respective goals. We believe that this merger would offer greater growth opportunities for the shareholders of both Main Street and FNB Johns Creek. Main Street's management felt that this would be a good opportunity for Main Street to enter the high growth North Fulton County and Forsyth County areas. In light of this perceived opportunity, management of Main Street informed its board of directors that they believed further discussion was appropriate and a proposed merger agreement and merger consideration were subsequently negotiated.

        At the July 10, 2002 board meeting for Main Street, the board considered a financial analysis of the merger and management presented a discussion of the legal aspects of the merger agreement and the proposed employment agreement with Andrew K. Walker, President and CEO of FNB Johns Creek. Main Street's board of directors thoroughly reviewed the information provided and there was a full discussion by the board and its financial advisors regarding the specific effects of the merger proposal, including the employment agreement for Mr. Walker. Following this discussion, the board of directors of Main Street voted unanimously to approve the merger agreement. Approval by the shareholders of Main Street is not required under Georgia law.

        The final draft of the merger agreement was distributed to FNB Johns Creek's board of directors on July 15, 2002. On July 17, 2002, FNB Johns Creek's board of directors met to consider the merger agreement. FNB Johns Creek's legal counsel presented to FNB Johns Creek's board of directors a summary of the merger agreement. After extensive discussion, the board of directors of FNB Johns Creek approved the merger agreement.

        The definitive merger agreement was executed on July 17, 2002, following the meeting of the board of directors of FNB Johns Creek.

Reasons for the merger

  Main Street's reasons for the merger

        In deciding whether to enter into the merger agreement, Main Street's board of directors considered a number of factors, including the following:

  •
  the financial condition and operating results of Main Street and FNB Johns Creek;

  •
  a comparison of the terms of the proposed merger with comparable transactions, both in the Southeastern United States and elsewhere; and

  •
  the fact that the merger provides Main Street with an extension of its existing metropolitan Atlanta community bank franchise by expanding its presence to the North Fulton and Forsyth Counties.

        In approving the transaction, Main Street's board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors.

  FNB Johns Creek's reasons for the merger

        FNB Johns Creek's board of directors, with the assistance of outside legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the merger. The terms of the merger, including the exchange ratio for shares of FNB Johns Creek's common stock and the cash component, are the result of arm's-length negotiations between representatives of FNB Johns Creek and Main Street. In reaching its conclusion that the merger agreement is in the best interest of FNB Johns Creek and its shareholders, FNB Johns Creek's board considered, without assigning any relative or specific values, a number of factors, including:

  •
  the fact that Main Street common stock is traded on the Nasdaq National Market and has enjoyed a good dividend payout ratio;

  •
  alternatives to the merger, including continuing to operate FNB Johns Creek on a stand-alone basis, considering the breadth of its product line, economic conditions, the need for additional capital and the prospects for community banking and competition in the financial services area;

  •
  the stock exchange ratio and the cash component of the proposed merger, including the fact that FNB Johns Creek shareholders will not recognize any gain or loss for federal income tax purposes on the receipt of Main Street's common stock in the merger;

  •
  a comparison of the terms of the proposed merger with comparable transactions, both in the Southeastern United States and elsewhere;

  •
  information concerning the business, financial condition, results of operations and prospects of FNB Johns Creek and Main Street; and

  •
  competitive factors and trends toward consolidation in the banking industry.

        FNB Johns Creek's board of directors believes that by becoming part of a larger organization with greater resources, FNB Johns Creek will be able to serve its customers and communities better and to provide services that will be competitive in the combined companies market and elsewhere. Similarly, a larger organization will be able to provide greater career opportunities for FNB Johns Creek's employees.

        FNB Johns Creek's board of directors also considered the separate agreements and benefits proposed for employees and management and concluded that those terms were reasonable. See "Interests of certain persons in the merger" on page    .

        The foregoing discussion of the information and factors considered by FNB Johns Creek's board of directors is not intended to be exhaustive. FNB Johns Creek's board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors. FNB Johns Creek's board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the merger is in the best interest of FNB Johns Creek's shareholders.

  Recommendation of the FNB Johns Creek board of directors

        The board of directors of FNB Johns Creek believes that the terms of the merger are in the best interest of FNB Johns Creek and its shareholders and has unanimously approved the merger agreement. The board of directors of FNB Johns Creek unanimously recommends that the shareholders of FNB Johns Creek approve the merger agreement.

Stock or cash elections for FNB Johns Creek shareholders

        After the consummation of the merger, an election form will be mailed to each FNB Johns Creek shareholder with other materials discussed in the next section. Each FNB Johns Creek shareholder, by returning the election form to the Main Street exchange agent within the deadline set forth on the form, may elect to receive either $24 or 1.1823 shares of Main Street stock for any or all of the shares held by the shareholder.

        The payment of cash and the exchange of Main Street stock for FNB Johns Creek stock are subject to the following conditions:

  •
  If the total cash election amount is less than $10,712,000, the exchange agent will select a sufficient number of additional FNB Johns Creek shares to receive the $24 per share cash consideration so that the total cash consideration to all FNB Johns Creek shareholders shall be approximately $10,712,000. The selection shall be made pro rata first from the shareholders who did not file an election and if this is not sufficient then from shares for which a stock election was made. Any stockholder who owns less than 100 shares and who does not file an election shall be deemed to have made a cash election.

  •
  If the total cash election amount is greater than $10,712,000 then the exchange agent will reduce, on a pro rata basis, the cash election shares so that the total cash consideration to all FNB Johns Creek shareholders shall be approximately $10,712,000. The shares subject to the reduction shall receive Main Street stock instead of cash at the exchange ratio of 1.1823 to 1. Shareholders who own less than 100 shares and who have not filed an election form shall receive cash for all of their shares and shall not be subject to the pro rata conversion discussed above.

Exchange of FNB Johns Creek stock certificates

        As soon as practicable after the consummation of the merger, a letter of transmittal furnishing instructions for exchanging FNB Johns Creek stock certificates (and for replacing any lost, stolen or destroyed certificates) will be mailed to each FNB Johns Creek shareholder of record as of the close of business on the effective date of the merger. Each FNB Johns Creek shareholder will be urged to return this letter of transmittal, as soon as possible, together with his or her stock certificates, to SunTrust Bank, the exchange agent for Main Street. As soon as practicable after receipt by the exchange agent of your FNB Johns Creek stock certificates, you will be mailed the Main Street stock and/or a check for cash for your shares as determined by the procedure described in the preceding section. You will also receive a check for any fractional share interest or dividends or distributions to which you are entitled pursuant to the merger agreement.

        As of the effective date of the merger, each FNB Johns Creek stock certificate will be deemed for all corporate purposes to evidence only the right to receive either cash or certificates representing shares of Main Street stock pursuant to the merger agreement. Until your FNB Johns Creek stock certificate is surrendered (or suitable arrangements made for any lost, stolen or destroyed certificate) you:

  •
  will not be paid any cash or issued a certificate representing the shares of Main Street stock which you are otherwise entitled to receive;

  •
  will not have any voting rights in respect to the shares of Main Street stock which you are otherwise entitled to receive; and

  •
  will not be paid dividends or other distributions in respect of the shares of Main Street stock which you are otherwise entitled to receive and you will not be paid any interest on the cash you are otherwise entitled to receive.

Any dividends or distributions or other cash payable to you will be retained, without interest, for your account until you surrender your stock certificate in accordance with the letter of transmittal.

        There will be no transfers of shares of FNB Johns Creek common stock on FNB Johns Creek's stock transfer books after the effective time. FNB Johns Creek common stock certificates presented for transfer after the effective time will be canceled and exchanged for Main Street common stock certificates and/or for cash in accordance with the procedure described in the preceding section and a check for any amount to be paid for a fractional share interest.

        Existing Main Street shareholders will keep their existing stock certificates and should not deliver any certificates for Main Street stock.

Effective time of the merger

        The merger will be consummated if it is approved by the shareholders of FNB Johns Creek, and, unless waived, Main Street and FNB Johns Creek obtain all required consents and approvals, including the approvals of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance, and satisfy the other conditions to the obligations of the parties to consummate the merger. The merger will become effective on the date and at the time that a certificate of merger is issued by the Secretary of State of Georgia. We presently expect that the effective date will occur in the last quarter of 2002.

Terms of the merger

        Upon completion of the merger, the separate legal existence of FNB Johns Creek will cease. All property, rights, powers, duties, obligations, debts and liabilities of FNB Johns Creek will automatically be transferred to Main Street Bank. The articles of incorporation of Main Street Bank shall govern the combined entity.

        Upon the merger, each outstanding share of FNB Johns Creek stock will be automatically converted into, and become a right to receive either a cash payment of $24 or 1.1823 shares of Main Street stock. This is the "exchange ratio." Existing shares of Main Street held by Main Street shareholders immediately prior to the merger shall not be converted and will continue to be issued and outstanding.

Fractional shares

        Main Street will not issue any fractional shares of Main Street common stock to former FNB Johns Creek shareholders. Instead, you will receive cash, without interest, for any fractional share interest. The amount of cash received will be determined by multiplying the fraction by $20.30. You will not be entitled to dividends, voting rights or any other shareholder rights with respect to any fractional share interest.

Representations and warranties

        The merger agreement contains customary representations and warranties relating to, among other things:

  •
  the organization and capital structures of Main Street, Main Street Bank and FNB Johns Creek;

  •
  the due authorization, execution, delivery, performance and enforceability of the merger agreement;

  •
  consents or approvals of regulatory authorities and third parties necessary to complete the merger;

  •
  certain financial statements through the period ended March 31, 2002, fairly present the financial condition and results of operation of the respective parties in conformity with generally accepted accounting principles applied on a consistent basis; and

  •
  the absence of material adverse changes, since March 31, 2002, in the consolidated assets, business, liabilities, financial condition or results of operations of Main Street (and its subsidiaries) or FNB Johns Creek or in any of its relationships with customers, employees, lessors, or others.

Conduct of business pending the merger

        Pursuant to the merger agreement, Main Street and FNB Johns Creek have each agreed to use reasonable efforts to maintain satisfactory relationships with its customers, suppliers, regulators and employees. In addition, Main Street and FNB Johns Creek agreed to conduct their businesses and to engage in transactions only in the ordinary course of business as conducted at the date of the merger agreement, and in compliance in all material respects with all applicable laws and regulations and all contracts to which either is a party.

        FNB Johns Creek has agreed not to:

  •
  engage in certain activities such as selling property having a book value exceeding $25,000 or incur indebtedness exceeding $25,000 (except in the ordinary course of business), make capital contributions to affiliates, make or commit to make capital expenditures exceeding $25,000 except in the ordinary course of business, commit to any transaction requiring regulatory approval (other than the transactions contemplated by the merger agreement), or fail to maintain all of its properties in good repair, order and condition;

  •
  enter into any compensation agreements or increase salaries, employee benefits, directors' fees or bonuses, except to the extent consistent with past practices;

  •
  change employee benefit plans unless required by law, regulation or judicial interpretation as adjusted by counsel;

  •
  enter into any agreements with officers, directors, immediate family members of such officers and directors, or affiliates of the banks;

  •
  enter into agreements that call for payment of $25,000, or more, with certain exceptions; and

  •
  fail to maintain books, accounts and records in the usual, regular and ordinary manner, on a basis consistent in all material aspects with prior years.

        FNB Johns Creek has agreed, among other things:

  •
  subject to the terms of the merger agreement, to take all actions necessary to complete the transactions contemplated by the merger agreement;

  •
  to maintain books and records in the usual manner consistent with prior years;

  •
  to file all reports required to be filed with regulatory agencies for periods ending on or after March 31, 2002; and

  •
  to allow representatives of Main Street to attend FNB Johns Creek's board of directors and loan and executive committee meetings (except during discussions of the merger).

Conditions to the merger

        The obligations of FNB Johns Creek and Main Street to consummate the merger are subject to various conditions, which include the following:

  •
  the merger agreement shall have been duly approved by the FNB Johns Creek shareholders;

  •
  all necessary governmental approvals for the merger shall have been obtained, and all waiting periods required by law or imposed by any governmental authority with respect to the merger shall have expired (see "The merger—Required regulatory approvals" at page    );

  •
  no action, suit, proceeding or claim shall have been instituted, made or threatened relating to the merger;

  •
  we shall have received an opinion of Main Street's tax counsel that, among other things except for the cash payment, the merger will be treated for federal income tax purposes as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (see "The merger—Important federal income tax consequences of the merger" at page    );

  •
  the accuracy in all material respects as of July 17, 2002, and as of the effective date of the merger of the representations and warranties made, except as otherwise contemplated by the merger agreement;

  •
  the performance by Main Street and FNB Johns Creek in all material respects of all covenants and obligations required to be performed by each at or prior to the effective date of the merger;

  •
  the registration statement registering the shares of Main Street common stock to be received by FNB Johns Creek shareholders, of which this proxy statement/prospectus is a part, must have been declared effective by the SEC, no stop order suspending the effectiveness of the registration statement may have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement may have been initiated and be continuing and all necessary approvals under federal and state securities laws relating to the issuance or trading of shares of Main Street common stock issuable pursuant to the merger must have been received;

  •
  the average closing price of Main Street stock as reported by Nasdaq for the 20 trading days immediately preceding the consummation of the merger shall not be less than $13.00 per share; and

  •
  other conditions which are customary for transactions of the type contemplated by the merger agreement. See "The merger—Representations and warranties" at page    and "The merger—Conduct of business pending the merger" at page    .

        The obligation of Main Street to complete the merger is also subject to the condition that Andrew K. Walker, President and CEO of FNB Johns Creek, shall have executed and delivered an employment agreement as described in                        at page            .

Required regulatory approvals

        The merger may not proceed unless we receive the required regulatory approvals. We know of no reason why such approvals would not be obtained, but we cannot assure you that such regulatory approvals will be obtained or when we will obtain them. Applications for the approvals described in this section have been submitted to the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.

        We are not aware of any other regulatory approvals or actions that are required for consummation of the merger. Should any other approval or action be required, we presently contemplate that such approval or action would be sought.

        In evaluating the merger, the FDIC must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the FDIC from approving the merger if:

  •
  it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

  •
  its effect in any section of the country could be to lessen substantially competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the FDIC should find that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

If the FDIC approves this merger transaction, it will immediately notify the Attorney General. Generally, unless it involves a probable failure or an emergency exists requiring expeditious action, a merger transaction may not be consummated until 30 calendar days after the date of the FDIC's approval. However, the FDIC may prescribe a 15-day period, provided the Attorney General concurs with the shorter period.

        The Georgia Department of Banking and Finance also must approve the merger. In its evaluation of the merger, the Georgia Department and the Office of the Comptroller of the Currency will take into account considerations similar to those applied by the FDIC.

Nasdaq listing

        Main Street shares are currently listed on the Nasdaq National Market and the shares to be issued to FNB Johns Creek shareholders shall also be listed on the Nasdaq National Market.

Waiver, amendment, and termination

        We may agree to amend the merger agreement. However, after approval of the merger agreement by FNB Johns Creek shareholders, we cannot make any amendment that modifies the exchange ratio specifying the conversion of FNB Johns Creek shares into Main Street shares and/or cash. One party may waive any breach of the merger agreement by the other party, or the failure of the other party to meet any conditions or terms of the merger agreement.

        The merger agreement may be terminated and the merger abandoned at any time prior to the effective date, even though we have received the approval of FNB Johns Creek shareholders:

  •
  by our mutual consent;

  •
  by either one of us if, without the fault of the terminating party, the closing of the merger does not occur on or before March 31, 2003;

  •
  by either of us if any regulatory approval is denied; or

  •
  by either of us if: (i) the other party materially breaches its representations, warranties or covenants under the merger agreement and the breach is not corrected for 30 days after notice; (ii) an event or circumstance arises as a result of which the other party will be unable to satisfy certain conditions of the merger agreement; or (iii) if, at the closing of the merger, any condition to the obligations of such party is not met.

        If the merger is terminated as described above, the merger agreement will have no effect, except for certain provisions of the merger agreement, including those relating to the obligations to maintain the confidentiality of certain information, and to return all documents obtained from the other party under the merger agreement. In the event of a termination, Main Street and FNB Johns Creek will each be responsible for its costs, expenses and fees which have been incurred in attempting to accomplish the transactions contemplated in the merger agreement, including the expenses associated with its own attorneys and consultants.

Management and operations after the merger

        After the merger, the boards of directors and management of Main Street and Main Street Bank shall remain unchanged. The members of the board of directors of Main Street Bank shall be: Max S. Crowe, Robert R. Fowler, III, Samuel B. Hay III, P. Harris Hines, Harry L. Hudson, Jr., C. Candler Hunt, Edward C. Milligan, Frank B. Turner and Hugh B. Williamson, III. Mr. Andrew K. Walker, President and CEO of FNB Johns Creek, shall be employed as an executive vice president of Main Street Bank.

Important federal income tax consequences of the merger

        The following is a summary of the material U.S. federal income tax consequences of the merger that generally are applicable to FNB Johns Creek shareholders. This discussion does not address all U.S. federal income tax consequences that may be relevant to FNB Johns Creek shareholders in light of their particular circumstances, such as shareholders who are corporations, dealers in securities, banks, insurance companies, tax-exempt organizations, subject to alternative minimum tax, holding their shares as part of a hedge, straddle, or other risk reduction transaction, non-U.S. persons, dissenting from the merger, or who acquired their FNB Johns Creek shares through stock option or stock purchase programs or otherwise as compensation. In addition, it does not address the tax consequences of the merger under state, local, estate, or foreign tax laws or the tax consequences of transactions completed before or after the merger, such as the exercise of options or rights to purchase FNB Johns Creek shares in anticipation of the merger. Additionally, this discussion is limited to FNB Johns Creek shareholders who hold their FNB Johns Creek shares as capital assets and does not consider the tax treatment of FNB Johns Creek shareholders who hold FNB Johns Creek shares through partnerships, limited liability companies or other pass-through entities for federal tax purposes. You are urged to consult your own tax advisors regarding the tax consequences to you of the merger based on your own circumstances, including the applicable U.S. federal, state, local, estate, and foreign tax consequences to you of the merger.

        The discussion set forth in this section is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, all as of the date of this proxy statement, all of which are subject to change. Any such change could be applied to transactions that were completed before the change, and could affect the accuracy of the statements and conclusions in this discussion and the tax consequences of the merger to FNB Johns Creek shareholders. Neither FNB Johns Creek nor Main Street has requested nor will request a ruling from the Internal Revenue Service with regard to any of the tax consequences of the merger. Miller & Martin LLP, counsel to Main Street, will render its opinion, subject to certain qualifications and limitations and subject to reliance on certain customary factual assumptions, to Main Street and FNB Johns Creek, that, among other things, the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code.

        Based on the assumption that the merger will constitute a reorganization, and subject to the limitations and qualifications referred to in this discussion, the following U.S. federal income tax consequences will result from the merger:

  Recognition of gain or loss

        Exchange of FNB Johns Creek Shares solely for Main Street common stock.    A FNB Johns Creek shareholder who exchanges all of his FNB Johns Creek shares for shares of Main Street common stock pursuant to the merger will not recognize any gain or loss except with respect to cash received in lieu of a fractional share of Main Street common stock (as described below).

        Exchange of FNB Johns Creek Shares for cash and Main Street common stock.    A FNB Johns Creek shareholder who exchanges FNB Johns Creek shares for cash and Main Street common stock in the merger generally will recognize gain (but not loss) in an amount equal to the lesser of:

  •
  the excess (if any) of (a) the amount of cash (other than cash received in lieu of fractional shares) and the fair market value of the Main Street common stock (including fractional shares) received in the exchange over (b) the shareholder's adjusted tax basis in the FNB Johns Creek shares; or

  •
  the amount of cash received in the exchange (other than cash received in lieu of fractional shares).

        Exchange of FNB Johns Creek Shares solely for cash.    A FNB Johns Creek shareholder who exchanges FNB Johns Creek shares solely for cash in the merger generally will recognize gain (or loss) in an amount equal to the positive (or negative) difference between the amount of cash received and the shareholder's adjusted basis in the FNB Johns Creek shares.

        Any gain recognized under the rules described above generally will be capital gain, and will be long-term capital gain with respect to any FNB Johns Creek shares that have been held by the FNB Johns Creek shareholder for more than one year as of the time of the exchange. A FNB Johns Creek shareholder who exchanges FNB Johns Creek shares for cash and Main Street common stock pursuant to the merger should be aware that he or she will not be permitted to recognize a loss in the exchange, except with respect to cash received in lieu of fractional shares, as discussed below.

  Adjusted tax basis in the Main Street common stock

        The aggregate adjusted tax basis of the Main Street common stock received by FNB Johns Creek shareholders in the merger (including any fractional shares of Main Street common stock for which cash is received) will be equal to the aggregate tax basis of the FNB Johns Creek shares exchanged for Main Street common stock, decreased by the amount of cash (other than cash in lieu of fractional shares) received in the exchange, and increased by the aggregate amount of gain (if any) recognized in the exchange (other than with respect to gain or loss realized as a result of cash received in lieu of fractional shares).

  Holding period for the Main Street shares

        The holding period for the Main Street common stock received by a FNB Johns Creek shareholder in the merger will include the holding period of the FNB Johns Creek shares that were exchanged for the Main Street shares.

  Cash received in lieu of fractional shares

        A FNB Johns Creek shareholder who receives cash in lieu of a fractional share of Main Street common stock will be treated as if the fractional share were received pursuant to the merger and as if the fractional share were redeemed by Main Street for cash. A FNB Johns Creek shareholder who receives cash in lieu of a fractional share of Main Street common stock generally will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received in lieu of a fractional share and (ii) the portion of the shareholder's adjusted tax basis in its FNB Johns Creek shares that is allocated to the fractional share. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss with respect to any FNB Johns Creek shares held by the FNB Johns Creek shareholder for more than one year as of the time of the exchange.

  Replacement and assumption of certain stock options

        At the time of the merger, FNB Johns Creek will have outstanding certain options to purchase FNB Johns Creek shares. These stock options consist of "incentive stock options," as defined in Section 422 of the Internal Revenue Code and certain warrants to purchase FNB Johns Creek shares. In connection with the merger, both the incentive stock options and the warrants will be replaced with options to purchase Main Street common stock on terms that are identical to the terms of the incentive stock options and the warrants as of the date of the merger, except that:

  •
  after the merger, the stock options and the warrants may only be exercised for Main Street stock; and

  •
  the number of shares subject to the options and warrants may, and the exercise prices shall be, adjusted pursuant to the exchange ratio of 1.1823 as provided for in the merger agreement.

        Based upon the terms of the replacement of the options and the warrants, the holders of the options and the warrants will realize no gain or loss for federal income tax purposes as a consequence of the replacement of the options or the warrants with options to purchase Main Street common stock in connection with the merger. In addition, the options to purchase Main Street common stock that replace incentive stock options should continue to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code following the merger.

  Limitations on tax opinion

        The opinion of Miller & Martin LLP will assume the truth and accuracy of certain factual representations made by FNB Johns Creek and Main Street, all of which are customarily given in transactions of this kind. Whether the merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code will depend, among other requirements, upon whether the fair market value of the Main Street common stock received by FNB Johns Creek shareholders pursuant to the merger represents at least 50 percent of the total consideration received by FNB Johns Creek shareholders pursuant to the merger. If the fair market value of the Main Street common stock received by FNB Johns Creek shareholders represents less than 50 percent of the total consideration in the merger, then the opinion of Miller & Martin LLP cannot be relied upon. In addition, the FNB Johns Creek shareholders should be aware that an opinion of counsel is not binding on the IRS, and there can be no assurance that the IRS will not successfully challenge the qualification of the merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

  Backup withholding

        Cash payments made to FNB Johns Creek shareholders pursuant to the merger may, under certain circumstances, be subject to backup withholding at a rate of 27 percent. However, backup withholding will not apply to a FNB Johns Creek shareholder who either (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the requisite forms that will be included as part of the letter of transmittal, or (ii) otherwise proves to Main Street and the exchange agent (if any) that the FNB Johns Creek shareholder is exempt from backup withholding.

        The foregoing discussion is intended to provide only a summary of the material U.S. federal income tax consequences of the merger, and is not intended to be a complete analysis or discussion of all potential U.S. federal income tax consequences of the merger. As described above, this discussion does not address certain categories of shareholders, nor does it address state, local, estate, or foreign tax consequences. In addition, this discussion does not address tax consequences that may vary with, or are contingent upon, individual circumstances. FNB Johns Creek shareholders are urged to consult their tax advisors to determine their particular U.S. federal income, state, estate, local, foreign or other tax consequences resulting from the merger, in light of their individual circumstances.

Accounting treatment

        It is anticipated that the merger will be accounted for as a purchase transaction under accounting principles generally accepted in the United States. Under this accounting method, Main Street will allocate the purchase price (the sum of the cash paid and the fair market value, at the time of the merger, of Main Street stock distributed to the FNB Johns Creek shareholders) among the FNB Johns Creek assets acquired and liabilities assumed based on the fair values at the time the merger is consummated. The reminder of the purchase price shall be allocated to goodwill.

Expenses and fees

        Main Street and FNB Johns Creek shall each be responsible for its costs, expenses and fees which have been incurred in attempting to accomplish the merger, including, the expenses associated with its own attorneys and consultants.

Statutory provisions for dissenting shareholders

        The following discussion is not a complete description of the law relating to dissenters' rights available under federal law and is qualified in its entirety by the full text of Title 12, Chapter 2, Subchapter XV of the U.S. Code. These statutory provisions are reprinted in their entirety as Appendix B to this proxy statement/prospectus. If you desire to exercise dissenters' rights, you should review carefully these statutory provisions and are urged to consult a legal advisor before electing or attempting to exercise these rights.

        Any holder of record of FNB Johns Creek who votes against the Merger or dissents from the plan of merger and who fully complies with all of the provisions of 12 U.S.C. §§ 214-214(c) (but not otherwise) shall be entitled to demand and receive payment for all of such shareholder's shares of FNB Johns Creek stock if the proposed merger is consummated.

        A shareholder of FNB Johns Creek who dissents from the plan of merger and desires to receive payment of the "value" of his or her FNB Johns Creek stock:

  •
  Must vote against the merger; or

  •
  Must give written notice to FNB Johns Creek that he or she dissents from the plan of merger either at or prior to the shareholders' meeting held to vote on the merger; and

  •
  assuming the merger is consummated, must, make a written request to Main Street at any time before thirty (30) days after consummation of the merger for payment for the FNB Johns Creek stock held by the shareholder and include with such request the certificates evidencing shareholders' ownership of FNB Johns Creek stock.

        The value of shares owned by a dissenting shareholder is determined as of the date on which the shareholders' meeting was held authorizing the merger. It will be determined by a committee of three (3) persons: one to be selected by majority vote of the dissenting shareholders entitled to receive the value of their shares; one by Main Street Bank; and the third by the two members so chosen. The valuation agreed upon by any two appraisers thus chosen shall govern; but, if the value so fixed is not satisfactory to any dissenting shareholder who has requested payment, such shareholder may, within five (5) days after being notified of the appraised value of his or her shares, appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made, which shall be final and binding.

        If, within ninety (90) days from the date of consummation of the merger, for any reason, one or more appraisers is not selected or if the appraisers fail to determine the value of such shares, the Comptroller of the Currency shall, upon written request of any interested party, cause a final and binding appraisal to be made. The expenses incurred by the Comptroller in making any appraisal, or reappraisal as the case may be, shall be borne by Main Street Bank.

        Upon compliance with the statutory procedures, dissenting shareholders will not have any rights as shareholders of FNB Johns Creek or of Main Street, including, among other things, the right to receive dividends and the right to vote on matters submitted for shareholder consideration.

        FNB Johns Creek's shareholders should note that cash paid to dissenting shareholders in satisfaction of the value of their shares will be recognized as gain or loss for federal income tax purposes.

        Failure by a FNB Johns Creek shareholder to follow the steps required by the U.S. Code for exercising dissenters' rights may result in the loss of such rights. In view of the complexity of these provisions and the requirement that they be strictly complied with, if you hold FNB Johns Creek common stock and are considering dissenting from the approval and adoption of the merger agreement and exercising your dissenters' rights under the code, you should consult your legal advisors.

Restrictions on resales by affiliates

        The shares of Main Street common stock to be issued in the merger will be freely transferable under the Securities Act of 1933. However, this will not be the case for shares issued to any shareholder who may be deemed to be an "affiliate" of FNB Johns Creek for purposes of Rule 145 under the Securities Act of 1933 as of the date of the shareholders' meeting. Affiliates may resell their Main Street stock only in transactions registered under the Securities Act or permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted by the Securities Act. These rules also apply to Main Street stock owned by affiliates of Main Street. Affiliates generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by or are under common control with Main Street or FNB Johns Creek and include directors, certain executive officers and principal shareholders. The restrictions on resales by an affiliate extend also to certain related parties of the affiliate, including spouses, relatives and spouse's relatives who in each case have the same home as the affiliate.

        The merger agreement requires FNB Johns Creek to use all reasonable efforts to cause each of its affiliates to deliver a written agreement to the effect generally that the affiliate will not offer or otherwise dispose of any shares of Main Street stock owned by the affiliate, except in compliance with the Securities Act and the rules and regulations issued under the Securities Act.

Interests of certain persons in the merger

General

        Some of FNB Johns Creek's employees and directors may be deemed to have interests in the merger in addition to their interests as shareholders generally. These interests include, among others, an employment agreement with Andrew K. Walker, President and Chief Executive Officer of FNB Johns Creek, proposed employee benefits for those who become employees of a Main Street subsidiary after the merger and insurance coverage.

Employment agreement of Andrew K. Walker

        Upon consummation of the merger, Main Street Bank will enter into an employment agreement with Andrew K. Walker. Mr. Walker will be employed as an executive vice president of Main Street Bank. His term of employment will be for a period of one year and, on the first anniversary, and on each anniversary thereafter, the term will be extended for an additional one-year period. Either party, by providing 90 days advance written notice to the other, may cause the term of employment to cease to extend automatically. Once either party provides such notice, the employment relationship will terminate when the current term, including any prior extensions, ends.

        Mr. Walker's initial annual base salary will be $135,000, subject to annual increases as may be approved by senior management in its sole discretion. Mr. Walker will be eligible for an annual bonus based on performance criteria established from year to year by senior management of Main Street Bank. If Main Street Bank terminates Mr. Walker's employment other than for cause or Mr. Walker terminates for good reason within a period of 90 days after the occurrence of the event giving rise to good reason, then and, with respect to the payments and benefits described in clauses (a)(ii) and (b) below, only if Mr. Walker executes a release:

  (a)
  Main Street shall pay to Mr. Walker a lump sum cash payment of the following amounts:

  (i)
  the sum of: (1) Mr. Walker's base salary through the date of termination to the extent not theretofore paid; (2) the product of (x) Mr. Walker's target annual bonus, if any, for the year in which the date of termination occurred and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; (3) any accrued vacation pay to the extent not theretofore paid; and (4) unless Mr. Walker has elected a different payout date in a prior deferral election, any compensation previously deferred by Mr. Walker to the extent not theretofore paid; and

  (ii)
  the amount equal to the sum of (1) Mr. Walker's base salary in effect as of the date of termination, and (2) Mr. Walker's target annual bonus, if any, for the year in which the date of termination occurred; and

  (b)
  for one year after the date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, Main Street Bank shall continue benefits to Mr. Walker or his family at least equal to those which would have been provided to them in accordance with the welfare plans of Main Street Bank if Mr. Walker's employment had not been terminated, provided, however, that if Mr. Walker becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and

  (c)
  all of Mr. Walker's outstanding stock options and other incentive awards from Main Street in the nature of rights that may be exercised shall become fully exercisable and all restrictions on Mr. Walker's outstanding awards of restricted stock shall lapse; and

  (d)
  to the extent not theretofore paid or provided, Main Street Bank shall timely pay or provide to Mr. Walker any other amounts or benefits required to be paid or provided or which Mr. Walker is eligible to receive under any plan, program, policy or practice under contract or agreement of Main Street Bank.

        The employment agreement also contains restrictions on the ability of Mr. Walker to compete with Main Street Bank for a period of one year following the date of termination if the termination was by Mr. Walker for good reason or by Main Street Bank for reasons other than for cause. He is also restricted on the disclosure and use of Main Street Bank's confidential information and trade secrets. In addition, he is restricted in his ability to solicit Main Street Bank's customers with whom he had material contact during the 12-month period immediately preceding the termination of his employment if the termination was by Mr. Walker for good reason or by Main Street Bank for reasons other than for cause.

Employee benefits

        The merger agreement provides that Main Street Bank will waive any preexisting condition exclusion under any employee health plan to the extent the condition was covered under the relevant FNB Johns Creek benefit plan on the date which immediately precedes the effective time of the merger. For purposes of calculating an employee's accrual of sick time, vacation time, eligibility for and vesting under any Main Street Bank employee benefit plans, service with FNB Johns Creek prior to the effective time of the merger will be treated as service with Main Street Bank.

Indemnity

        Main Street has agreed to indemnify each director, officer and employee of FNB Johns Creek against losses arising out of any action or omission by such director, officer or employee on or prior to the consummation of the merger in his or her capacity as such. This indemnification obligation shall last for six years and shall be limited to the extent permitted by the articles of association and bylaws of FNB Johns Creek as in effect on July 17, 2002.

Shares owned by management and the board

        As of the record date, the directors and executive officers of FNB Johns Creek beneficially own approximately                        shares or            % of FNB Johns Creek stock.

Supervision and regulation

        The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information relevant to Main Street Bank and FNB Johns Creek. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of Main Street.

General

        Main Street is a bank holding company registered with the Federal Reserve and the Georgia Department of Banking and Finance under the Bank Holding Company Act and the Georgia Bank Holding Company Act, respectively. Effective November 30, 2000, pursuant to a previously filed election with the Federal Reserve, Main Street became a financial holding company under the provisions of the Gramm-Leach-Bliley Act which amended the Bank Holding Company Act and expands the activities in which Main Street may engage.

        Main Street is subject to the supervision, examination and reporting requirements of these acts and the regulations of the Federal Reserve and the Georgia Department of Banking and Finance issued under these acts. Main Street's subsidiary bank, Main Street Bank, is a Georgia chartered bank subject to supervision by the Georgia Department of Banking and Finance. FNB Johns Creek is a national bank chartered under the laws of the United States and is subject to supervision by the Office of the Comptroller of Currency. The deposits of each bank are insured by the FDIC and the banks are also subject to supervision by the FDIC.

        The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

  •
  it may acquire direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% percent of the voting shares of the bank;

  •
  it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or

  •
  it may merge or consolidate with any other bank holding company.

        The Bank Holding Company Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or that would substantially lessen competition in the banking business, unless the public interest in meeting the needs of the communities to be served outweighs the anti-competitive effects. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks involved and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues focuses, in part, on the performance under the Community Reinvestment Act of 1977 ("CRA"), both of which are discussed in more detail below.

        The Bank Holding Company Act generally prohibits a bank holding company from engaging in activities other than:

  •
  banking;

  •
  managing or controlling banks or other permissible subsidiaries; and

  •
  acquiring or retaining direct or indirect control of any company engaged in any activities other than activities closely related to banking or managing or controlling banks.

        However, the activities permissible to bank holding companies and their affiliates were substantially expanded by the Gramm-Leach-Bliley Act, which the President signed on November 12, 1999. Gramm-Leach-Bliley repeals the anti-affiliation provisions of the Glass-Steagall Act to permit the common ownership of commercial banks, investment banks and insurance companies. The BHC Act was amended to permit a financial holding company to engage in any activity and acquire and retain any company that the Federal Reserve determines to be:

  •
  financial in nature or incidental to such financial activity; or

  •
  complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.

        The Federal Reserve must consult with the Secretary of the Treasury in determining whether an activity is financial in nature or incidental to a financial activity. Holding companies may continue to own companies conducting activities which had been approved by Federal order or regulation on the day before Gramm-Leach-Bliley was enacted.

        In determining whether a particular activity is financial in nature or incidental or complementary to a financial activity, the Federal Reserve must consider (1) the purpose of the Bank Holding Company and Gramm-Leach-Bliley Acts, (2) changes or reasonable expected changes in the marketplace in which financial holding companies compete and in the technology for delivering financial services, and (3) whether the activity is necessary or appropriate to allow financial holding companies to effectively compete with other financial service providers and to efficiently deliver information and services. The Act expressly lists the following activities as financial in nature:

  •
  Lending, trust and other banking activities;

  •
  Insuring, guaranteeing, or indemnifying against loss or harm, or providing and issuing annuities, and acting as principal, agent, or broker for these purposes, in any state;

  •
  Providing financial, investment, or advisory services;

  •
  Issuing or selling instruments representing interests in pools of assets permissible for a bank to hold directly;

  •
  Underwriting, dealing in or making a market in securities;

  •
  Other activities that the Federal Reserve may determine to be so closely related to banking or managing or controlling banks as to be a proper incident to managing or controlling banks;

  •
  Foreign activities permitted outside of the United States if the Federal Reserve has determined them to be usual in connection with banking operations abroad;

  •
  Merchant banking through securities or insurance affiliates; and

  •
  Insurance company portfolio investments.

        In qualifying to become a financial holding company, Main Street's depository institution subsidiaries were required to be well capitalized and well managed and must have had a Community Reinvestment Act rating of at least "satisfactory." Additionally, Main Street was required to file an election with the Federal Reserve to become a financial holding company.

        The Federal Reserve has the power to order a bank holding company or its subsidiaries to terminate any activity or control of any subsidiary when the continuation of the activity or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.

        Main Street Bank and FNB Johns Creek are members of the FDIC. Consequently, the FDIC insures their deposits to the maximum extent provided by law. The banks are also subject to numerous state and federal statutes and regulations that affect their business, activities and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

        Since Main Street is acquiring FNB Johns Creek by merging it into Main Street Bank, both of which are regulated by the FDIC, the FDIC is the primary federal regulatory agency which will approve the merger. Keeping in mind its broad goal to foster and maintain a safe, efficient, and competitive banking system that meets the needs of the communities served, the FDIC will evaluate the pending merger using three specific standards: competitive factors, prudential factors, and convenience and needs factors.

        In deciding the competitive effects of the proposed merger, the FDIC will consider the extent of existing competition between and among Main Street Bank and FNB Johns Creek, other depository institutions, and other providers of similar or equivalent services in the relevant products market(s) within the relevant geographic markets. In its analysis of the competitive effects of the proposed merger, the FDIC will focus particularly on the type and extent of competition that exists and that will be eliminated, reduced, or enhanced by the merger. The FDIC will also consider the competitive impact of providers located outside the relevant geographic market(s) where it is shown that such providers individually or collectively influence materially the nature, pricing, or quality of services offered by the providers currently operating within the geographic market(s). If the FDIC determines that the market shares of Main Street Bank and FNB Johns Creek are not clearly insignificant, it will also consider the degree of concentration within the relevant geographic markets.

        Turning to the prudential factors, the FDIC normally will not approve a proposed merger where the resulting institution would fail to meet existing capital standards, continue with weak or unsatisfactory management, or whose earnings prospects, both in terms of quantity and quality, are weak, suspect, or doubtful. In assessing capital adequacy and earnings prospects, particular attention will be paid to the adequacy of the allowance for loan and lease losses. In evaluating management, the FDIC will rely to a great extent on the supervisory histories of Main Street Bank and FNB Johns Creek and of the executive officers and directors that are proposed for the resultant institution. In addition, the FDIC may review the adequacy of management's disclosure to shareholders of the material aspects of the merger to ensure that management has properly fulfilled its fiduciary duties.

        Finally, in assessing the convenience and needs of the communities to be served, the FDIC will consider such elements as the extent to which the merger is likely to benefit the general public through higher lending limits, new or expanded services, reduced prices, increased convenience in utilizing the services and facilities of the resulting institution, or other means. The FDIC, as required by the CRA, will also note and consider the CRA performance evaluation record of Main Street Bank and FNB Johns Creek. An unsatisfactory record may form the basis for denial or conditional approval of the application.

        While there cannot be any guarantee that the FDIC will approve the merger application, Main Street is not aware of any condition or circumstance which might cause the FDIC to reject the application.

        Main Street Bank is subject to regulation, supervision and examination by the FDIC and the Georgia Department of Banking and Finance. FNB Johns Creek is subject to regulation, supervision and examination by the FDIC and the OCC. The FDIC and the Georgia Department of Banking and Finance regularly examine the operations of Main Street Bank and the FDIC and OCC regularly examine the operations of FNB Johns Creek. The supervisory regulators are given the authority to approve or disapprove mergers, consolidations, the establishment of branches and similar corporate actions. They also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

Payment of dividends

        Main Street is a legal entity separate and distinct from its subsidiaries. Substantially all of Main Street's revenues result from amounts paid as dividends to Main Street by its subsidiary bank. Main Street's banking subsidiary is subject to statutory and regulatory limitations on the payment of dividends to Main Street. Main Street is also subject to statutory and regulatory limitations on dividend payments to its shareholders.

        If, in the opinion of the federal banking regulators, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the regulatory authority may require, after notice and hearing, that the institution cease and desist from the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. See "—Prompt corrective action" at page 35.

        The Georgia Financial Institutions Code and the Georgia Banking Department's regulations provide:

  •
  that dividends of cash or property may be paid only out of the bank's retained earnings;

  •
  that dividends may not be paid if the banks' paid-in capital and retained earnings which are set aside for dividend payment and other distributions do not, in combination, equal at least 20% of the bank's capital stock; and

  •
  that dividends may not be paid without prior approval of the Georgia Banking Department if:

  •
  the bank's total classified assets at its most recent examination exceed 80% of its equity capital;

  •
  the aggregate amount of dividends to be declared exceeds 50% of the bank's net profits after taxes but before dividends for the previous calendar year; or

  •
  the ratio of equity capital to total adjusted assets is less than 6%.

        As a national bank, FNB Johns Creek may not pay dividends from its paid-in capital. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus no less than one-tenth of the bank's net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its next profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. Also, as a new bank, FNB Johns Creek is restricted by the OCC from paying dividends until it is cumulatively profitable.

        Applying these dividend restrictions, and without prior approval of the Georgia Banking Department, as of June 30, 2002, Main Street Bank could pay an aggregate dividend of $7.2 million to Main Street and FNB Johns Creek could not pay any dividends to its shareholders (the Georgia Department of Banking and Finance has granted Main Street Bank approval to pay a $14.5 million dividend to Main Street in connection with Main Street's stock repurchase program). Through June 30, 2002, Main Street Bank paid $7.5 million in cash dividends to Main Street and FNB Johns Creek has not paid any dividends to its shareholders.

        The payment of dividends by Main Street and its subsidiary may also be affected or limited by other factors, such as a requirement by a regulatory agency to maintain adequate capital above regulatory guidelines.

Financial relationship between Main Street and its subsidiary

        There are also various legal restrictions on the extent to which Main Street can borrow or otherwise obtain credit from its banking subsidiary. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited to ten percent of any banking subsidiary's capital stock and surplus.

        Under Federal Reserve policy, Main Street is expected to act as a source of financial strength to its banking subsidiaries and to commit resources to support its banking subsidiary.

        Any capital loans by a bank holding company to a subsidiary bank are usually subordinate in right of payment to deposits and to certain other indebtedness of the subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment. This support may be required at times when a bank holding company may not be able to provide such support.

Capital adequacy

        Main Street is required to comply with the capital adequacy standards established by the Federal Reserve. Its subsidiary bank is required to comply with the capital adequacy standards established by the FDIC. The Federal Reserve has promulgated two basic measures of capital adequacy for bank holding companies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

        The risk-based capital standards are designed to:

  •
  make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies;

  •
  account for off-balance-sheet exposure; and

  •
  minimize disincentives for holding liquid assets.

Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

        The minimum guideline for the ratio of total capital to risk-weighted assets is 8% percent and for Tier 1 Capital, which is common stock, undivided profits, minority interests in the equity accounts of consolidated subsidiaries and noncumulative perpetual preferred stock, less goodwill and certain other intangible assets, is 4% percent. The remainder may consist of Tier 2 Capital, which is certain subordinated debt, other preferred stock and a limited amount of loan loss reserves. At June 30, 2002, Main Street's total risk-based capital ratio and its Tier 1 risk-based capital ratio were 12.94% and 11.68% respectively. On a pro forma combined basis such ratios of Main Street and FNB Johns Creek at June 30, 2002, would have been 11.61% and 10.38% respectively.

        In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3% for bank holding companies that meet specified criteria. All other bank holding companies generally are required to maintain a leverage ratio of at least 3%, plus an additional cushion of 1% to 2%. Main Street's ratio at June 30, 2002 was 9.12%. On a pro forma combined basis such ratio of Main Street and FNB Johns Creek at June 30, 2002, would have been 8.21%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital leverage ratio" and other indicia of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not advised Main Street to maintain any specific leverage ratio or tangible Tier 1 leverage ratio in excess of the minimum requirement applicable to it.

        Main Street's subsidiary bank and FNB Johns Creek are subject to risk-based and leverage capital requirements adopted by the FDIC and the OCC respectively which are substantially similar to those adopted by the Federal Reserve for bank holding companies. Main Street's subsidiary bank and FNB Johns Creek were in compliance with applicable minimum capital requirements as of June 30, 2002, which are Tier 1 Capital 4%, Total Capital 8% and leverage ratio of 4%. The following chart shows relevant regulatory ratios for each bank as of June 30, 2002:

	Tier 1	Total Capital	Leverage Ratio
Main Street Bank	11.68%	12.94%	9.12%
FNB Johns Creek	10.82%	11.95%	10.12%

        Neither Main Street nor its bank subsidiary has been advised by any federal banking agency to maintain any specific capital ratio in excess of the minimum requirement applicable to it. As a de novo bank, FNB Johns Creek was advised to include in its Capital Adequacy Policy the statement that the minimum capital ratio will be that of a well capitalized bank as defined under prompt corrective action in the Federal Deposit Insurance Act.

        Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on taking brokered deposits and certain other restrictions on its business. As described below, the FDIC can impose substantial additional restrictions upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "—Prompt corrective action" at page 35.

Prompt corrective action

        The Federal Deposit Insurance Act, among other things, requires the federal regulatory agencies to take "prompt corrective action" if a depository institution does not meet minimum capital requirements. The Act establishes five capital tiers: "well capitalized"; "adequately capitalized"; "undercapitalized"; "significantly undercapitalized"; and "critically undercapitalized." A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.

        The federal bank regulatory agencies have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the total capital ratio, tier 1 capital ratio and the leverage ratio. Under the regulations, a FDIC-insured bank will be:

  •
  "well capitalized" if it has a total capital ratio of 10% or greater, a tier 1 capital ratio of 6% or greater and a leverage ratio of 5% or greater and is not subject to any order or written directive by the appropriate regulatory authority to meet and maintain a specific capital level for any capital measure;

  •
  "adequately capitalized" if it has a total capital ratio of 8% or greater, a tier 1 capital ratio of 4% or greater and a leverage ratio of 4% or greater (three percent in certain circumstances) and is not "well capitalized";

  •
  "undercapitalized" if it has a total capital ratio of less than 8%, a tier 1 capital ratio of less than 4% or a leverage ratio of less than 4% (three percent in certain circumstances);

  •
  "significantly undercapitalized" if it has a total capital ratio of less than 6%, a tier 1 capital ratio of less than 3% or a leverage ratio of less than 3%; and

  •
  "critically undercapitalized" if its tangible equity is equal to or less than 2% of average quarterly tangible assets.

An institution may be downgraded to, or deemed to be in, a capital category that is lower than is indicated by its capital ratios if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters. As of June 30, 2002, Main Street, Main Street Bank and FNB Johns Creek each had capital levels that qualify each as being "well capitalized."

        The Act generally prohibits a FDIC-insured bank from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the bank would thereafter be "undercapitalized." "Undercapitalized" banks are subject to growth limitations and are required to submit a capital restoration plan. The federal regulators may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the bank's capital. In addition, for a capital restoration plan to be acceptable, the bank's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to five percent of the bank's total assets at the time it became "undercapitalized"; and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized."

        "Significantly undercapitalized" insured banks may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized," requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator. A bank that is not "well capitalized" is subject to certain limitations relating to so-called "brokered" deposits.

Community Reinvestment Act

        The CRA requires federal bank regulatory agencies to encourage financial institutions to meet the credit needs of low- and moderate-income borrowers in their local communities. An institution's size and business strategy determines the type of examination that it will receive. Large, retail-oriented institutions will be examined using a performance-based lending, investment and service test. Small institutions will be examined using a streamlined approach. All institutions may opt to be evaluated under a strategic plan formulated with community input and pre-approved by the bank regulatory agency.

        CRA regulations provide for certain disclosure obligations. Each institution must post a notice advising the public of its right to comment to the institution and its regulator on the institution's CRA performance and to review the institution's CRA public file. Each lending institution must maintain for public inspection a public file that includes a listing of branch locations and services, a summary of lending activity, a map of its communities and any written comments from the public on its performance in meeting community credit needs. The CRA requires public disclosure of a financial institution's written CRA evaluations. This promotes enforcement of CRA requirements by providing the public with the status of a particular institution's community reinvestment record.

        The Gramm-Leach-Bliley Act makes various changes to the CRA. Among other changes, CRA agreements with private parties must be disclosed and annual CRA reports must be made to a bank's primary federal regulator. A bank holding company will not be permitted to become a financial holding company and no new activities authorized under this Act may be commenced by a holding company or by a bank financial subsidiary if any of its bank subsidiaries received less than a "satisfactory" CRA rating in its latest CRA examination.

Privacy

        Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties except for third parties which market the institutions' own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic mail to consumers.

Fiscal and monetary policy

        Banking is a business that depends on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and its other borrowings, and the interest received by a bank on its loans and securities holdings, constitutes the major portion of a bank's earnings. Thus, the earnings and growth of Main Street will be subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve regulates the supply of money through various means, including open market dealings in United States government securities, the discount rate at which banks may borrow from the Federal Reserve, and the reserve requirements on deposits. The nature and timing of any changes in such policies and their effect on Main Street cannot be predicted.

        Current and future legislation and the policies established by federal and state regulatory authorities will affect Main Street's future operations. Banking legislation and regulations may limit its growth and the return to our investors by restricting certain of our activities.

        In addition, capital requirements could be changed and have the effect of restricting our activities or requiring additional capital to be maintained. We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on Main Street's business.

Information about Main Street

        Financial and other information relating to Main Street, including information relating to Main Street's current directors and executive officers, are set forth in Main Street's 2001 Annual Report on Form 10-K, Main Street's proxy statement on Schedule 14A filed on April 5, 2002, and Main Street's 2002 Quarterly Reports on Form 10-Q and Main Street's 2002 Current Reports on Form 8-K, which are incorporated by reference herein, copies of which may be obtained from Main Street as indicated under "Where you can get more information" at page 63. See "Incorporation of certain documents by reference" at page 63.

        Main Street is a one-bank holding company that engages through its subsidiary, Main Street Bank, in providing full banking services to its customers. Main Street is engaged in a full range of traditional banking, mortgage banking and investment services to individual and corporate customers through its 21 banking locations. Main Street Bank provides insurance services through its subsidiary, Williamson, Musselwhite and Main Street Insurance, Inc. which has three locations.

Information about FNB Johns Creek

General

        FNB Johns Creek was formed as a national bank in September, 1999. It filed applications to the Office of the Comptroller of the Currency (the "OCC") and the Federal Deposit Insurance Corporation (the "FDIC") for prior approval to charter a national bank and for deposit insurance. It received OCC approval on February 9, 1999, and FDIC approval on April 20, 1999. FNB Johns Creek opened for business on September 1, 1999. The FDIC insures the deposits at the bank.

        For public sale of its stock, FNB Johns Creek registered 1,000,000 shares of its common stock with the OCC in February, 1999. The registration statement became effective on April 21, 1999, and the bank began its stock offering a few days later. The stock offering was completed by June, 1999, and the shares were issued as of September 1, 1999. 969,403 shares were sold in the offering, raising total capital of $9,694,030.

Business of the bank

        FNB Johns Creek conducts a general commercial banking business in its primary service area, emphasizing the banking needs of individuals and small to medium-sized businesses. FNB Johns Creek conducts business from its main office located at 3838 Johns Creek Parkway, Suwanee, Georgia 30024, and its branch office located at 5395 Highway 9, Alpharetta, Georgia 30004.

        The principal business of FNB Johns Creek is to accept deposits from the public and to make loans and other investments in and around southern Forsyth County, Georgia and northern Fulton County, Georgia, as well as the geographically adjacent counties, its primary service area.

        FNB Johns Creek offers a full range of deposit services that are typically available from financial institutions. FNB Johns Creek offers personal and business checking accounts, interest-bearing checking accounts, savings accounts, money market funds and various types of certificates of deposit. FNB Johns Creek also offers installment loans, real estate loans, second mortgage loans, commercial loans and home equity lines of credit. In addition, FNB Johns Creek provides such services as official bank checks and money orders, Mastercard and VISA credit cards, safe deposit boxes, traveler's checks, bank by mail, direct deposit of payroll and social security checks, and US Savings Bonds. All deposit accounts are insured by the FDIC up to the maximum amount currently permitted by law.

        FNB Johns Creek's lending philosophy is to make loans, taking into consideration the safety of the bank's depositors' funds, the preservation of the bank's liquidity, the interest of the bank's shareholders, and the welfare of the community. Interest income from the bank's lending operations is the principal component of the bank's income, so therefore prudent lending will be essential for the prosperity of the bank.

        The principal sources of income for FNB Johns Creek are interest and fees collected on loans, interest and dividends collected on other investments, and mortgage brokerage fees. The principal expenses of FNB Johns Creek are interest paid on deposits, employee compensation, office expenses, and other overhead expenses.

Supervision and regulation

        National banks are extensively regulated under federal law. Supervision regulation and examination of FNB Johns Creek by the bank regulatory agencies are intended primarily for the protection of depositors rather than shareholders of the bank.

        FNB Johns Creek, as a national bank, is chartered under the laws of the United States and is subject to examination by the Office of the Comptroller of the Currency (the "OCC"). The OCC regulates or monitors all areas of a bank's operations and activities, including reserves, loans, mergers, issuance of securities, payment of dividends, interest rates and establishment of branches.

        FNB Johns Creek is also insured and regulated by the Federal Deposit Insurance Corporation (the "FDIC"). The major functions of the FDIC with respect to insured banks include paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claims of depositors, acting as a receiver of state banks placed in receivership when so appointed by state authorities, and preventing the continuance or development of unsound and unsafe banking practices.

Competition

        The banking business is highly competitive. FNB Johns Creek competes with other commercial banks in its primary service area.

        Banks generally compete with other financial institutions through the banking products and services offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and the personal manner in which services are offered. FNB Johns Creek has encountered strong competition from most of the financial institutions in the bank's primary service area. In the conduct of certain areas of its banking business, the bank also competes with credit unions, consumer finance companies, insurance companies, money market mutual funds and other financial institutions, some of which are not subject to the same degree of regulation and restrictions imposed upon the bank.

Employees

        As of August 15, 2002, FNB Johns Creek had twenty-two (22) full-time employees and one (1) part-time employee. The bank is not a party to any collective bargaining agreement, and management of FNB Johns Creek believes the bank has good relations with its employees.

Properties

        In March, 1999, FNB Johns Creek purchased 1.2 acres of unimproved real property located at the intersection of Johns Creek Parkway and McGinnis Ferry Road in Forsyth County, Georgia, for a purchase price of $625,000. The bank constructed a 12,000 square foot, 2-story building on the property. There are 6 teller stations inside and 4 drive-through stations. FNB Johns Creek opened for business on September 1, 1999, in a temporary building located on a portion of the site of the permanent bank building.

        FNB Johns Creek also owns a 1-acre site at 5395 Highway 9, Alpharetta, and Forsyth County, Georgia, upon which it constructed a 2,800 square foot branch office. The branch opened on March 18, 2002.

        In the opinion of management of FNB Johns Creek, the property of the bank is adequately covered by insurance.

        In addition, one of the primary components of the bank's loan portfolio is loans secured by first or second mortgages on real estate. These loans generally consist of commercial real estate loans, construction and developments loans, and residential real estate loans. Loan terms are generally limited to five years or less, although payments are frequently structured on a longer amortization basis. Interest rates are fixed or adjustable, and are more likely to be fixed in the case of shorter-term loans. Management attempts to reduce credit risk in the commercial real estate portfolio by emphasizing loans on owner-occupied office and retail buildings where the loan-to-value ratio, established by independent appraisals, does not exceed 85%. In addition, FNB Johns Creek typically requires personal guarantees of the principal owners of the property backed with a review by the bank of the personal financial statements of the principal owners. The principal economic risk associated with each category of loans, including real estate loans, is the creditworthiness of the bank's borrowers. The risks associated with real estate loans vary with many economic factors, including employment levels and fluctuations in the value of real estate. FNB Johns Creek also originates residential real estate loans for sale into the secondary market. The Bank limits interest rate risk and credit risk on these loans by locking the interest rate for each loan with the secondary investor and receiving the investor's underwriting approval prior to originating the loan.

Legal proceedings

        FNB Johns Creek is not a party to any pending legal proceedings which management of FNB Johns Creek believes would have a material effect upon the operations or financial condition of the bank.

Stockholder matters

        As of August 15, 2002, there were approximately five hundred thirty (530) shareholders of record of the bank's common stock. There is no established trading market for the bank's common stock. FNB Johns Creek had 969,403 shares of its common stock outstanding as of August 15, 2002. The Bank has not paid and does not anticipate paying dividends on its common stock in the immediate future. Certain regulatory requirements restrict the amount of dividends that can be paid by the bank without obtaining the prior approval of the OCC. No assurance can be given that FNB Johns Creek will declare dividends, or if declared, what the amount of the dividends will be or whether such dividends, once declared, would continue.

Equity compensation plan information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	253,170	$10.09	91,830
Equity compensation plans not approved by security holders	—	—	—

Total	253,170	$10.09	91,830

Management's discussion and analysis of financial condition and results of operations

        FNB Johns Creek opened for business on September 1, 1999, and prior to that date activities of the entity were devoted solely to securing banking facilities, raising capital and procuring management and other personnel.

        The accounting principles followed by FNB Johns Creek and the methods of applying these principles conform with generally accepted accounting principles ("GAAP") and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determinations of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with deferred tax assets, the recognition of which are based on future taxable income.

  Financial condition—2001 vs. 2000

        During 2001, total assets increased $31,039,000 in comparison to 2000. Total deposits increased $28,453,000 in 2001 over 2000 and net loans increased $32,308,000. The year 2000 was the first full year of operations for FNB Johns Creek.

        All loans were performing at December 31, 2001 and 2000.

        At December 31, 2001 and 2000, FNB Johns Creek had no outstanding derivative instruments such as swaps, options, futures or forward contracts.

        FNB Johns Creek was most recently examined by its primary regulatory authority as of September 30, 2001. There were no recommendations by the regulatory authority that, in management's opinion, will have material effects on the bank's liquidity, capital resources or operations.

  Results of operations for six months ended June 30, 2002 and 2001

        Total assets have increased by 28% from $77,738,000 to $99,700,000 for the six months ended June 30, 2002. The growth was funded primarily by an increase in total deposits of $21,737,000, or 34%. The increase in total loans for the six months ended June 30, 2002 was $16,410,000 or 26%. The allowance for loan losses at June 30, 2002 totaled $992,500, representing 1.25% of total loans compared to the December 31, 2001 loan less allowance of $375,725, which represented 1.25% of total loans. Cash and cash equivalents increased $4,441,640 from December 31, 2001.

        There were no related party loans or other loans which were considered nonperforming at June 30, 2002.

        For the six months ended June 30, 2002, the bank's net interest spread was 3.27%, while net interest margin, which considers the effect of non-interest bearing deposits, was 3.39%.

        Net income for the six months ended June 30, 2002 was $180,510 compared to net income of $72,335 for the same period for 2001. The increase in net income was primarily associated with an increase in net interest income ($480,825) as well as an increase in non-interest income ($89,590). These increases were offset by $369,538 in additional other expenses and income taxes of $92,702.

        For the six months ended June 30, 2002, the bank's yield on earning assets has been 6.89% while the cost of funding sources was 3.66%. Net interest margin is higher than the prior year primarily due to an increase in the amount and proportion of outstanding loans. Net interest income in the aggregate increased for the six months ended June 30, 2002, over the same period for 2001 primarily due to the volume of earning assets and interest bearing liabilities. Management of FNB Johns Creek monitors the rate sensitivity of earning assets and interest-bearing liabilities over the entire life of these instruments, but places particular emphasis on the first year.

        Other income increased approximately $89,590 for the six months ended June 30, 2002, compared to the same period for 2001. This increase was primarily associated with the gain on the sale of one loan of $75,501 and the gain on the sale of securities of $20,557. In the previous period, there were no securities or loan sales.

        Other expense increased approximately $369,538 for the six months ended June 30, 2002, compared to the same period for 2001, primarily due to an increase in the volume of business, which led to additional expense necessary to service new business.

  Results of operations—2001 vs. 2000

        The bank's operational results depend to a large degree on net interest income, which is the difference between the interest income received from its investments (such as loans, investment securities, federal funds sold, etc.) and the interest expense, which is paid on deposit liabilities.

        For the twelve months ended December 31, 2001, the bank's yield on earning assets was 8.42% while the cost of funding sources was 5.13%. While the net interest spread is 3.29%, net interest margin, which considers the effect of non-interest bearing deposits, was 4.02%. Net interest income, in the aggregate, increased for the year ended December 31, 2001, over the same period for 2001 primarily due to increased volume of interest earnings assets and interest bearing liabilities.

        The provision for loan losses in 2001 was $410,000 compared to $276,000 in 2000. The increase in the provision for loan losses was primarily attributable to the volume of loan growth during 2001. The provision for loan losses continues to reflect management's estimate of potential losses inherent in the loan portfolio and the creation of an allowance for loan losses adequate to absorb such losses. The allowance for loan losses at December 31, 2001 and 2000 totaled $786,000 and $376,000, respectively, representing 1.25% of total loans. There was one charge-off in 2001 in the amount of $362 and no charge-off's during 2000. FNB Johns Creek utilizes an external independent loan review function. Loans are regularly monitored by the loan review process to ensure early identification of repayment problems so that adequate allowances can be made through the provision for loan losses. Management of FNB Johns Creek believes that these levels of allowance are appropriate based on the Bank's loan portfolio and the current economic conditions.

        Other income for the twelve months ended December 31, 2001 totaled $443,000, representing a $343,000 increase from December 31, 2000. This increase was associated with an increase in mortgage referral fees of approximately $154,000, a $65,000 gain on the sale of a loan and a $98,000 gain on the sale of investment securities. Other operating expenses in 2001 were $2,000,000, a $562,000 increase compared with 2000 levels, primarily due to additional personnel and occupancy expense.

  Results of operations—2000 vs. 1999

        The 2000 amounts reflect twelve months of operations, while the 1999 amounts reflect only four full months of operations of FNB Johns Creek. As such, the value in drawing a comparative for these periods is very limited.

  Investments

        The investment portfolio consists of debt securities, which provide FNB Johns Creek with a source of liquidity and a long-term, relatively stable source of income. Additionally, the investment portfolio provides a balance to interest rate and credit risk in other categories of the balance sheet, while providing a vehicle for the investment of available funds, furnishing liquidity, and supplying securities to pledge as required collateral for certain deposits.

  Liquidity

        FNB John Creek must maintain, on a daily basis, sufficient funds to cover the withdrawals from depositors' accounts and to supply new borrowers with funds. To meet these obligations, the bank keeps cash on hand, maintains account balances with its correspondent banks, and purchases and sells federal funds and other short-term investments. Asset and liability maturities are monitored in an attempt to meet liquidity needs. It is the policy of the bank to monitor its liquidity to meet regulatory requirements and their local funding requirements.

        FNB Johns Creek maintains relationships with correspondent banks that can provide funds to it on short notice, if needed. Presently, the bank has an arrangement with The Bankers Bank, National Bank of Commerce and Gainesville Bank & Trust for short-term unsecured advances.

        Cash and cash equivalents decreased $2,121,000 from December 31, 2000. Cash inflows from financing activities totaled $30,403,000, attributable to net deposit increases during 2001.

        During 2001, cash provided by operating activities totaled $487,000, while investing activities used $33,010,000, of which purchases of investment securities, net of paydowns and calls, totaled $317,000. Additionally, $32,653,000 represented new loans to customers; net of repayments and $535,000 represented purchases of premises and equipment.

  Capital resources

        FNB Johns Creek continues to maintain adequate capital ratios. The following table presents FNB Johns Creek's regulatory capital position at December 31, 2001 and 2000.

	Risk-Based Capital Ratios As of December 31, 2001	Risk-Based Capital Ratios As of December 31, 2000
Tier 1 Capital	13.34%	23.40%
Tier 1 Capital minimum requirement	4.00%	4.00%
Excess	9.34%	19.40%
Total Capital	14.47%	24.40%
Total Capital minimum requirement	8.00%	8.00%
Excess	6.47%	16.40%
Tier 1 Capital to adjusted total assets
("Leverage Ratio")	12.46%	20.80%
Minimum leverage requirement	4.00%	4.00%
Excess	8.46%	16.80%

  Asset/Liability Management

        It is FNB Johns Creek's objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing, and capital policies. Certain officers are charged with the responsibility for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by local individuals, partnerships, and corporations. The objective of the policy is to control interest sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on earnings.

        The asset/liability mix is monitored on a regular basis. A report reflecting the interest sensitive assets and interest sensitive liabilities is prepared and presented to the board of directors of FNB Johns Creek on a monthly basis.

        One method to measure a bank's interest rate exposure is through its repricing gap. The gap is calculated by taking all assets that reprice or mature within a given time frame and subtracting all liabilities that reprice or mature within that same time frame. The difference between these two amounts is called the "gap," the amount of either liabilities or assets that will reprice without a corresponding asset or liability repricing.

        A negative gap (more liabilities repricing than assets) generally indicates that FNB Johns Creek's net interest income will decrease if interest rates rise and will increase if interest rates fall. A positive gap generally indicates that FNB Johns Creek's net interest income will decrease if rates fall and will increase if rates rise.

        The following table summarizes the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2001, that are expected to mature, prepay, or reprice in each of the future time periods shown. Except as stated below, the amount of assets or liabilities that mature or reprice during a particular period was determined in accordance with the contractual terms of the asset or liability. Adjustable rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed rate loans and mortgage-backed securities are included in the periods in which they are anticipated to be repaid based on scheduled maturities. The Bank savings accounts and interest-bearing demand accounts (NOW and money market deposit accounts), which are generally subject to immediate withdrawal, are included in the "Three Months or Less" category, although historical experience has proven these deposits to be more stable over the course of a year.

	At December 31, 2001 Maturing or Repricing in
	Three Months or Less	Four Months to 12 Months	1 to 5 Years	Over 5 Years	Total
	(Amounts presented in thousands)
Interest-earning assets:
Federal funds sold	$2,060	—	—	—	2,060
Investment securities, AFS	—	—	497	6,944	7,441
Interest-bearing deposits	—	250	—	—	250
Loans	31,391	8,849	20,423	2,145	62,808

Total interest-bearing assets	$33,451	9,099	20,920	9,089	72,559

Interest-bearing liabilities:
Deposits:
Savings and demand	$9,276	—	—	—	9,276
Time deposits	15,991	20,371	15,537	—	51,899
FHLB Borrowings	—	2,000	1,950	—	3,950

Total interest-bearing liabilities	$25,267	22,371	17,487	—	65,125

Interest sensitive difference per period	$8,184	(13,272)	3,433	9,089	7,434

Cumulative interest sensitivity difference	$8,184	(5,088)	(1,655)	7,434

Cumulative difference to total assets	10.53%	(6.55)%	(2.13)%	9.56%

        At December 31, 2001, the difference between FNB Johns Creek's liabilities and assets repricing or maturing within one year was $5,088,000. Due to an excess of liabilities repricing or maturing within one year, a rise in interest rates would most likely cause FNB Johns Creek's net interest income to decline.

        Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may reflect changes in market interest rates differently. Additionally, certain assets, such as adjustable-rate mortgages, have features that restrict changes in interest rates, both on a short-term basis and over the life of the asset. Other factors, which may affect the assumptions made in the table, include changes in interest rates, pre-payment rates, early withdrawal levels, and the ability of borrowers to service their debt.

  Inflation

        Inflation impacts the growth in total assets in the banking industry and causes a need to increase equity capital at higher than normal rates to meet capital adequacy requirements. FNB Johns Creek copes with the effects of inflation through the management of its interest rate sensitivity gap position, by periodically reviewing and adjusting it's pricing of services to consider current costs, and through managing its level of net income relative to its dividend payout policy.

  Table 1: Average balances and interest rates

        The table below shows the average balance outstanding for each category of interest earning assets and interest-bearing liabilities for 2001 and 2000, and the average rate of interest earned or paid thereon.

	For the Year Ended December 31, 2001			For the Year Ended December 31, 2000
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
	(Amounts presented in thousands)			(Amounts presented in thousands)
Assets:
Interest earning assets:
Loans (including loan fees)	$45,960	4,076	8.86%	$20,166	2,244	11.13%
Interest bearing deposits	1,121	62	5.53%	28	2	7.14%
Investment securities	6,420	424	6.60%	4,223	304	7.20%
Federal funds sold	3,526	140	3.97%	5,678	349	6.15%

Total interest earning assets	57,027	4,702	8.24%	30,074	2,899	9.63%
Other non-interest earnings assets	4,538			3,072

Total assets	$61,565			$33,167

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand and savings	$7,622	188	2.47%	$3,744	176	4.70%
Time	39,267	2,217	5.65%	19,053	1,272	6.68%
Other borrowings	2,062	105	5.09%	149	10	6.71%

Total interest-bearing liabilities	48,951	2,510	5.13%	22,946	1,458	6.35%
Other non-interest bearing liabilities	3,567			1,373
Stockholders' equity	9,047			8,848

Total liabilities and stockholders' equity	$61,565			$33,167

Excess of interest-earning assets over interest bearing liabilities	$8,076			$7,128

Ratio of interest-earning assets to interest-bearing liabilities	116.50%			131.06%
Net interest income		2,192			1,441
Net interest spread			3.11%			3.29%
Net interest yield on interest earning assets			3.84%			4.79%

Non-accrual loans and the interest income, which was recorded on these loans, if any, are included in the yield calculation for loans in all periods reported. Additionally, loan fees of $505,000 and $293,000 are included in interest income on loans for the years ending December 31, 2001 and 2000, respectively.

  Table 2: Volume/rate analysis

	2001 Compared to 2000 Increase (decrease) due to changes in
	Volume	Rate	Net
Interest income on:
Loans (including loan fees)	$3,371	(1,539)	1,832
Interest-bearing deposits	86	(26)	60
Investment securities	163	(43)	120
Federal funds sold	(110)	(99)	(209)

	3,510	(1,707)	1,803

Interest expense on:
Interest-bearing demand and savings	(15)	27	12
Time	1,463	(518)	945
Other borrowings	145	(50)	95

	1,592	(540)	1,052

	$1,918	(1,167)	751

  Table 3: Investment portfolio

        The following table presents the investment securities available-for-sale by category at December 31, 2001 and 2000:

	2001		2000
Available for Sale	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(Amounts are presented in thousands)
United States treasury and agencies	$2,463	2,571	6,817	6,865
Mortgage-backed	4,863	4,870	208	211

	$7,326	7,441	7,025	7,076

        The following table presents the maturities of all investment securities at carrying value and the weighted average yields for each range of maturities presented.

Maturities at December 31, 2001	United States Treasury and Agencies	Mortgage- Backed Securities	Weighted Average Yields
	(Amounts are presented in thousands)
After 1 through 5 years	$497	—	4.20%
After 5 through 10 years	2,074	—	7.32%
After 10 years	—	4,870	6.31%

Totals	$2,571	4,870

Mortgage backed securities are included in the maturities categories in which they are anticipated to be repaid based on scheduled maturities.

  Table 4: Loan portfolio

        The following table presents loans by type at the end of each of the last two years.

	December 31
	2001		2000
	Loan Balance	% of Gross loans	Loan Balance	% of Gross loans
	(Amounts are presented in thousands)
Commercial	$32,698	52.04%	11,877	39.36%
Real estate—mortgage	6,804	10.81%	2,946	9.84%
Real estate—construction	20,653	32.82%	13,867	46.01%
Consumer	2,653	4.33%	1,390	4.79%

	62,808	100.00%	30,090	100.00%
Less: Allowance for loan losses	786		376

Loans, net	$62,022		29,714

        The following table presents the allocation of the allowance for loan losses as of December 31, 2001 and 2000.

	2001		2000
	Amount	% of loss Allocated	Amount	% of loss Allocated
	(Amounts are presented in thousands)
Commercial	$409	52.04%	148	39.36%
Real estate—mortgage	85	10.81%	37	9.84%
Real estate—construction	258	32.82%	173	46.01%
Consumer	34	4.33%	18	4.79%

Total allowance for loan losses	$786	100.00%	376	100.00%

        As of December 31, 2001 maturities of loans in the indicated classifications were as follows:

	2001
Maturity	Commercial	Real Estate Construction	Total
	(Amounts are presented in thousands)
Within 1 year	$14,461	18,997	33,458
1 to 5 years	16,648	1,656	18,304
Over 5 years	1,589	—	1,589

Totals	$32,698	20,653	53,351

        As of December 31, 2001 the interest terms of loans in the indicated classification for the indicated maturity ranges are as follows:

	2001
	Fixed Interest Rates	Variable Interest Rates	Total
	(Amounts are presented in thousands)
Commercial
1 to 5 years	$16,648	—	16,648
Over 5 years	1,589	—	1,589
Real estate—construction
1 to 5 years	$1,656	—	1,656
Over 5 years	—	—	—

        The following summarizes past due and non-accrual loans, other real estate and repossessions, and income that would have been reported on non-accrual loans as of December 31, 2000 and 1999:

December 31,
	2000	1999
(Amounts are presented in thousands)
Other real estate and repossessions	$—	—
Accruing loans 90 days or more past due	—	—
Non-accrual loans	—	—
Interest on non-accrual loans which would have been reported	—	—

        A loan is placed on non-accrual status when, in management's judgment, the collection of interest appears doubtful. As a result of management's ongoing review of the loan portfolio, loans are classified as non-accrual generally when they are past due in principal or interest payments for more than 90 days or it is otherwise not reasonable to expect collection of principal and interest under the original terms. Exceptions are allowed for 90 day past due loans when such loans are well secured and in process of collection. Generally, payments received on non-accrual loans are applied directly to principal.

  Table 5: Allowance for loan losses

        The following table summarizes information concerning the allowance for loan losses:

December 31,
	2001	2000
(Amounts are presented in thousands)
Balance at beginning of year	$376	100
Charge-offs:
Commercial	—	—
Real estate	—	—
Consumer	—	—

Total charge-offs	—	—

Recoveries:
Commercial	—	—
Real estate	—	—
Consumer	—	—

Total recoveries	—	—

Net charge-offs	—	—
Additions charged to operations	410	276

Balance at end of year	$786	376

Ratio of net charge-offs during the period to average loans outstanding during the period	—%	—%

        FNB Johns Creek utilizes an external independent loan review function. Approximately 70% to 80% of all loans are reviewed annually and placed into various loan grading categories, which assist in developing lists of potential problem loans. These loans are constantly monitored by the loan review function to ensure early identification of deterioration. Currently, the bank has adopted a policy of maintaining a reserve equal to 1.25% of total loans in accordance with guidance provided by the Office of the Controller of the Currency. In addition, any adversely rated loans will receive allocations consistent with recommended regulatory percentages. As the loan portfolio matures, a more comprehensive methodology, which considers risk by loan types, will be employed.

  Table 6: Deposits

        The average balance of deposits and the average rates paid on such deposits are summarized for the periods indicated in the following table.

	December 31, 2001		December 31, 2000
	Amount	Rate	Amount	Rate
	(Amounts are presented in thousands)
Demand deposits:
Non-interest bearing	$2,569	—	1,155	—
Interest-bearing demand and savings	7,622	2.47%	3,744	4.70%
Time deposits	39,267	5.65%	19,053	6.68%

Totals	$49,458		23,952

        Maturities of time certificates of deposit of $100,000 or more outstanding at December 31, 2001, are summarized as follows:

(Amounts are presented in thousands)
Within 3 months	$7,310
After 3 through 6 months	5,511
After 6 through 12 months	3,036
After 12 months	7,754

Total	$23,611

  Table 7: Selected ratios

        The following table sets out certain ratios of FNB Johns Creek for the years indicated.

	2001	2000
Net income (loss) to:
Average stockholders' equity	5.30%	(1.93)%
Average assets	.78%	(.52)%
Dividends to net income	—	—
Average equity to average assets	14.70%	26.68%

Stock ownership of directors, officers, and directors and officers as a group

        The following table sets forth certain information regarding the ownership of certain shares of voting common stock of FNB Johns Creek, which is the only class of stock outstanding, beneficially owned as of                        , 2002, (i) by each person who beneficially owns more than 5% of the shares of common stock of the bank, (ii) by each of the bank's directors and named executive officers and (iii) by all directors and executive officers of the bank as a group.

Name and Address of Beneficial Owner	Position Held	Amount and Nature of Beneficial Ownership(1)		Percentage Ownership(1)(2)
Andrew K. Walker 1252 Springdale Rd Gainesville, GA 30501	Director/President C.E.O.	83,776	(3)	8.13%
C. Leeman Bennett 8875 Scuppernong Lane Cumming, GA 30041	Director	30,200	(4)	3.07%
Peter L. Gatti 6650 Manchester Place Cumming, GA 30040	Director	30,500	(5)	3.10%
Carl E. Hansson 6325 Polo Club Drive Cumming, GA 30040	Director	45,000	(6)	4.54%

Richard A. Hunt, Jr. 510 Bradford Street Gainesville, GA 30501	Director	10,000	(7)	1.03%
John S. Martin, III 210 Moccasin Hollow Duluth, GA 30097	Director	45,200	(8)	4.56%
L. Carlos Rodriguez 5406 Hampstead Way Duluth, GA 30097	Director	44,300	(9)	4.48%
Jackson P. Turner 405 Valley Drive Dalton, GA 30720	Director	30,000	(10)	3.02%
John D. Bramblett 4105 Old Bark Way Cumming, GA 30041	Executive Vice President	9,500	(11)	0.97%
All Directors and Officers, as a Group(12)		337,976		28.86%

(1)
Generally, the amounts shown reflect the number of shares beneficially owned, directly or indirectly, by each director and named executive officer. The number of shares shown as beneficially owned and percentage ownership includes the shares subject to purchase under exercisable options and warrants.

(2)
The calculation of the percentage ownership of each individual is based in each case on 969,403 actual outstanding shares of common stock, plus the number of shares subject to exercisable options and/or warrants held by the particular director as if such shares are outstanding.

(3)
Includes 38,776 shares that are subject to exercisable options granted Mr. Walker under his employment agreement and the bank's stock option plan and 22,500 shares that are subject to exercisable warrants of Mr. Walker.

(4)
Does not include 200 shares owned by Mr. Bennett's wife, over which shares he asserts no voting or investment power; includes 15,000 shares that are subject to exercisable warrants of Mr. Bennett.

(5)
Includes 500 shares owned by Mr. Gatti as custodian for his minor child, over which shares he has investment and voting powers, and includes 15,000 shares that are subject to

(6)
Includes 22,500 shares that are subject to exercisable warrants of Mr. Hansson.

(7)
Includes 5,000 shares that are subject to exercisable warrants of Mr. Hunt.

(8)
Includes 200 shares owned by Mr. Martin as custodian for his minor child, over which shares he has investment and voting power; does not include 1,500 shares owned by Mr. Martin's wife, over which he asserts no voting or investment power. Also includes 22,500 shares that are subject to exercisable warrants of Mr. Martin.

(9)
Includes 3,000 shares owned by Mr. Rodriguez as custodian for his minor children and 1,000 shares owned jointly with his wife, over all of which shares Mr. Rodriguez has voting and investment power. Also includes 20,000 shares that are subject to exercisable warrants of Mr. Rodriguez.

(10)
Includes 22,500 shares that are subject to exercisable warrants of Mr. Turner.

(11)
Does not include 550 shares owned by Mr. Bramblett's wife, over which he asserts no voting or investment power; includes 9,000 shares that are subject to exercisable options of Mr. Bramblett.

(12)
These figures are different from the sum of the individual percentages because of rounding and because these figures include 9,500 shares beneficially owned by another executive officer, which is not included individually in the table.

Stock ownership of certain beneficial owners

        The following table sets forth the beneficial owners of the bank's only outstanding class of securities, common stock, $5.00 par value, who to the bank's knowledge owned beneficially more than 5% of the bank's outstanding Common Stock as of                        , 2002.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Ownership
Andrew K. Walker 1252 Springdale Road Gainesville, Georgia 30501	66,582	(1)	6.57	%(2)
Kenneth W. Robinson P.O. Box 2581 Gainesville, Georgia 30503	52,000	(3)	5.36%

(1)
Includes 29,082 shares that are subject to exercisable options granted Mr. Walker under his employment agreement and the Bank's stock option plan and 15,000 shares that are subject to exercisable warrants of Mr. Walker. The calculation of the percentage ownership of Mr. Walker is based on 969,403 actual outstanding shares of Common Stock, plus the number of shares subject to exercisable options and/or warrants held by Mr. Walker as if such shares are outstanding.

(2)
Generally, the amounts shown reflect the number of shares beneficially owned, directly or indirectly, by each director and named executive officer. The number of shares shown as beneficially owned and percentage ownership includes the shares subject to purchase under exercisable options and warrants.

(3)
Includes 2,000 shares owned by Mr. Robinson as custodian for his minor child, over which shares he has investment and voting powers.

Comparison of the rights of holders of FNB Johns Creek stock and Main Street stock

        Upon consummation of the merger, shareholders of FNB Johns Creek (other than those consideration) will automatically become shareholders of Main Street. The shareholders of Main Street will be governed by and subject to the articles of incorporation and bylaws of Main Street rather than the articles of association and bylaws of FNB Johns Creek.shareholders exercising dissenters' rights and those who elect or are deemed to elect only cash as

        Main Street is a Georgia corporation organized and existing under the Georgia Business Corporation Act. FNB Johns Creek is a national bank organized and existing under the laws of the United States. The following is a summary of the material differences in the rights of holders of Main Street and FNB Johns Creek common stock. The summary is necessarily general and it is not intended to be a complete statement of all differences affecting the rights of shareholders and respective entities, and is qualified in its entirety by reference to the Georgia Business Corporation Code and the United States Code, as well as the articles of incorporation and articles of association and bylaws of each entity. Shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders which will result from the proposed merger.

Authorized capital stock

  Main Street

        Main Street's articles of incorporation authorize the issuance of up to 50,000,000 shares of no par value common stock, of which there are                        shares outstanding. In the merger 523,070 shares of FNB Johns Creek stock will be exchanged for Main Street stock at the rate of 1.1823 shares of Main Street stock for each share of FNB Johns Creek stock. Because of this exchange, Main Street will have approximately 16,287,852 shares outstanding after consummation of the merger.

  FNB Johns Creek

        FNB Johns Creek's articles of association authorize the issuance of up to 1,500,000 shares of common stock, par value $5.00 per share, of which there are currently 969,403 shares outstanding.

Preemptive rights

  Main Street

        Under the Georgia Business Corporation Act, shareholders do not have preemtive rights to acquire the corporation's unissued or treasury shares, unless the articles of incorporation so provide. Main Street's articles of incorporation do not provide for preemptive rights.

  FNB Johns Creek

        Under the United States Code, shareholders do not have preemptive rights to acquire the corporation's unissued treasury shares, unless the articles of association so provide. FNB Johns Creek's articles of association do not provide for preemptive rights.

Amendment of articles of incorporation or articles of association

  Main Street

        With respect to amending or repealing (1) the class structure and number of persons constituting the board, (2) indemnification of directors, (3) the change of control super-majority voting requirements, and (4) the factors the board of directors are to consider for change of control proposals, the affirmative vote of two-thirds of Main Street's directors is necessary. If two-thirds of the directors approve such an amendment then the amendment will only need the approval of a majority of the shareholder votes entitled to be cast on the amendment. However, if two-thirds of the directors do not vote for such an amendment, the amendment may still pass if two-thirds of the outstanding shares of Main Street vote to approve such amendment.

        As to the remaining provisions of Main Street's articles of incorporation, under Georgia law, the Main Street board of directors may amend its articles of incorporation without shareholder action if the amendment relates to certain procedural matters as set forth in Section 14-2-1002 of the Georgia Business Corporation Code. For all other amendments, Main Street's board of directors must propose amendments to the articles of incorporation for submission to the shareholders. The amendment must then be submitted to a vote and be approved by a majority of the shareholders entitled to vote on the amendment.

  FNB Johns Creek

        Pursuant to FNB Johns Creek's articles of association, FNB Johns Creek's articles of association may be amended at any regular or special meeting of its shareholders by an affirmative vote of the holders of a majority of stock of FNB Johns Creek, unless the amendment pertains to an increase or decrease in any class of FNB Johns Creek's stock, in which case two-thirds majority vote of the shareholders shall be required. FNB Johns Creek's board of directors may propose one or more amendments to the articles of association for submission to the shareholders.

Notice of meetings of shareholders

  Main Street

        The Main Street bylaws provide that Main Street must notify the shareholders between 10 and 60 days before any annual or special shareholders' meeting of the date, time and place of the meeting, and, for special shareholders' meetings, the purpose for which the meeting is called.

  FNB Johns Creek

        The FNB Johns Creek bylaws provide that FNB Johns Creek must notify the shareholders between 10 and 60 days before any annual or special shareholders' meeting of the date, time and place of the meeting, and, for special shareholders' meetings, the purpose for which the meeting is called.

Special meetings

  Main Street

        A special meeting of the shareholders may be called by the board of directors, the president, or by written request of at least two-thirds of the shareholders of Main Street.

  FNB Johns Creek

        A special meeting of the shareholders of FNB Johns Creek may be called by the board of directors, or upon the written request of the holders of 35% or more of the shares of capital stock of FNB Johns Creek entitled to vote in the election of directors.

Record date

  Main Street

        The board of directors may fix a record date in order to determine who the shareholders of the corporation are for purposes of determining such things as the receipt of dividends or voting rights. This record date must not be more than 70 days and not less than 10 days before a meeting or action requiring a determination of shareholders.

  FNB Johns Creek

        The board of directors may fix a record date in order to determine who the shareholders of the corporation are for purposes of determining such things as the receipt of dividends or notice and voting rights. This record date must be not more than 70 days prior to the date of the shareholders' meeting or action requiring a determination of shareholders.

Removal of directors

  Main Street

        A director of Main Street may be removed, at a meeting with respect to which notice of such purpose has been given, without cause upon a two-thirds vote of the outstanding shares of Main Street. A director may be removed, at a meeting with respect to which notice of such purpose has been given, with cause, by the affirmative vote of a majority of outstanding shares, or upon the affirmative vote of a majority of the directors then in office.

  FNB Johns Creek

        A director of FNB Johns Creek may be removed, at a meeting with respect to which notice of such purpose has been given, with cause or for failure to fulfill a qualification requirement of FNB Johns Creek, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors; provided, however, that a director may not be removed if the number of votes sufficient to elect such director under cumulative voting is voted against such director's removal.

Shareholder inspection rights; shareholder lists

  Main Street

        Qualified shareholders have the right to inspect and copy Main Street's books and records of account, minutes and record of shareholders if their demand is in good faith and for a proper purpose. The shareholder must give Main Street at least five business days written notice of the demand, describing with reasonable particularity the purpose and the requested records. The records must be directly connected with the shareholder's purpose. Additionally, the rights of inspection and copying are limited to shareholders who either have been shareholders for at least six months or hold at least five percent (5%) of the outstanding shares of Main Street.

        The Main Street bylaws provide that Main Street must prepare an alphabetical list of all shareholders showing the addresses and share holdings of each shareholder and must make such list available continuously throughout each shareholder meeting.

  FNB Johns Creek

        Shareholders of FNB Johns Creek are entitled to inspect and copy, during regular business hours at the FNB Johns Creek's principal office, upon at least five (5) days written notice, the following records:

  •
  Its articles of association, including all amendments in effect;

  •
  Its bylaws, including all amendments in effect;

  •
  Resolutions adopted by the shareholders or board increasing or decreasing the number of directors, the classification of directors, if any, and the names and residence address of all members of the board;

  •
  Resolutions, if any, adopted by the board which create one or more series of shares of stock of FNB Johns Creek, and set out such shares' designations, rights and preferences, and any resolutions adopted by the board, if any, which affect the size of the board;

  •
  The minutes and/or written consents relating to each meeting of the shareholders for the past three (3) years;

  •
  All written communications to the shareholders and all financial statements of FNB Johns Creek for the past three (3) years; and

  •
  A list of the names and business addresses of all of FNB Johns Creek's directors and officers.

Shareholders of FNB Johns Creek who meet certain qualification standards are allowed to inspect and copy, during regular business hours, at a reasonable location specified by FNB Johns Creek, upon at least five (5) business days written notice, the following records:

  •
  The minutes and/or written consents evidencing all actions of the shareholders and/or board of FNB Johns Creek;

  •
  Records of any action taken by any committee of the board;

  •
  FNB Johns Creek's accounting records; and

  •
  The record of shareholders.

  •
  A shareholder may inspect and copy the foregoing only if: (i) such shareholder's demand is made in good faith and for a proper purpose that is reasonably relevant to such shareholder's legitimate interest as a shareholder; (ii) the shareholder describes with reasonable particularity the purpose and scope of the inspection; (iii) the records are directly connected to the stated purpose; and (iv) the records are to be used only for that purpose.

Voting rights

  Main Street

        Each holder of Main Street stock is entitled to one vote per share on all matters submitted to a vote of shareholders. In the election of directors, each holder of Main Street stock has the right to vote the number of shares owned by him or her on the record date for as many persons as there are directors to be elected. Cumulative voting is not available with respect to the election of directors of Main Street.

  FNB Johns Creek

        Each holder of FNB Johns Creek stock is entitled to one vote in each matter submitted to vote at meetings of the shareholders, except that in all elections of directors, each shareholder entitled to vote shall have the right to multiply the number of votes such shareholder is entitled to cast by the number of directors being elected. The shareholders may cast such votes for one or more candidates.

Directors

  Main Street

        The bylaws of Main Street provide that the board of directors of Main Street shall have from five to 25 members, and the board of directors of Main Street currently has eight members. Pursuant to the articles of incorporation, Main Street's directors are divided into three classes, each consisting of approximately one-third of the total directors. Each year, one class of the directors comes up for election, resulting in director terms of three years. Directors are elected by a majority of the votes entitled to be cast in the election at a meeting at which a quorum is present. The board of directors of Main Street may fill vacancies arising in its directorship.

        The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of two-thirds of the issued and outstanding shares of Main Street entitled to vote in such election, or by the board upon the affirmative vote of two-thirds of all directors then in office.

  FNB Johns Creek

        The bylaws of FNB Johns Creek provide that the board of directors of FNB Johns Creek shall have from five to 25 members, and the board of directors of FNB Johns Creek currently has eight members. The directors are elected for one (1) year terms at each annual meeting of the shareholders by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. All directors must own stock in FNB Johns Creek with an aggregate par value of not less than $1,000. The number of directors may be increased by the shareholders or by the board. If increased by the board, they may only increase the number by up to two (2) directors when the number of directors last elected by the shareholders was fifteen (15) or fewer, and by up to four (4) directors when the number of directors last elected by the shareholders was sixteen (16) or more. If a vacancy occurs on the board, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders or, between meetings of the shareholders, by a majority of the remaining directors.

Limitation of liability and indemnification of directors, officers and employees

  Main Street

        The Georgia Business Corporation Act requires that a director discharge his or her duties as a director subject to several general standards of care. Each director must act in a manner he or she believes in good faith to be in the best interest of the corporation. Additionally, a director must exercise the care of an ordinarily prudent person in a like position and in similar circumstances.

        Main Street's articles of incorporation provide that, to the extent permitted by law, no director will be liable to Main Street or its shareholders for monetary damages for breach of his or her duty of care or other duty as a director, except for liability for:

  •
  any appropriation, in violation of his or her duties, of any business opportunity of Main Street;

  •
  acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

  •
  the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

  •
  any transaction from which the director derived an improper material tangible personal benefit.

        Main Street's bylaws provide that Main Street shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of Main Street. Main Street shall indemnify these individuals for reasonable expenses, judgments, fines, penalties and amounts paid in settlement that are incurred in connection with the proceeding if the individual acted in a manner that he or she believed in good faith to be in or not opposed to the best interests of Main Street and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent of Main Street has been successful, on the merits or otherwise, in defending any proceeding to which he or she was a party, or in defending any claim, issue or matter in the proceeding, because he or she is or was a director, officer, employee or agent of Main Street, Main Street will indemnify the director, officer, employee or agent against reasonable expenses he or she incurred in connection with the proceeding.

        While Main Street's bylaws authorize indemnification under certain circumstances, federal law prohibits Main Street from paying any indemnification with respect to any liability or legal expenses incurred by a director, officer, employee or agent as a result of an action or proceeding by a federal banking agency resulting in a civil money penalty or certain other remedies against such person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Main Street pursuant to the foregoing provisions, Main Street has been informed that in the opinion of the SEC indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  FNB Johns Creek

        FNB Johns Creek's articles of association provide that FNB Johns Creek shall have the power to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of FNB Johns Creek or is or was serving at the request of FNB Johns Creek as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against settlements or reasonable expenses (including attorneys' fees) incurred by such person in connection with such action, suit or proceeding if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of FNB Johns Creek and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification is limited to reasonable expenses.

        FNB Johns Creek's bylaws provide that to the extent a director, officer, employee or agent of FNB Johns Creek is successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party, or in defense of any claim, issue or matter therein, because of the position held with FNB Johns Creek, FNB Johns Creek shall indemnify such person against all reasonable expenses incurred in connection therewith. Reimbursement for such expenses may be advanced when such officer, director, employee or agent furnishes FNB Johns Creek with: (a) written affirmation of his or her good faith belief that he or she has met the standard of conduct; and (b) a written undertaking, executed by such person or his or her agent to repay such advances if it is ultimately determined that he or she was not entitled to indemnification.

        However, the above indemnification provisions do not allow for the indemnification of directors, officers or employees of FNB Johns Creek against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency if such indemnification is unreasonable and inconsistent with the requirements of Section 1828(k) of Title 12 of the United States Code, and any indemnification payments made by the association shall be consistent with safe and sound banking practices.

        FNB Johns Creek may, upon the affirmative vote of a majority of its directors, purchase insurance to indemnify its directors, officers and other employees to the extent that such indemnification is allowed in the preceding two paragraphs. Such insurance may, but need not, be for the benefit of all directors, officers and employees.

        FNB Johns Creek's articles further provide that to the extent permitted by applicable federal law and regulations, a director shall not be personally liable to FNB Johns Creek or its shareholders for monetary damages, for breach of fiduciary duty as a director, except for liability for:

  (i)
  any appropriation, in violation of his or her duties, of any business opportunity of FNB Johns Creek;

  (ii)
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  (iii)
  the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

  (iv)
  any transaction from which the director derived an improper material tangible personal benefit.

        The repeal or modification of these provisions by the shareholders may be prospective only and may not adversely affect the right or protection of a director existing at the time of such repeal or modification. Additionally, except as provided above relating to mandatory indemnification, and except as otherwise required by a court, FNB Johns Creek shall not indemnify any person unless the standard of conduct described above is met. This determination is made by: (a) the board by a majority vote of a quorum consisting of directors not at the time a party to the proceedings; (b) if quorum cannot be obtained, by a majority vote of a committee duly designated by the directors; (c) by legal counsel selected by the directors; or (d) by shareholders who are not otherwise directors involved in the proceedings.

        FNB Johns Creek is subject to the federal securities law restrictions on the indemnification of directors to the same extent as Main Street.

Dissenters' rights

  Main Street

        Georgia law generally provides dissenters' rights for mergers and certain share exchanges that would require shareholder approval, sales of all or substantially all of the assets, certain amendments to the articles of incorporation and any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors entitle shareholders to dissent. However, Georgia law does not provide dissenters' rights for Georgia corporations which have over 2,000 record holders or whose voting stock is listed on a national securities exchange. Because Main Street's stock is listed on a national securities exchange, the shareholders of Main Street do not have dissenters' rights.

  FNB Johns Creek

        United States law generally provides dissenters' rights in the context of national bank mergers, conversions, consolidations and reorganizations that require shareholder approval. Shareholders of FNB Johns Creek who vote against or dissent from the plan of merger are entitled to exercise their dissenters' rights and receive the "value" of their shares.

Antitakeover provisions; restrictions on certain business combinations

  Main Street

        Main Street's articles of incorporation and bylaws have restrictions which discourage attempts to acquire control of Main Street in non-negotiated transactions. The following is a description of the antitakeover provisions included in Main Street's articles of incorporation and bylaws. FNB Johns Creek's articles of association and bylaws do not contain similar provisions.

        Classification of the board of directors.    Article 7 of Main Street's Articles of Incorporation divides the board of directors into three classes, Class I, Class II and Class III, each of which is as nearly equal in numbers as possible. The directors in each class will hold office for staggered terms of three years each, after initial terms of one year, two years and three years, respectively. Each director also serves until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is modified, any increase or decrease in directorships would be apportioned among the classes so as to make all classes as nearly equal in number as possible.

        Change in number of directors.    Article 3.2 of Main Street's bylaws provides that a change in the number of directors of Main Street requires the affirmative vote of two-thirds of the entire board of directors or by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Main Street stock. Article 8 of the articles of incorporation of Main Street provides that any amendment to this bylaw will require the affirmative vote of at least two-thirds of the outstanding shares of Main Street stock. The total number of directors for Main Street is currently set at eight. The applicable provisions of the Georgia Business Corporation Code provide that, in the absence of a provision such as Article 8, the number of directors may be increased or decreased from time to time as provided in the bylaws unless the number of directors is otherwise fixed by the shareholders.

        Removal of directors.    Article 9 of the articles of incorporation of Main Street provides that directors of Main Street may be removed during their terms for "cause" by the affirmative vote of the holders of a majority of the outstanding shares of Main Street stock or by the affirmative vote of a majority of the directors then in office. They may be removed without cause only by the affirmative vote of the holders of at least two-thirds of the outstanding shares. "Cause" for this purpose is defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over Main Street, adjudication as an incompetent by a court, determination by at least two-thirds of the incumbent directors of Main Street that the conduct of the director to be removed has been inimical to the best interest of Main Street, or the director was an employee or officer of Main Street or any of its subsidiaries and was discharged or resigned at the request of the board of directors of Main Street or any subsidiary of Main Street for reasons relating to the performance of his or her duties.

        In the absence of a provision dealing with the removal of directors, such as Article 9, the Georgia Business Corporation Code provides that if the directors have staggered terms, then the shareholders may remove directors only for cause, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise.

        Supermajority voting on certain transactions. Article 13 of the articles of incorporation of Main Street, provides, with certain exceptions, that any merger or share exchange involving Main Street or any sale or other disposition of all or substantially all of its assets will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Main Street stock. However, an exception to this rule exists where the board of directors of Main Street has approved the particular transaction by the affirmative vote of two-thirds of the entire board. In cases where this exception applies, the applicable provisions of the Georgia Business Corporation Code govern, and shareholder approval of the transaction would require a favorable vote by a majority of all votes entitled to be cast.

        Evaluation of an acquisition proposal. Article 14 of Main Street's articles of incorporation provides that the response of Main Street to any acquisition proposal made by another party will be based on the board's evaluation of the best interests of Main Street and its shareholders. As used herein, the terms "acquisition proposal" refers to any offer of another party (a) to make a tender offer or exchange offer for any equity security of Main Street, (b) to merge or consolidate Main Street with another corporation or (c) to purchase or otherwise acquire all or substantially all of the properties and assets owned by Main Street. Article 14 charges the board, in evaluating an acquisition proposal, to consider all relevant factors, including: (a) the expected social and economic effects of the transaction on the employees, customers and other constituents (e.g., suppliers of goods and services) of Main Street; (b) the expected social and economic effects on the communities within which Main Street operates; and (c) the consideration being offered by the other corporation in relation (i) to the then current value of Main Street as determined by a freely negotiated transaction and (ii) to the board of directors' then estimate of Main Street's future value as an independent entity. The enumerated factors are not exclusive, and the board may consider other relevant factors.

        Amendment of antitakeover provisions. Any amendment of Articles 7, 8, 9, 13 and 14 of Main Street's articles of incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Main Street stock, unless two-thirds of the entire board of directors approves the amendment. If two-thirds of the board approves the amendment, the applicable provisions of the Georgia Business Corporation Code would govern, and the amendment would be approved by a majority of the shares entitled to be cast on the amendment.

  FNB Johns Creek

        The articles of association and bylaws of FNB Johns Creek do not contain specific anti-takeover provisions. The U.S. Code does, however, set forth specific requirements for the approval of a merger. Specifically, to adopt a plan of merger, the U.S. Code requires the affirmative vote of a majority of the directors and the affirmative vote of the holders of at least two-thirds of the outstanding shares of FNB Johns Creek stock.

Amendment of Bylaws

  Main Street

        Main Street's bylaws may be altered or amended by either the shareholders or the board of directors; provided, however, that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of the meeting. Main Street's shareholders may also provide that any bylaws altered or amended by the shareholders may not be altered or amended by the board of directors. Generally, any action with respect to Main Street's bylaws shall require either an affirmative vote of a majority of all shares entitled to elect directors or an affirmative vote of a majority of all directors then holding office. Provided, however, that any amendment of the bylaws changing the number of directors requires the affirmative vote of either two-thirds of the issued and outstanding shares entitled to vote in any election of directors or by the board of directors by the affirmative vote of two-thirds of all directors then in office.

  FNB Johns Creek

        FNB Johns Creek's bylaws may be altered or amended by either the shareholders or the board of directors; provided, however, that any bylaws adopted by the board of directors may be altered, amended, or repealed, and new bylaws adopted, by the shareholders.

Dividends and other distributions

  Main Street

        Neither the Main Street articles of incorporation nor the bylaws set forth any restriction on the ability of Main Street to issue dividends to its shareholders. The Georgia Business Corporation Code, though, forbids any distribution which, after being given effect, would leave Main Street unable to pay its debts when they become due in the usual course of business. Additionally, the Georgia Business Corporation Code provides that no distribution shall be made if, after given in effect, the corporation's total assets would, based upon the financial statements or a valuation, as determined by Main Street, be less than the sum of its total liabilities plus the amount that would be needed to satisfy any preferential dissolution rights.

  FNB Johns Creek

        FNB Johns Creek's articles of association provide that shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as share dividends in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series of shares to be issued unless there are none. With these exceptions, neither the FNB Johns Creek's articles of association nor the bylaws set forth any additional restriction on the ability of FNB Johns Creek to issue dividends to its shareholders. U.S. law, however, does restrict FNB Johns Creek's ability to issue dividends.

        The U.S. Code provides that FNB John Creek's board may only declare a dividend of so much of FNB John Creek's undivided profits as the board shall deem expedient, except until FNB John Creek's surplus fund shall equal its common capital, no dividends may be declared unless these have been carried to the surplus fund not less than one-tenth of FNB John Creek's net income of the preceding half year in the case of quarterly or semi-annual dividends, or not less than one-tenth part of FNB Johns Creek's net income for the preceding two consecutive half year period in the case of annual dividends. The U.S. Code further provides that approval of the Comptroller of Currency is required if/when the total of all dividends declared by FNB Johns Creek in any calendar year exceed the total of FNB Johns Creek's net income for such year, combined with FNB Johns Creek's retained net income for the preceding two years, less certain amounts. Additionally, to the extent not inconsistent with the foregoing, FNB Johns Creek is also subject to the Georgia Business Corporation Code provisions pertaining to dividends mentioned above in the preceding subsection.

        FNB Johns Creek's bylaws also restrict the ability of the board of directors to declare dividends that are paid in the authorized but unissued shares of the bank out of any retained earnings of the bank. Such dividends may be issued only if they are issued at not less than the par value of the stock. There is transferred to capital stock at the time such dividend is paid an amount of retained earnings at least equal to the aggregate par value of the shares to be issued as a dividend and after payment of the dividend the bank maintains the paid-in-capital and/or appropriated retained earnings requirements of the Financial Institutions Code of Georgia.

Legal matters

        Certain federal income tax consequences of the merger and the legality of the authorization and issuance under Georgia law of the Main Street stock to be issued in the merger will be passed upon by counsel to Main Street, Miller & Martin LLP, 1275 Peachtree Street, N.E., Suite 700, Atlanta, Georgia 30309.

        Stewart, Melvin & Frost LLP, 200 Main Street, Suite 600, P.O. Box 3280, Gainesville, Georgia 30503-3280, has acted as counsel to FNB Johns Creek in connection with certain legal matters relating to the merger.

Experts

        Ernst & Young LLP, independent auditors, have audited Main Street's consolidated financial statements included in Main Street's Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in the report, which is incorporated by reference in this Prospectus and elsewhere in the Registration Statement. Main Street's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        Porter Keadle Moore, LLP have also audited FNB Johns Creek's financial statements as of December 31, 2001 and 2000, and for the years then ended as set forth in their report. FNB Johns Creek included the financial statements in the prospectus and elsewhere in the registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

Shareholder proposals and other matters

        In order to be eligible for inclusion in FNB Johns Creek's proxy materials for next year's annual meeting of shareholders, if the merger is not consummated, any shareholder proposal to take action at the meeting must be received at FNB Johns Creek's main office at 3838 Johns Creek Parkway, Suwanee, Georgia 30024, no later than December 1, 2002.

        In the event that FNB Johns Creek receives notice of a shareholder proposal to take action at next year's annual meeting of shareholders, if the merger is not consummated before the time of such meeting, that is not submitted for inclusion in FNB Johns Creek's proxy material, the persons named in the proxy sent by FNB Johns Creek to its shareholders intend to exercise their discretion to vote on the shareholder proposal in accordance with their best judgment if notice of the proposal is not received at FNB Johns Creek's main office by                        .

        Any shareholder proposal intended for inclusion in Main Street's proxy statement for next year's annual meeting of shareholders must be received at the principal offices of Main Street no later than                            , 2002. In addition, the proxy solicited by Main Street's board of directors for that meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting unless Main Street is provided with notice of such proposal by                            , 2002.

Where you can get more information

        Main Street files annual, quarterly and special reports, proxy statements and other information with the SEC. The public may read and copy any materials Main Street files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and from the web site that the SEC maintains at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Main Street's stock is quoted on the Nasdaq National Market. The reports, proxy statements and other information concerning Main Street can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

        Main Street has filed a registration statement on Form S-4 to register with the SEC the Main Street stock to be issued to shareholders of FNB Johns Creek in the merger. This proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of Main Street in addition to being a proxy statement of FNB Johns Creek for its shareholders' meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Copies of the registration statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or obtained from the SEC web site.

Incorporation of certain documents by reference

        The SEC allows Main Street to incorporate by reference information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Main Street has previously filed with the SEC:

  Annual Report on Form 10-K for the year ended December 31, 2001;

  Proxy Statement on Schedule 14A filed April 5, 2002;

  Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

  Current Reports on Form 8-K filed by Main Street on April 10, 2002 and July 18, 2002; and

  The description of Main Street common stock contained in Main Street's Registration Statement on Form 8-A, as filed on November 7, 1994, and any amendment or report filed for the purpose of updating such description.

        All documents filed by Main Street with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and prior to the shareholders' meeting shall be deemed to be incorporated by reference into this proxy statement/prospectus from the date of filing of such documents.

Documents incorporated by reference are available from Main Street without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this proxy statement/prospectus. FNB Johns Creek shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Ms. Cheryl Blackwell, Main Street Banks, Inc., P. O. Box 2147, Marietta, Georgia 30061, (770-422-2888). If you would like to request documents, please do so by                         , 2002 to receive them before the shareholders' meeting.

        All information concerning Main Street and its subsidiaries has been furnished by Main Street, and all information concerning FNB Johns Creek has been furnished by FNB Johns Creek.

        You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated                        , 2002. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of Main Street stock in the merger shall create any implication to the contrary. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Main Street or FNB Johns Creek since the date hereof or that the information herein is correct as of any time subsequent to its date.

FIRST NATIONAL BANK OF JOHNS CREEK

Balance Sheet

June 30, 2002

(unaudited)

Assets
Cash and due from banks	$1,398,078
Federal funds sold	6,175,150

Cash and cash equivalents	7,573,228
Interest-bearing deposits	250,000
Investment securities available for sale	7,756,096
Other investments	774,059
Loans, net	78,431,970
Premises and equipment, net	3,982,583
Accrued interest receivable and other assets	931,916

$99,699,852

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$3,456,754
Interest-bearing	82,262,468

Total deposits	85,719,222
Borrowings	3,950,000
Accrued interest payable and other liabilities	514,570

Total liabilities	90,183,792

Stockholders' equity:
Common stock, $5 par value; authorized 1,500,000 shares; 969,403 shares issued and outstanding	4,847,015
Additional paid-in capital	4,746,672
Accumulated deficit	(128,843)
Accumulated other comprehensive income	51,216
9,516,060

Total liabilities and stockholders' equity	$99,699,852

See accompanying note to unaudited financial statements.

FIRST NATIONAL BANK OF JOHNS CREEK

Statements of Income

For the Three Months and Six Months
Ended June 30, 2002

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2002	2001	2002	2001
Interest income:
Interest and fees on loans	$1,370,849	$1,017,960	$2,595,141	$1,857,912
Interest on federal funds sold	15,984	39,092	26,675	84,379
Investment securities	122,611	108,964	247,412	242,792
Interest-bearing deposits	1,191	12,587	3,102	24,919

Total interest income	1,510,635	1,178,603	2,872,330	2,210,002

Interest expense on deposits	693,330	587,456	1,321,097	1,131,581
Interest expense on borrowings	24,218	26,226	48,292	55,280

Total interest expense	717,548	613,682	1,369,389	1,186,861

Net interest income	793,087	564,921	1,502,941	1,023,141
Provision for loan losses	107,000	144,375	207,000	208,025

Net interest income after provision for net losses	686,087	420,546	1,295,941	815,116

Other income:
Service charges on deposit accounts	7,121	7,827	17,452	12,761
Other operating income	3,255	2,212	5,836	4,605
Mortgage banking income	43,444	51,982	79,670	92,060
Gain on sale of loan	75,501	—	75,501	—
Gain on sale of securities	20,557	—	20,557	—

Total other income	149,878	62,021	199,016	109,426

Other expense:
Salaries and other personnel expense	415,363	297,942	757,901	541,874
Net occupancy and equipment Expense	86,531	68,633	158,769	136,288
Other operating expense	165,958	65,660	305,075	174,045

Total other expense	667,852	432,235	1,221,745	852,207

Earnings before income taxes	168,113	50,332	273,212	72,335
Income tax expense	61,802	—	92,702	—

Net income	$106,311	$50,332	180,510	$72,335

Income per common share based on Average outstanding shares of 969,403 in 2002 and 2001:

Net income per share	$.11	$.05	$.19	$.07

See accompanying note to unaudited financial statements.

FIRST NATIONAL BANK OF JOHNS CREEK

Statements of Comprehensive Income (Loss)

For the Three Months and the Six Months Ended
June 30, 2002 and 2001

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2002	2001	2002	2001
Net income (loss)	$106,311	$50,332	$180,510	$72,335
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on investment securities available for sale
Unrealized holding gains (losses) arising during the period	103,042	12,108	758	180,508
Less: Income tax (benefit) expense related to investment securities available for sale	39,156	4,602	288	68,600
Reclassification adjustment for gains included in net earnings	(20,557)	(71,943)	(20,557)	(71,943)

Total other comprehensive income (loss), net of tax	43,329	(64,437)	(20,087)	39,965

Comprehensive income (loss)	$149,640	$(14,105)	$160,423	$112,300

See accompanying note to unaudited financial statements.

FIRST NATIONAL BANK OF JOHNS CREEK

Statements of Cash Flows

For the Six Months Ended June 30, 2002 and 2001

(Unaudited)

	2002	2001
Cash flows from operating activities:
Net income	$180,510	$72,335
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	207,000	208,025
Depreciation, amortization and accretion	99,726	58,699
Gain on sale of securities	(20,557)
Change in:
Accrued interest receivable and other assets	(27,240)	(35,799)
Accrued interest payable and other liabilities	75,822	25,818

Net cash used by operating activities	515,261	329,078

Cash flows from investing activities:
Purchases of investment securities available for sale	(1,624,596)	(1,044,003)
Proceeds for paydowns and calls on securities available for sale	798,534	3,779,030
Proceeds from sale of investment securities	504,688
Net change in other investments	(251,691)	(62,500)
Net increase in loans	(16,616,749)	(16,670,935)
Purchases of premises and equipment	(621,162)	(391,881)

Net cash used by investing activities	(17,810,976)	(14,390,289)
Cash flows from financing activities:
Net increase in deposits	21,737,355	17,141,152
Proceeds from note payable	—	—

Net cash provided by financing activities	21,737,355	17,141,152

Net change in cash and cash equivalents	4,441,640	3,079,941

Cash and cash equivalents at beginning of the period	3,131,588	5,252,484

Cash and cash equivalents at end of period	$7,573,228	$8,332,425

Noncash investing activities:
Change in unrealized gains on securities available for sale, net of tax	$(32,398)	$39,963

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,381,409	$1,191,650

See accompanying note to unaudited financial statements.

FIRST NATIONAL BANK OF JOHNS CREEK

Note to Financial Statements

(Unaudited)

(1)
Organization and Basis of Presentation

        First National Bank of Johns Creek (the Bank), operates in an area of north Fulton County and south Forsyth County, Georgia, known as the Johns Creek area. The Bank opened for business on September 1, 1999, and prior to that date activities of the Bank were devoted solely to securing banking facilities, raising capital and procuring management and other personnel.

        The interim financial statements included herein are unaudited but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position and results of operations for the interim period presented. All such adjustments are of a normal recurring nature. The results of operations for the period ended June 30, 2002 are not necessarily indicative of the results of a full year's operations.

        The accounting principles followed by the Bank and the methods of applying these principles conform with generally accepted accounting principles (GAAP) and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determinations of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with deferred tax assets, the recognition of which are based on future taxable income.

(2)
Plan of Merger

        On July 17, 2002, The Board of Directors approved the Plan of Merger with Main Street Banks, Inc. (MSB). Under the plan MSB would purchase the outstanding shares of the Bank with a combination of MSB stock and cash. Shareholders may elect to receive 40% of the sales proceeds in cash. Management expects that the merger will close during the fourth quarter 2002.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         To the Board of Directors
First National Bank of Johns Creek

        We have audited the accompanying balance sheets of First National Bank of Johns Creek as of December 31, 2001 and 2000, and the related statements of operations, changes in stockholders' equity, comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of Johns Creek's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Bank of Johns Creek as of December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                      /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
March 8, 2002

FIRST NATIONAL BANK OF JOHNS CREEK

Balance Sheets

December 31, 2001 and 2000

	2001	2000
Assets
Cash and due from banks	$1,071,438	1,248,333
Federal funds sold	2,060,150	4,004,150

Cash and cash equivalents	3,131,588	5,252,483
Interest bearing deposits	250,000	745,000
Investment securities available for sale	7,440,613	7,075,517
Other investments	522,368	378,418
Loans, net	62,022,221	29,713,999
Premises and equipment, net	3,467,097	3,097,638
Accrued interest receivable and other assets	904,676	436,530

Total assets	$77,738,563	46,699,585

Liabilities and Stockholders' Equity
Deposits:
Demand	$2,806,639	3,181,067
Money market and NOW accounts	9,081,696	4,279,691
Savings	194,384	64,218
Time	28,287,669	19,147,048
Time over $100,000	23,611,479	8,857,203

Total deposits	63,981,867	35,529,227
Federal Home Loan Bank borrowings	3,950,000	2,000,000
Accrued interest payable and other liabilities	451,059	334,634

Total liabilities	68,382,926	37,863,861

Stockholders' equity:
Common stock, par value $5; 1,500,000 shares authorized; 969,403 shares issued and outstanding	4,847,015	4,847,015
Additional paid-in capital	4,746,672	4,746,672
Accumulated deficit	(309,353)	(789,048)
Accumulated other comprehensive income	71,303	31,085

Total stockholders' equity	9,355,637	8,835,724

Total liabilities and stockholders' equity	$77,738,563	46,699,585

See accompanying notes to financial statements.

FIRST NATIONAL BANK OF JOHNS CREEK

Statements of Operations

For the Years Ended December 31, 2001 and 2000

	2001	2000
Interest income:
Interest and fees on loans	$4,075,519	2,244,231
Interest on investment securities:
U.S. Government agencies	397,700	283,716
Other investments	26,300	20,343
Interest bearing deposits	62,572	1,877
Interest on federal funds sold	140,085	349,179

Total interest income	4,702,176	2,899,346

Interest expense:
Interest on money market and NOW accounts	186,243	175,107
Interest on savings and time deposits	2,218,111	1,272,789
Other	105,531	9,767

Total interest expense	2,509,885	1,457,663

Net interest income	2,192,291	1,441,683
Provision for loan losses	410,127	275,725

Net interest income after provision for loan losses	1,782,164	1,165,958

Other income:
Service charges on deposit accounts	39,634	15,969
Gain on sale of loans	65,330	—
Gain on sale of investment securities	98,262	—
Mortgage banking income	235,974	81,516
Other income	3,863	2,761

Total other income	443,063	100,246

Other expenses:
Salaries and employee benefits	1,202,530	819,456
Occupancy and equipment	237,849	185,751
Other operating	559,758	432,929

Total other expenses	2,000,137	1,438,136

Net earnings (loss) before income tax provision	225,090	(171,932)

Income tax benefit	254,605	—

Net income (loss)	$479,695	(171,932)

Net income (loss) per share—basic	$.49	(.18)

Net income (loss) per share—diluted	$.47	(.18)

See accompanying notes to financial statements.

FIRST NATIONAL BANK OF JOHNS CREEK

Statements of Changes in Stockholders' Equity

For the Years Ended December 31, 2001 and 2000

	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balance, December 31, 1999	$4,847,015	4,746,672	(617,116)	(1,100)	8,975,471
Change in unrealized gain on securities available for sale	—	—	—	32,185	32,185
Net loss	—	—	(171,932)	—	(171,932)

Balance, December 31, 2000	4,847,015	4,746,672	(789,048)	31,085	8,835,724
Change in unrealized gain on securities available for sale	—	—	—	40,218	40,218
Net income	—	—	479,695	—	479,695

Balance, December 31, 2001	$4,847,015	4,746,672	(309,353)	71,303	9,355,637

See accompanying notes to financial statements.

FIRST NATIONAL BANK OF JOHNS CREEK

Statements of Comprehensive Income (Loss)

For the Years Ended December 31, 2001 and 2000

	2001	2000
Net income (loss)	$479,695	(171,932)
Other comprehensive income, net of income taxes:
Unrealized gains on investment securities available for sale:
Holding gains arising during the period, net of income taxes of $61,908 and $19,728	101,180	32,185
Reclassification adjustment for gains included in earnings, net of income taxes of $37,300	(60,962)

Total comprehensive income	40,218	32,185

Other comprehensive income
Comprehensive income (loss)	$519,913	(139,747)

See accompanying notes to financial statements.

FIRST NATIONAL BANK OF JOHNS CREEK

Statements of Cash Flows

For the Years Ended December 31, 2001 and 2000

	2001	2000
Cash flows from operating activities:
Net income (loss)	$479,695	(171,932)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	136,692	119,225
Provision for deferred taxes	(385,605)	—
Provision for loan losses	410,127	275,725
Gain on sales of investment securities	(98,262)	—
Gain on sale of loans	(65,330)	—
Change in:
Accrued interest receivable and other assets	(82,541)	(345,260)
Accrued interest payable and other liabilities	91,786	252,267

Net cash provided by operating activities	486,562	130,025

Cash flows from investing activities:
Net change in interest-bearing deposits	495,000	(745,000)
Purchases of investment securities available for sale	(6,067,258)	(6,083,941)
Purchase of other investments	(143,950)	(50,268)
Net change in loans	(32,653,019)	(22,089,134)
Proceeds from sales, calls, maturities and paydowns of securities available for sale	5,893,793	541,825
Purchases of premises and equipment	(534,663)	(2,061,090)

Net cash used by investing activities	(33,010,097)	(30,487,608)

Cash flows from financing activities:
Net change in deposits	28,452,640	25,814,046
Proceeds from FHLB borrowings	1,950,000	2,000,000

Net cash provided by financing activities	30,402,640	27,814,046

Net decrease in cash and cash equivalents	(2,120,895)	(2,543,537)
Cash and cash equivalents at beginning of year	5,252,483	7,796,020

Cash and cash equivalents at end of year	$3,131,588	5,252,483

Supplemental schedule of noncash investing and financing activities:
Change in unrealized gain on investment securities available for sale, net of tax	$40,218	32,185
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$2,482,507	1,181,927
Cash paid during the year for income taxes	$130,000	—

See accompanying notes to financial statements.

FIRST NATIONAL BANK OF JOHNS CREEK

Notes to Financial Statements

(1) Summary of Significant Accounting Policies

  Basis of Presentation

        First National Bank of Johns Creek ("Johns Creek") incorporated for the purpose of becoming a community oriented commercial bank with its emphasis on retail and commercial banking. Johns Creek operates in an area of north Fulton County and south Forsyth County, Georgia, known as the Johns Creek area. Johns Creek opened for business on September 1, 1999, upon receipt of its banking charter from the Office of the Comptroller of the Currency ("OCC"). Johns Creek is primarily regulated by the OCC and undergoes periodic examinations.

        The accounting principles followed by Johns Creek, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America ("GAAP") and with general practices in the banking industry. In preparing the financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from these estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with the realization of deferred tax assets which are based on future taxable income.

  Investment Securities

        Johns Creek classifies its securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held to maturity securities are those securities for which Johns Creek has the ability and intent to hold until maturity. All securities not included in trading or held to maturity are classified as available for sale. At December 31, 2001 and 2000, all securities were classified as available for sale.

        Available for sale securities are recorded at fair value. Held to maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

        A decline in the market value of any available for sale or held to maturity security below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

        Premiums and discounts are amortized or accreted over the life of the related securities as adjustments to the yield. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

  Loans and Allowance for Loan Losses

        Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

        A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected.

Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

        The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

        Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans.

        Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Johns Creek's allowance for loan losses. Such agencies may require Johns Creek to recognize additions to the allowance based on judgments different than those of management.

  Premises and Equipment

        Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Costs incurred for maintenance and repairs are expensed currently.

        Depreciation expense is computed using the straight-line method over the following estimated useful lives:

Building	40 years
Furniture and equipment	5 - 10 years

  Income Taxes

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

  Mortgage Banking Income

        Mortgage banking income represents net gains from the sale of mortgage loans and fees received from borrowers and loan investors related to the Bank's origination of single-family residential mortgage loans.

  Net Earnings Per Share

        Earnings per share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The presentation of earnings per share is required on the face of the statement of operations with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants. Additionally, the reconciliation of the amounts used in the computation of both "earnings per share" and "diluted earnings per share" is required.

        For 2000, the potential effect of outstanding options would be anti-dilutive, and therefore is not presented. Anti-dilutive options and warrants totaled 238,970 at December 31, 2000.

        For 2001, basic net income per share is based on the weighted average number of shares outstanding of 969,403. Diluted net income per share is based on the weighted average number of shares outstanding plus 43,065 of dilutive securities consisting of stock options for a total of 1,012,468 shares.

(2) Investment Securities

        Investment securities available for sale at December 31, 2001 and 2000 are as follows:

	December 31, 2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. Government agencies	$2,462,555	111,565	3,438	2,570,682
Mortgage-backed securities	4,863,053	35,646	28,768	4,869,931

	$7,325,608	147,211	32,206	7,440,613

	December 31, 2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. Government agencies	$6,817,809	73,965	26,976	6,864,798
Mortgage-backed securities	207,560	3,159	—	210,719

	$7,025,369	77,124	26,976	7,075,517

        The amortized cost and estimated fair value of investment securities available for sale at December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
U.S. Government agencies:
1 to 5 years	$500,000	496,563
5 to 10 years	1,962,555	2,074,119

	2,462,555	2,570,682
Mortgage-backed securities	4,863,053	4,869,931

Totals	$7,325,608	7,440,613

        During 2001, approximately $2,978,000 of securities available for sale were sold. There were no sales of securities available for sale during 2000. Gross gains of $98,262 were realized on the 2001 sales.

        Securities with a carrying value of approximately $4,391,000 and $2,229,000 at December 31, 2001 and 2000, respectively, were pledged to secure advances from the FHLB.

(3) Loans

        Major classifications of loans at December 31, 2001 and 2000 are summarized as follows:

	2001	2000
Commercial, financial and agricultural	$8,654,445	2,677,436
Real estate—mortgage	6,804,129	2,946,515
Real estate—commercial	24,043,500	9,209,250
Real estate—construction	20,653,021	13,866,568
Consumer	2,652,626	1,389,955

	62,807,721	30,089,724
Less: Allowance for loan losses	785,500	375,725

	$62,022,221	29,713,999

        Johns Creek grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade area of the Johns Creek area of north Fulton and south Forsyth Counties and adjoining counties in Georgia. Although Johns Creek has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

        Johns Creek provided $410,127 and $275,725 for the years ended December 31, 2001 and 2000, respectively, to the allowance for loan losses for potential problem loans and charged off loans amounting to $352 in 2001.

(4) Premises and Equipment

        Major classifications of premises and equipment as of December 31, 2001 and 2000 are summarized as follows:

	2001	2000
Land	$1,188,922	817,694
Building	1,778,890	1,777,727
Furniture and equipment	645,109	624,038
Construction in progress	141,204	—

	3,754,125	3,219,459
Less: Accumulated depreciation	287,028	121,821

	$3,467,097	3,097,638

        Depreciation expense amounted to $165,204 and $120,365 in 2001 and 2000, respectively.

        Construction in progress at December 31, 2001 includes the initial payments to construct a new branch facility in south Forsyth County. It also includes various payments for security equipment for that branch. At December 31, 2001, the Bank was committed to pay approximately $400,000 to complete construction on the branch facility.

(5) Deposits

        At December 31, 2001, contractual maturities of time deposits are summarized as follows:

2002	$36,361,755
2003	6,846,602
2004	5,954,601
2005	896,821
2006	1,839,369

$51,899,148

        At December 31, 2001, Johns Creek had $4,295,000 in time deposits purchased through third party brokers.

(6) Federal Home Loan Bank Advances

        The Federal Home Loan Bank advances at December 31, 2001 and 2000 are summarized as follows:

	2001	2000
Advance maturing January 26, 2004, interest rate is 3.05%	$750,000	—
Advance maturing September 20, 2002, interest rate is 2.08%	1,000,000	—
Advance maturing December 20, 2002, interest rate is 2.30%	1,000,000	—
Advance maturing January 28, 2003, interest rate is 2.50%	1,200,000	—
Advance maturing October 26, 2001, interest rate is 6.53%	—	750,000
Advance maturing December 27, 2001, interest rate is 5.73%	—	1,250,000

	$3,950,000	2,000,000

        All outstanding advances at December 31, 2001 were fixed rate credits.

(7) Income Taxes

        The components of income tax expense (benefit) in the statements of operations for the years ended December 31, 2001 and 2000 are as follows:

	2001	2000
Current payable	$131,000	—
Change in deferred taxes	(133,643)	(63,479)
Change in the valuation allowance	(297,725)	63,479
Utilization of net operating loss carryforwards	45,763	—

Total income tax benefit	$(254,605)	—

        The difference between the benefit for income taxes and the amount computed by applying the statutory federal income taxes rate to earnings before income taxes for 2001 is as follows:

Income taxes computed using the federal statutory rate	$76,530
Change in the valuation allowance	(297,725)
Other	(33,410)

$(254,605)

        The following summarizes the components of deferred taxes at December 31, 2001 and 2000:

	2001	2000
Deferred income tax assets:
Allowance for loan losses	$287,351	130,618
Pre-opening expenses	79,134	108,850
Operating loss carryforwards	—	45,763
Premises and equipment	19,120	12,494

Total gross deferred income tax assets	385,605	297,725
Less valuation allowance	—	(297,725)

Net deferred tax asset	385,605

Deferred income tax liabilities:
Unrealized gain on securities available for sale	(43,702)	(19,054)

Total deferred tax liabilities	(43,702)	(19,054)

Net deferred tax asset (liability)	$341,903	(19,054)

        The future tax consequences of the differences between the financial reporting and tax basis of Johns Creek's assets and liabilities resulted in a net deferred tax asset. A valuation allowance was established for the net deferred tax asset, as the realization of these deferred tax assets is dependent on future taxable income.

(8) Commitments

        Johns Creek is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contractual amounts of those instruments reflect the extent of involvement Johns Creek has in particular classes of financial instruments.

        Johns Creek's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Johns Creek uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. In most cases, Johns Creek requires collateral to support financial instruments with credit risk. At December 31, 2001 and 2000, Johns Creek had commitments to extend credit of approximately $11,904,000 and $7,696,000, respectively and standby letters of credit for $479,000 and $420,000, respectively.

(9) Employee and Director Benefit Plans

        In connection with the Johns Creek formation and initial offering, warrants were issued to the organizers. The warrants allow each holder to purchase one additional share of common stock for each share purchased in connection with the initial offering and are issued as of the date of issuance of the common stock sold in the offering. The warrants will be exercisable for a period of ten years following issuance, but generally no later than three months after ceasing to serve as a director, at the initial offering price of $10 per share. A total of 145,000 shares relating to these warrants were issued.

        During 1999, Johns Creek adopted a Stock Incentive Plan covering up to 200,000 shares of Johns Creek's common stock. This Plan is administered by a committee of the Board of Directors and provides for the granting of options to purchase shares of the common stock to officers, directors and key employees of Johns Creek. The exercise price of each option granted under the Plan will not be less than the fair market value of the shares of common stock subject to the option on the date of grant as determined by the Board of Directors. Options will be exercisable in whole or in part upon such terms as may be determined by the committee. Options will not be exercisable later than ten years after the date of grant.

        Johns Creek entered into an employment agreement with its President and Chief Executive Officer, providing for an initial term of five years commencing October 21, 1998. The agreement provides for a base salary, an incentive bonus, and an award of 48,470 stock options which will be earned equally over five years at $10 per share. The agreement further provides for other prerequisites, and subjects the President to certain non-compete restrictions.

        Johns Creek is encouraged, but not required, to compute the fair value of options at the date of grant and to recognize such costs as compensation expense. Johns Creek has chosen not to adopt the cost recognition principles, and therefore no compensation expense has been recognized in 2001 or 2000 related to the stock option plans. Had compensation cost been recorded based upon the fair value of the options at the grant dates, Johns Creek's net earnings (loss) and net earnings (loss) per share would have changed to the pro forma amounts indicated below for the years ended December 31, 2001 and 2000. For presentation purposes, Johns Creek has included all proforma expense as if the options vested immediately.

	2001	2000
Net income (loss)
As reported	$479,695	(171,932)
Pro forma	472,293	(203,977)
Basic income (loss) per share
As reported	.49	(.18)
Pro forma	.48	(.21)
Diluted income (loss) per share
As reported	.47	(.18)
Pro forma	.46	(.21)

        The fair value of each option is estimated on the date of grant using the Minimum Value pricing model with the following weighted average assumptions: dividend yield of 0%; risk free interest rate of 5% for 2001 and 2000, respectively and an expected life of 5 years.

        A summary of activity in the directors' warrants and stock option plans for the years ended December 31, 2001 and 2000 are presented below:

	2001		2000
	Shares	Weighted Avg. Option Price Per Share	Shares	Weighted Avg. Option Price Per Share
Outstanding, beginning of year	238,970	$10.03	224,470	$10.00
Granted during the year	5,000	11.00	14,500	10.45

Outstanding, end of year	243,970	$10.05	238,970	$10.03

Exercisable at year end	92,688	$10.01	44,894	$10.00

        The weighted average grant-date fair value of options granted in 2001 and 2000 was $2.33 and $2.21, respectively. For these employee and director stock options, options outstanding at December 31, 2001 and 2000 are exercisable at the weighted average price of $10.05 and $10.03, respectively, as presented in the table above. Such options have a weighted average remaining contractual life of approximately 7.72 years as of December 31, 2001.

        In January 2000, the Board established a 401k plan for which substantially all employees are eligible. No contributions have been made to the plan for 2001 and 2000.

(10) Related Party Transactions

        Johns Creek conducts transactions with its directors and officers, including companies in which they have a beneficial interest, in the normal course of business. It is Johns Creek's policy to comply with federal regulations that require that loan and deposit transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time made for comparable loans and deposits to other persons. As of December 31, 2001, deposits from directors, executive officers, and their related interests aggregated approximately $499,000. These deposits were taken in the normal course of business at market interest rates.

        The following is a summary of activity for related party loans for 2001:

Balance at December 31, 2000	$148,093
Advances	825,385
Repayments	(799,673)

Balance at December 31, 2001	$173,805

(11) Regulatory Matters

        Johns Creek is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require Johns Creek to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 Capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001, that Johns Creek meets all capital adequacy requirements to which it is subject.

        As of December 31, 2001, the most recent notification from the Federal Deposit Insurance Corporation categorized Johns Creek as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized Johns Creek must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed Johns Creek's category.

        The actual capital amounts and ratios are also presented in the table.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2001:
Total Capital (to Risk Weighted Assets)	$10,069,834	14.47%	5,567,000	8.0%	6,959,000	10.0%
Tier 1 Capital (to Risk Weighted Assets)	$9,284,334	13.34%	2,784,000	4.0%	4,176,000	6.0%
Tier 1 Capital (to Average Assets)	$9,284,334	12.46%	2,981,000	4.0%	3,726,000	5.0%
As of December 31, 2000:
Total Capital (to Risk Weighted Assets)	$9,180,364	24.40%	3,013,000	8.0%	3,766,000	10.0%
Tier 1 Capital (to Risk Weighted Assets)	$8,804,639	23.40%	1,506,000	4.0%	2,260,000	6.0%
Tier 1 Capital (to Average Assets)	$8,804,639	20.80%	1,695,000	4.0%	2,119,000	5.0%

(12) Miscellaneous Operating Expenses

        Significant components of other operating expenses for the years ended December 31, 2001 and 2000 are as follows:

	2001	2000
Professional fees	$84,224	49,072
Data processing fees	120,213	103,979
Advertising and marketing	28,804	41,983

APPENDIX A

AGREEMENT AND PLAN OF MERGER

among

MAIN STREET BANKS, INC.,

MAIN STREET BANK

and

FIRST NATIONAL BANK OF JOHNS CREEK

dated

July 17, 2002

1.	MERGER			A-1
	1.1.	FNBJC MERGER INTO MSB		A-2
	1.2.	EFFECTIVE DATE OF THE MERGER		A-2
	1.3.	MANAGEMENT OF RESULTING INSTITUTION		A-2
		1.3.1.	BOARD OF DIRECTORS	A-2
		1.3.2.	EMPLOYMENT AGREEMENT	A-2
2.	MANNER AND BASIS OF CONVERTING SHARES OF STOCK			A-2
	2.1.	CONVERSION OF SHARES		A-2
	2.2.	ELECTION AND ALLOCATION PROCEDURES		A-3
		2.2.1.	ELECTION	A-3
		2.2.2.	ALLOCATION	A-3
	2.3.	ANTI-DILUTION PROVISIONS		A-5
	2.4.	FNBJC STOCK OPTIONS, WARRANTS AND RELATED MATTERS		A-5
	2.5.	SHARES HELD BY FNBJC OR MSBI		A-6
	2.6.	FRACTIONAL SHARES		A-6
	2.7.	SURRENDER OF STOCK CERTIFICATE		A-6
		2.7.1.	LETTER OF TRANSMITTAL	A-6
		2.7.2.	RIGHTS OF FORMER SHAREHOLDERS	A-6
		2.7.3.	FAILURE TO SURRENDER STOCK CERTIFICATES	A-6
	2.8.	NO INTEREST		A-7
3.	OTHER ACKNOWLEDGEMENTS, AGREEMENTS, ETC.			A-7
	3.1.	MATERIAL		A-7
	3.2.	MATERIAL ADVERSE EFFECT OR CHANGE		A-7
		3.2.1.	UNDISCLOSED LIABILITIES	A-7
		3.2.2.	SUPERVISORY ACTION	A-7
		3.2.3.	OTHER	A-7
	3.3.	ACCESS, INFORMATION AND DOCUMENTS		A-8
		3.3.1.	ACCESS	A-8
		3.3.2.	ASSISTANCE	A-8
	3.4.	REGISTRATION STATEMENT; SHAREHOLDERS' MEETINGS		A-8
	3.5.	CONFIDENTIAL INFORMATION		A-9
	3.6.	FULL COOPERATION		A-9
	3.7.	APPLICATIONS		A-9
	3.8.	PUBLIC ANNOUNCEMENTS AND DISCLOSURES		A-9
	3.9.	GENERALLY ACCEPTED ACCOUNTING PRINCIPLES		A-9
	3.10.	AGREEMENT AS TO EFFORTS TO CONSUMMATE		A-9
	3.11.	TAX TREATMENT		A-9
	3.12.	KNOWLEDGE		A-9
4.	REPRESENTATIONS AND WARRANTIES OF MSBI AND MSB			A-10
	4.1.	CORPORATE ORGANIZATION		A-10
	4.2.	AUTHORIZED CAPITAL STOCK		A-10
	4.3.	QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED		A-10
	4.4.	AUTHORIZATION		A-10
	4.5.	NON-CONTRAVENTION		A-10
	4.6.	FINANCIAL STATEMENTS		A-10
	4.7.	ABSENCE OF UNDISCLOSED LIABILITIES		A-11
	4.8.	SEC FILINGS		A-11
	4.9.	LITIGATION		A-11

i

	4.10.	REGULATORY FILINGS	A-11
	4.11.	GENERAL LEGAL COMPLIANCE	A-11
	4.12.	BROKER	A-12
	4.13.	ABSENCE OF CHANGES	A-12
5.	REPRESENTATIONS AND WARRANTIES OF FNBJC		A-12
	5.1	FNBJC DISCLOSURE MEMORANDUM	A-12
	5.2.	CORPORATE ORGANIZATION	A-12
	5.3.	AUTHORIZED CAPITAL STOCK; NO SUBSIDIARIES	A-12
	5.4.	QUALIFICATIONS AS A FOREIGN CORPORATION NOT REQUIRED	A-13
	5.5.	AUTHORIZATION	A-13
	5.6.	NON-CONTRAVENTION	A-13
	5.7.	FINANCIAL STATEMENTS	A-13
	5.8.	SECURITIES EXCHANGE ACT DISCLOSURE FILINGS	A-13
	5.9.	NOTES AND OBLIGATIONS	A-14
	5.10.	ABSENCE OF UNDISCLOSED LIABILITIES	A-14
	5.11.	INVESTMENTS	A-14
	5.12.	TAXES	A-15
	5.13.	LITIGATION	A-15
	5.14.	REGULATORY FILINGS	A-15
	5.15.	GENERAL LEGAL COMPLIANCE	A-15
	5.16.	PROPERTIES; ENVIRONMENTAL	A-16
	5.17.	INSURANCE	A-17
	5.18.	BROKER	A-17
	5.19.	TRADEMARKS	A-17
	5.20.	SOLE AGREEMENT TO MERGE OR SELL	A-18
	5.21.	INSIDER CONTRACTS	A-18
	5.22.	EMPLOYEE BENEFIT PLANS	A-18
	5.23.	ARTICLES AND BYLAWS	A-20
	5.24.	BOOKS AND RECORDS	A-20
	5.25.	ALLOWANCE FOR POSSIBLE LOAN LOSSES	A-20
	5.26.	LABOR RELATIONS	A-21
	5.27.	MATERIAL CONTRACTS	A-21
	5.28.	STATEMENTS TRUE AND CORRECT	A-21
	5.29.	ACCOUNTING, TAX AND REGULATORY MATTERS	A-22
	5.30.	CHARTER PROVISIONS	A-22
	5.31.	ABSENCE OF CHANGES	A-22
6.	COVENANTS OF FNBJC		A-23
	CONDUCT OF BUSINESS		A-23
	6.2.	CAPITAL STOCK, ARTICLES AND BYLAWS	A-24
	6.3.	APPROVAL OF FNBJC SHAREHOLDERS	A-24
	6.4.	PROXY MATERIALS	A-25
	6.5.	NOTICE OF BREACH	A-25
	6.6.	SOLE AGREEMENT TO MERGE OR SELL	A-25
	6.7.	REPORTS	A-25
	6.8.	AFFILIATES	A-25
7.	COVENANTS OF MSBI AND MSB		A-26
	7.1.	CONDUCT OF BUSINESS	A-26
	7.2.	APPROVAL OF MSB SHAREHOLDER	A-26
	7.3.	NOTICE OF BREACH	A-26
	7.4.	SOLE AGREEMENT TO MERGE OR SELL	A-26
	7.5.	REPORTS	A-26

ii

	7.6.	INDEMNITY	A-26
	7.7.	EMPLOYEE BENEFITS	A-27
8.	CONDITIONS TO OBLIGATIONS OF MSBI AND MSB		A-27
	8.1.	REPRESENTATIONS AND COVENANTS COMPLIANCE	A-27
	8.2.	NO CHANGE IN CONDITION	A-27
	8.3.	CLOSING CERTIFICATE AND OTHER DOCUMENTS	A-27
	8.4.	LEGAL OPINION	A-27
	8.5.	NO LEGAL ACTION	A-27
	8.6.	EMPLOYMENT MATTERS	A-28
9.	CONDITIONS TO OBLIGATIONS OF FNBJC		A-28
	9.1.	REPRESENTATIONS AND COVENANTS COMPLIANCE	A-28
	9.2.	NO CHANGE IN CONDITION	A-28
	9.3.	CLOSING CERTIFICATE AND OTHER DOCUMENTS	A-28
	9.4.	LEGAL OPINION	A-28
	9.5.	NO LEGAL ACTION	A-28
10.	CONDITIONS TO OBLIGATIONS OF ALL PARTIES		A-28
	10.1.	GOVERNMENT APPROVAL	A-28
	10.2.	SHAREHOLDER APPROVAL	A-28
	10.3.	REGISTRATION STATEMENT	A-28
	10.4.	TAX MATTERS	A-28
	10.5.	MSBI STOCK PRICE	A-29
11.	ACQUISITION OF DISSENTERS' STOCK		A-29
	11.1.	DISSENTING SHAREHOLDERS	A-29
	11.2.	NOTICE OF DISSENT	A-29
	11.3.	PURCHASER OF DISSENTERS' STOCK	A-29
12.	CLOSING		A-29
	12.1.	CLOSING	A-29
	12.2.	NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS	A-29
13.	TERMINATION		A-30
	13.1.	TERMINATION	A-30
	13.2.	PROCEDURE AND EFFECT OF TERMINATION; EXPENSES	A-30
14.	MISCELLANEOUS		A-30
	14.1.	AMENDMENT	A-30
	14.2.	WAIVER	A-30
	14.3.	ENTIRE AGREEMENT	A-30
	14.4.	NOTICES	A-31
	14.5.	ASSIGNMENT	A-31
	14.6.	SEVERABLIITY	A-31
	14.7.	COUNTERPARTS	A-31
	14.8.	HEADINGS	A-31
	14.9.	GOVERNING LAW	A-31
INDEX OF EXHIBITS			1
EXHIBIT A			1
EXHIBIT 1.3.2.			1
EXHIBIT A Form of Release			1

iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into effective as of the 17th day of July, 2002 by and among MAIN STREET BANKS, INC. ("MSBI"), a corporation organized under the laws of the State of Georgia, MAIN STREET BANK ("MSB"), a Georgia banking corporation and a wholly-owned subsidiary of MSBI, and FIRST NATIONAL BANK OF JOHNS CREEK ("FNBJC"), a national banking association organized under the laws of the United States (MSBI, MSB and FNBJC are sometimes collectively referred to as the "Parties" and individually referred to as "Party").

WITNESSETH:

        WHEREAS, the authorized capital stock of MSBI consists of 50,000,000 shares of common stock, no par value (the "MSBI Stock"), of which 15,669,427 shares are issued and outstanding;

        WHEREAS, MSB is a wholly-owned subsidiary of MSBI and its authorized capital stock consists of 370,000 shares of common stock, $10.00 par value (the "MSB Stock"), of which 339,800 shares are issued and outstanding;

        WHEREAS, the authorized capital stock of FNBJC consists of 1,500,000 shares of common stock, $5.00 par value (the "FNBJC Stock"), of which 969,403 shares of FNBJC Stock are issued and outstanding;

        WHEREAS, FNBJC has 253,370 shares of its common stock subject to the FNBJC Options (as hereinafter defined);

        WHEREAS, the Boards of Directors of each Party deem it advisable and in the best interests of such Party and its respective shareholders that FNBJC be merged with and into MSB on the basis set forth in this Agreement (the "Merger"), with MSB being the surviving and resulting institution arising from such merger under the name "Main Street Bank" (MSB, as the resulting institution, is occasionally referred to herein as the "Resulting Institution");

        WHEREAS, MSBI, as the sole shareholder of MSB, will deliver or cause to be delivered to the shareholders and option holders and warrant holders of FNBJC the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement;

        WHEREAS, the Boards of Directors of MSB and FNBJC have approved and adopted this Agreement and, directed that it be submitted to their respective shareholders for approval;

        WHEREAS, it is the intention of the Parties to this Agreement that the Merger of FNBJC with and into MSB for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

        WHEREAS, simultaneously with the execution and delivery of this Agreement, as a condition and inducement to MSBI's and MSB's willingness to enter into this Agreement, each of the directors of FNBJC is executing and delivering to MSBI a support agreement in substantially the form of Exhibit A to this Agreement;

        NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for the purpose of stating the method, terms and conditions of the Merger, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of FNBJC Stock into MSBI Stock and cash, hereinafter provided, and such other provisions relating to the Merger as the Parties deem necessary or desirable, the Parties hereto agree as follows:

        1.    MERGER.

          1.1.    FNBJC MERGER INTO MSB. Pursuant to the applicable provisions of Title 12 of the United States Code and the Financial Institutions Code of Georgia ("Financial Institutions

  Code"), other provisions of law and on the terms and conditions set forth herein, FNBJC shall be merged with and into MSB. MSB shall be the Resulting Institution. The name of the Resulting Institution shall be "Main Street Bank." The Articles of Incorporation and Bylaws of MSB shall be the same as in effect immediately prior to the Merger and shall remain in effect thereafter until amended by the Resulting Institution.

          1.2.    EFFECTIVE DATE OF THE MERGER. Subject to compliance with the various conditions and requirements of this Agreement, the Merger shall be effective as of the effective date (the "Effective Date") as set forth in Articles of Merger to be filed with the Georgia Secretary of State in accordance with the applicable provisions of the Financial Institutions Code and the regulations of the Office of the Comptroller of the Currency.

          1.3.    MANAGEMENT OF RESULTING INSTITUTION.

            1.3.1.    BOARD OF DIRECTORS. On the Effective date, the Board of Directors of the Resulting Institution shall consist of the Board of Directors of MSB immediately prior to the Effective Date. Each director shall serve for a term expiring at the next succeeding annual meeting of the shareholders of the Resulting Institution, and until their successors have been elected and qualified.

            1.3.2.    EMPLOYMENT AGREEMENT. Mr. Andrew K. Walker shall be employed as an Executive Vice President of MSB. He shall have an employment contract on the terms set forth in Exhibit 1.3.2 hereto (the "Walker Employment Agreement").

        2.    MANNER AND BASIS OF CONVERTING SHARES OF STOCK.

          2.1.    CONVERSION OF SHARES. Subject to the provisions of this Section 2, at the time of the consummation of the Merger (the "Effective Time"), by virtue of the Merger and without any action on the part of FNBJC or MSB or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

            2.1.1.    Each share of capital stock of MSB issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

            2.1.2.    Subject to the allocation provisions of Section 2.2.2, at the Effective Time, the holders of FNBJC Stock outstanding at the Effective Time (excluding shares held by MSBI or FNBJC, or any wholly-owned subsidiary of MSBI, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights under the applicable provisions of the United States Code (the "Dissenters' Provisions") as provided in Section 11) shall be entitled to receive, and MSBI shall pay or issue and deliver, in the aggregate, (a) a number of shares of MSBI Stock for each share of FNBJC Stock based on the Exchange Ratio of 1.1823 (the "Exchange Ratio") (the "Per Share Stock Consideration"), or (b) an amount equal to $24.00 in cash for each such share of FNBJC Stock (the "Per Share Cash Consideration"). The foregoing consideration, collectively and in the aggregate, shall be referred to herein as the "Merger Consideration."

            2.1.3.    Subject to the allocation provisions of Section 2.2.2 below, each holder of a share of FNBJC Stock may elect to receive the Per Share Stock Consideration or the Per Share Cash Consideration for each such share of FNBJC Stock; provided, however, that the cash with respect to which the Per Share Cash Consideration shall be paid as part of the Merger Consideration shall be $10,712,000 less any amount that is paid by MSBI to FNBJC pursuant to Section 11.3 to purchase shares of FNBJC Stock formally held by any Dissenting Shareholder. The total amount of the MSBI Stock paid as Merger Consideration shall be referred to in this Agreement as the "Total Stock Merger Consideration," and the total amount of cash paid as Merger Consideration shall be referred to as the "Total Cash Merger Consideration."

          2.2.    ELECTION AND ALLOCATION PROCEDURES.

            2.2.1.    ELECTION.

              2.2.1.1.    An election form ("Election Form"), together with the other transmittal materials described in Section 2.8, shall be mailed as soon as reasonably practicable after the Effective Time to each holder of FNBJC Stock of record at the Effective Time. Such date of mailing shall be referred to hereinafter as the "Mailing Date." Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instruction) of FNBJC Stock to elect to receive the Per Share Cash Consideration with respect to all or any of such holder's FNBJC Stock (shares as to which the election is made, "Cash Election Shares"). The "Cash Election Amount" shall be equal to the Per Share Cash Consideration multiplied by the total number of Cash Election Shares. All shares of FNBJC Stock other than the Cash Election Shares and the No Election Shares (as defined below) shall be referred to herein as the "Stock Election Shares."

              2.2.1.2.    Any share of FNBJC Stock with respect to which the holder (or the beneficial owners, as the case may be) shall not have submitted to the Exchange Agent, as defined in Section 2.8 below, an effective, properly completed Election Form on or before a date after the Closing Date to be agreed upon by the parties hereto (which date will be set forth on the Election Form), but in any event not earlier than 30 days after the Mailing Date (such deadlines, the "Election Deadline"), shall be converted either into the Per Share Stock Consideration or the Per Share Cash Consideration as set forth in Section 2.2.2. (such shares, the "No Election Shares"), with the exception that No Election Shares held by a holder of less than 100 shares of FNBJC Common Stock shall be deemed to be Cash Election Shares.

              2.2.1.3.    Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all FNBJC Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form (or the beneficial owner of the shares covered by such Election Form through appropriate and customary documentation and instruction) at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no other valid election is made, the shares of FNBJC Stock represented by such Election Form shall be No Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither MSBI nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

            2.2.2.    ALLOCATION. As soon as reasonably practicable after the Effective Time, MSBI shall cause the Exchange Agent to allocate the Total Cash Merger Consideration and Total

    Stock Merger Consideration among the holders of FNBJC Stock, which shall be effected by the Exchange Agent as follows:

              2.2.2.1    If the Total Cash Merger Consideration is greater than the Cash Election Amount, then:

                (a)    each Cash Election Share shall be converted into the right to receive an amount of cash equal to the Per Share Cash Consideration;

                (b)    the Exchange Agent will select, on a pro rata basis, first from among the holders of No Election Shares and then, if necessary, from among the holders of Stock Election Shares, a sufficient number of such shares ("Cash Designee Shares") such that the sum of Cash Designee Shares and Cash Election Shares multiplied by the Per Share Cash Consideration equals as closely as practicable the Total Cash Merger Consideration. Each Cash Designee Share shall be converted into the right to receive the Per Share Cash Consideration; and

                (c)    each remaining unconverted share of FNBJC Stock (after application of subsection (a) and (b) above) shall be converted into the right to receive the Per Share Stock Consideration.

              2.2.2.2.    If the Total Cash Merger Consideration is less than the Cash Election Amount then:

                (a)    each Stock Election Share and each No Election Share (other than any No Election Shares held by holders of less than 100 shares of FNBJC Stock, which shares are automatically deemed Cash Election Shares) shall be converted into the right to receive the Per Share Stock Consideration;

                (b)    the Exchange Agent will select, on a pro rata basis from among the holders of Cash Election Shares (other than holders of No Election Shares holding less than 100 shares of FNBJC Stock), a sufficient number of such shares (the "Stock Designee Shares") such that the number of such Stock Designee Shares multiplied by the Per Share Cash Consideration equals as closely as practicable the difference between the Cash Election Amount and the Total Cash Merger Consideration. The Stock Designee Shares shall be converted into the right to receive the Per Share Stock Consideration; and

                (c)    each remaining unconverted share of FNBJC Stock (after application of subsections (a) and (b) above) shall be converted into the right to receive an amount of cash equal to the Per Share Cash Consideration.

              2.2.2.3.    In the event that the Exchange Agent is required pursuant to this Section 2.2.2. to designate from among all Stock Election Shares the Cash Designee Shares to receive the Per Share Cash Consideration, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Cash Designee Shares. Such proration shall reflect the proportion that the number of Stock Election Shares of each holder of Stock Election Shares bears to the total number of Stock Election Shares.

              2.2.2.4.    In the event the Exchange Agent is required pursuant to this Section 2.2.2. to designate from among all holders of Cash Election Shares the Stock Designee Shares to receive the Per Share Stock Consideration, each holder of Cash Election Shares (other than holders of No Election Shares holding less than 100 shares of FNBJC Stock) shall be allocated a pro rata portion of the total Stock Designee Shares. Such proration shall reflect the proportion that the number of Cash Election Shares of each holder of Cash Election Shares bears to the total number of Cash Election Shares.

          2.3.    ANTI-DILUTION PROVISIONS. In the event MSBI changes the number of shares of MSBI Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar re-capitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar re-capitalization for which a record date is not established) is prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

          2.4.    FNBJC STOCK OPTIONS, WARRANTS AND RELATED MATTERS.

            2.4.1.    As of the Effective Time, all rights with respect to the FNBJC Stock issuable pursuant to the exercise of stock options or warrants (the "FNBJC Options") granted by FNBJC under stock option plans of FNBJC (the "FNBJC Stock Option Plans") or pursuant to warrant agreements ("Warrant Agreements"), which are outstanding at the Effective Time, whether or not such FNBJC Options are then exercisable, shall, subject to this section, be assumed by MSBI in accordance with the terms of the particular FNBJC Stock Option Plan and the Option Agreements or the Warrant Agreements under which such FNBJC Options were issued, including the terms of acceleration of rights of exercise in the event of a "Change of Control." From and after the Effective Time, (a) each FNBJC Option assumed by MSBI hereunder may be exercised solely for MSBI Stock, (b) the number of shares of MSBI Stock subject to such FNBJC Option shall be equal to the number of shares of FNBJC Stock subject to such FNBJC Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (c) the per share exercise price under each such FNBJC Option shall be adjusted by dividing the per share exercise price under each FNBJC Option by the Exchange Ratio and rounding up to the nearest cent.

            2.4.2.    At all times after the Effective Time, MSBI shall reserve for issuance such number of shares of MSBI Stock as shall be necessary to permit the exercise of FNBJC Options in the manner contemplated by this Agreement. At the election of MSBI, within a reasonable time (not to exceed 30 days) after the Effective Time, MSBI shall file a Registration Statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate form, with respect to the MSBI Stock subject to the FNBJC Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the FNBJC Options remain outstanding. MSBI shall make any filing required under any applicable state securities laws to qualify the MSBI Stock subject to such FNBJC Options for resale thereunder.

            2.4.3.    The number of shares of MSBI Stock subject to the FNBJC Options to be assumed by MSBI hereunder and the exercise price thereof shall, from and after the Effective Time be subject to appropriate adjustments in the event of the occurrence of any transaction described in Section 2.3 hereof if the record date with respect to such transaction is on or after the Effective Time.

            2.4.4.    It is intended that the foregoing assumption of any "incentive stock options" as defined in Section 422(b) of the Code shall satisfy all the requirements under Section 424(a) of the Code and be undertaken in a manner that will not constitute a "modification" as defined in Section 424(h) of the Code. All restrictions or limitations on transfer with respect to FNBJC Stock awarded under a FNBJC Stock Option Plan (the "Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the MSBI Stock into which such Restricted Stock is converted pursuant to this Agreement, unless such restrictions arise under the Securities Act of 1933 (the "1933 Act") and are eliminated by virtue of the Registration Statement described in Section 3.4 below. Except as otherwise provided herein, (a) the provisions of the FNBJC

    Stock Option Plans or Warrant Agreements that provide for the issuance or grant of any other interest in respect of the capital stock of FNBJC shall be deleted as of the Effective Time and (b) FNBJC shall take all reasonable steps to ensure that following the Effective Time no holder of FNBJC Options shall have any right thereunder to acquire any equity securities of FNBJC.

            2.4.5.    FNBJC shall use its best efforts to procure from each holder of FNBJC Options, and shall deliver to MSBI at the Closing, an executed acknowledgment of the treatment and disposition of such holder's FNBJC Options, as provided for under this Section 2.5.

          2.5.    SHARES HELD BY FNBJC OR MSBI. Each of the shares of FNBJC Stock held by FNBJC or MSBI, any wholly-owned subsidiary of either of them, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          2.6.    FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of FNBJC Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of MSBI Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of MSBI Stock multiplied by $20.30. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares that would otherwise be issued pursuant to the Merger.

          2.7.    SURRENDER OF STOCK CERTIFICATE.

            2.7.1.    LETTER OF TRANSMITTAL. As soon as practicable after the Effective Date, a letter of transmittal shall be mailed by MSBI, as Exchange Agent (or some other Exchange Agent reasonably acceptable to MSBI and FNBJC (in either event, the "Exchange Agent")), to each shareholder of FNBJC as of the close of business on the Effective Date. Upon receipt of the letter of transmittal, each holder of a certificate or certificates theretofore representing shares of FNBJC Stock shall surrender such certificates to the Exchange Agent, together with a properly completed and signed letter of transmittal, and shall receive in exchange therefor cash and/or certificates representing shares of MSBI Stock, subject to the restrictions and conditions of this Agreement.

            Replacements for stock certificates which have been destroyed, stolen or lost may be obtained according to the usual procedures of FNBJC, as applicable, in order to permit the surrender of such replacement certificates.

            2.7.2.    RIGHTS OF FORMER SHAREHOLDERS. As of the Effective Date, each certificate theretofore representing one or more outstanding shares of FNBJC Stock shall be deemed for all corporate purposes to evidence only the right to receive cash and/or certificates representing shares of MSBI Stock as provided in accordance with this Agreement.

            2.7.3.    FAILURE TO SURRENDER STOCK CERTIFICATES. Until a former FNBJC shareholder surrenders his or her stock certificate or certificates to the Exchange Agent: (a) the shareholder shall not be paid cash nor issued certificates representing the shares of MSBI Stock which such FNBJC Stock certificate may otherwise entitle him or her to receive; (b) the shareholder shall not have any voting rights in respect of the shares of MSBI Stock which such FNBJC Stock certificate may otherwise entitle him or her to receive; (c) the shareholder shall not be paid dividends nor other distributions in respect of the shares of MSBI Stock which such FNBJC Stock certificate may otherwise entitle him or her to receive; and (d) any dividends or distributions payable on MSBI Stock shall be retained, without interest, for his or her account until surrender of such FNBJC Stock certificate. Nothing contained herein shall affect the rights of holders of FNBJC to dividends and distributions with respect to shares of FNBJC Stock prior to the Effective Time.

          2.8.    NO INTEREST. Except as otherwise provided by the Dissenters' Provisions, any cash payment which is to be made pursuant to this Agreement to any holder of a certificate formerly representing shares of FNBJC Stock shall bear no interest whatsoever regardless of when such certificate is surrendered to the Exchange Agent.

        3.    OTHER ACKNOWLEDGEMENTS, AGREEMENTS, ETC.

          3.1.    MATERIAL. "Material" shall be determined in light of the facts and circumstances of the matter in question in the context of the size, historical performance and market location of the Party or any of its subsidiary banks.

          3.2.    MATERIAL ADVERSE EFFECT OR CHANGE. "Material adverse" effect or change shall mean any event, change or occurrence, which individually or together with any other event, change or occurrence, has a material adverse impact on (a) the financial position, business or results of operations of the Party and its subsidiaries, taken as a whole, or (b) the ability of the Party or its shareholders to perform their respective obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that a material adverse effect or change shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (iii) actions and omissions of either MSBI or FNBJC (or any of their respective subsidiaries) or the shareholders taken with the prior informed written consent of the other Party in contemplation of the transactions contemplated hereby, and (iv) the direct effects of compliance with this Agreement on the operating performance of either MSBI or FNBJC, including expenses incurred by them in consummating the transactions contemplated by this Agreement. With the exception of the foregoing exclusions, the following shall constitute material adverse effects or changes for the purposes of this Agreement:

            3.2.1.    UNDISCLOSED LIABILITIES. (a) The existence of any liability that (i) was required to be disclosed pursuant to this Agreement and was not so disclosed and (ii) together with all other such undisclosed liabilities exceeds, or may reasonably be expected to exceed, $200,000 in the aggregate for MSBI or $25,000 in the aggregate for FNBJC; or (b) the creation or incurrence of any liability of the Party or its subsidiary banks, (other than liabilities incurred in the ordinary course of business permitted under Sections 4.7 and 5.10 of this Agreement), that together with all other such liabilities exceeds, or may reasonably be expected to exceed, $200,000 in the aggregate for MSBI or $25,000 in the aggregate for FNBJC; or

            3.2.2.    SUPERVISORY ACTION. Any cease and desist order, consent order or similar order or proceeding being filed or issued against, a Party by the Securities and Exchange Commission ("SEC"), the OCC, the Federal Deposit Insurance Corporation ("FDIC"), the Georgia Department of Banking and Finance ("Georgia Department") or the Board of Governors of the Federal Reserve ("Federal Reserve"), or the entering into of any memorandum of understanding or supervisory agreement between or among the Party by the FDIC, the OCC, the Georgia Department or the Federal Reserve; or

            3.2.3.    OTHER. Any other event, action, condition or state of facts, which, if such event, condition or state of facts were being considered during the course of an audit of the books and records of the Party in accordance with generally accepted accounting principles ("GAAP"), and the standard of materiality for qualifying such audit were $200,000 for MSBI or $25,000 for FNBJC, would result in such audit being qualified or would require any disclosure to be made in the report accompanying such audit with respect to the business, properties or financial condition of the Party.

          3.3.    ACCESS, INFORMATION AND DOCUMENTS.

            3.3.1.    ACCESS. The Parties hereto shall permit each other's authorized representatives reasonable access during normal business hours from and after the date hereof and prior to the Effective Date to all of their respective properties, books, contracts, commitments and records and shall promptly furnish each other with such information concerning their respective affairs as each may reasonably request.

            3.3.2.    ASSISTANCE. The personnel of each of the Parties hereto shall assist the other in making its investigation, and each shall cause its respective counsel, accountants, employees and other representatives to be reasonably available for such purposes. During such investigation, the Parties and their respective authorized representatives shall have the right to make copies of such records, files, tax returns and other materials as they may deem advisable. No investigation made theretofore or hereafter by any Party hereto shall affect the representations and warranties made by the other Party hereunder. Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a material adverse effect on the other Party.

          3.4.    REGISTRATION STATEMENT; SHAREHOLDERS' MEETINGS. As soon as practicable after execution of this Agreement, MSBI shall file a registration statement with the SEC covering the MSBI Stock to be issued upon consummation of the Merger (the "Registration Statement"), and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities laws in connection with the issuance of the shares of MSBI Stock upon consummation of the Merger. FNBJC shall furnish all information concerning it and the holders of its capital stock as MSBI may reasonably request in connection with such action. FNBJC shall call a shareholders' meeting (the "FNBJC Shareholders' Meeting") to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with such shareholders' meeting, (a) FNBJC shall prepare and file a proxy statement (the "Proxy Statement") (which shall be included in the Registration Statement) with the OCC and mail it to each of FNBJC's shareholders, (b) MSBI shall furnish to FNBJC all information concerning it that FNBJC may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of FNBJC shall recommend (subject to compliance with its fiduciary duties, following consultation with its legal advisers) to its shareholders the approval of this Agreement, and (d) the Board of Directors and officers of FNBJC shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties, following consultation with their legal advisers).

          3.5.    CONFIDENTIAL INFORMATION. In addition to the Parties' respective obligations under the confidentiality agreements, which each Party has executed and which are hereby reaffirmed and re-adopted, and incorporated by reference herein, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its subsidiaries' businesses, operations and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If the transactions contemplated herein are not consummated, each Party and its representatives shall treat all information obtained from the other, and not already in the public domain, as confidential, and each Party (upon written request) shall return to the other Party all such confidential information received from the other, as well as all copies and work papers containing such confidential information, or shall certify the destruction thereof.

          3.6.    FULL COOPERATION. The Parties shall cooperate fully with each other and with their respective counsel, accountants and other agents in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement, including cooperation in the filing of all applications with respect to the transactions contemplated hereby.

          3.7.    APPLICATIONS. MSBI shall promptly prepare and file, and FNBJC shall cooperate in the preparation and, where appropriate, filing of, applications with all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite consents necessary to consummate the transactions contemplated by this Agreement.

          3.8.    PUBLIC ANNOUNCEMENTS AND DISCLOSURES. The Parties hereto agree that, from the date hereof until the Effective Date, none of the Parties to this Agreement shall make any public announcements or disclosures, other than public announcements and disclosures required to be made by law, relating to this Agreement or to the transactions contemplated hereby without the prior approval of the other Party.

          3.9.    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Whenever any financial report, determination, adjustment, warranty, representation or covenant relates to any financial matter hereunder, it shall, unless stated to the contrary, be deemed to refer to such item as determined in accordance with GAAP as set forth in Sections 4.6 and 5.7.

          3.10.    AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its subsidiaries to use, reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end, including, without limitation, using its reasonable efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Sections 8, 9 and 10 of this Agreement. Each Party shall use, and shall cause each of its subsidiaries to use, its reasonable efforts to obtain all consents necessary for the consummation of the transactions contemplated by this Agreement.

          3.11.    TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes.

          3.12.    KNOWLEDGE. As used in this Agreement, references "to the knowledge of" or "known by" a Party shall mean the Board of Directors, Chairman, President or any officer of the Party.

        4.    REPRESENTATIONS AND WARRANTIES OF MSBI AND MSB.

        As an inducement to FNBJC to enter into this Agreement, MSBI and MSB, jointly and severally, hereby represent and warrant to FNBJC as follows:

          4.1.  CORPORATE ORGANIZATION. MSBI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia. MSB is a bank, duly organized, validly existing and in good standing under the laws of the State of Georgia. Each has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

          4.2.  AUTHORIZED CAPITAL STOCK.

            4.2.1.    (a)    The authorized capital stock of MSBI consists of 50,000,000 shares of common stock, no par value, of which 15,669,427 shares are issued and outstanding. All of the outstanding shares of MSBI Stock are validly issued, fully paid and non-assessable, and none of such shares was issued in violation of the preemptive rights of any person. There are no other classes of authorized capital stock of MSBI.

                        (b)    The authorized capital stock of MSB consists of 370,000 shares of common stock, $10.00 par value (previously defined as MSB Stock), of which 339,800 shares are issued and outstanding. All of the outstanding shares of MSB Stock are validly issued, fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any person. There are no other classes of authorized capital stock of MSB.

          4.3.  QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED. Neither MSBI nor MSB owns any property or conducts any business outside of the State of Georgia which would require it to be qualified as a foreign corporation in any jurisdiction.

          4.4.  AUTHORIZATION. This Agreement and its execution by the President and Secretary of each of MSBI and MSB or other persons designated by the Board of Directors of each of MSBI and MSB have been duly authorized, approved and ratified by the Board of Directors of each MSBI and MSB at a meeting duly called and held at which a quorum was present and acting throughout, and is valid and binding on MSBI and MSB.

          4.5.  NON-CONTRAVENTION. The execution and delivery of this Agreement by each of MSBI and MSB and the carrying out of the transactions contemplated hereby will not (a) violate any provisions of its Articles of Incorporation or Bylaws, (b) result in any breach or violation of the terms or conditions of or cause or create a right to any acceleration under any agreement to which it is a party or any judgment over it, or (c) violate or result in a violation of any federal or state law, statute, ordinance, rule or regulation applicable to it, subject to securing the approvals required by Section 10 hereof.

          4.6.  FINANCIAL STATEMENTS. The audited consolidated statements of financial condition of MSBI at December 31, 2001, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, and the notes thereto, and the unaudited consolidated statement of condition at March 31, 2002, and the related unaudited consolidated statement of income for the period then ended and the notes thereto (the audited consolidated financial statements at December 31, 2001, 2000 and 1999, and for the years then ended and the notes thereto being referred to as the "Annual MSBI Financials," and the unaudited consolidated financial statements at March 31, 2002, and for the period then ended and the notes thereto being referred to as the "Interim MSBI Financials") fairly present assets, liabilities, financial condition and results of consolidated operations of MSBI as of the dates mentioned and for the periods then ended in conformity with GAAP applied on a consistent basis

  (subject to any exceptions as to consistency as specified in such reports and, in the case of interim consolidated financial statements, to normal recurring year-end adjustments).

          4.7.  ABSENCE OF UNDISCLOSED LIABILITIES. MSBI and its subsidiaries do not have any material liabilities that are reasonably likely to have, individually or in the aggregate, a material adverse effect with respect to MSBI or its subsidiaries except those accrued or reserved against on the Annual and Interim MSBI Financials or reflected in the notes thereto. MSBI and its subsidiaries have not incurred or paid any liability since March 31, 2002, except for such liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on MSBI.

          4.8.  SEC FILINGS.

            4.8.1.    MSBI has filed all forms, reports and documents required to be filed by MSBI with the SEC since January 1, 1998 (collectively, the "MSBI SEC Reports"). The MSBI SEC Reports (a) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the Securities Exchange Act of 1934 (the "Exchange Act"), as the case maybe, and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of material fact or omit to state a material fact required to be stated in such MSBI SEC Reports or necessary in order to make the statements in such MSBI SEC Reports, in light of the circumstances under which they were made, not misleading.

            4.8.2.    Each of the MSBI consolidated financial statements (including, in each case, any related note) contained in the MSBI SEC Reports, including any MSBI SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited consolidated statements, as permitted by Form 10-Q or Form 10-QSB of the SEC) fairly presented or will fairly present the consolidated financial position of MSBI and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim consolidated financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          4.9.  LITIGATION. Except to the extent specifically reserved against in the Annual and Interim MSBI Financials on the notes thereto, there are no causes of action pending or (to the knowledge of MSBI) threatened against MSBI or any of its subsidiaries or regulatory orders, memoranda of understanding or similar documents involving MSBI or any of its subsidiaries that are reasonably likely to have, individually or in the aggregate, a material adverse effect on MSBI or its subsidiaries.

        4.10.    REGULATORY FILINGS. Since January 1, 1998, MSBI and its subsidiaries have filed all reports they were required to file with the FDIC, the Georgia Department and the Federal Reserve. As of their respective dates, all such reports complied in all material respects with all rules, regulations and instructions promulgated by such agencies and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        4.11.    GENERAL LEGAL COMPLIANCE. To the best knowledge of MSBI with respect to the conduct of its business, MSBI and its subsidiaries are in compliance in all material respects with all applicable federal, state or local laws, regulations, ordinances, decrees or orders of any governmental entity, the noncompliance with which could have a material adverse effect on their business, prospects, financial condition or results of operations. MSBI is not aware of the existence of any facts which would support the assessment of civil money penalties against MSBI or any of its subsidiaries, their directors, officers or employees.

        4.12.    BROKER. Except with respect to a fee to be paid Brown Burke Capital LLC, MSBI is not in any way obligated for the payment of fees or expenses to any investment banker, broker or finder in connection with the origination, negotiation, execution or fairness of this Agreement or the transactions contemplated hereby.

        4.13.    ABSENCE OF CHANGES. Since March 31, 2002, except as disclosed in the Annual and Interim MSBI Financials there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on MSBI.

        5.    REPRESENTATIONS AND WARRANTIES OF FNBJC.

        As an inducement to MSBI and MSB to enter into this Agreement, FNBJC hereby represents and warrants to MSBI and MSB as follows:

          5.1  FNBJC DISCLOSURE MEMORANDUM. Prior to the date hereof, FNBJC has delivered to MSBI a Disclosure Memorandum (the "FNBJC Disclosure Memorandum") containing certain information regarding FNBJC as indicated at various places in this Agreement. All information set forth in the FNBJC Disclosure Memorandum or in documents incorporated by reference in the FNBJC Disclosure Memorandum is true, correct and complete in all material respect, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of FNBJC. The information contained in the FNBJC Disclosure Memorandum shall be deemed to be part of and qualify all representations and warranties contained in this Section, provided, however, that in order to be part of or modify a representation or warranty, the FNBJC Disclosure Memorandum must reference the particular warranty or representation by section. FNBJC shall promptly provide MSBI with written notification of any material event, occurrence or other information that would be required to be included on the FNBJC Disclosure Memorandum if the FNBJC Disclosure Memorandum were to be prepared as of the date of such event, occurrence or information.

          5.2.  CORPORATE ORGANIZATION. FNBJC is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America. FNBJC has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

          5.3.  AUTHORIZED CAPITAL STOCK; NO SUBSIDIARIES.

            5.3.1.    The authorized capital stock of FNBJC consists of 1,500,000 shares of common stock, $5.00 par value, of which 969,403 shares of FNBJC Stock are issued and outstanding. All of the outstanding shares of FNBJC Stock are validly issued, fully paid and non-assessable, and none of such shares was issued in violation of the preemptive rights of any person. There are no other classes of authorized capital stock of FNBJC.

            5.3.2.    Except as set forth in Section 5.3.2 of the FNBJC Disclosure Memorandum, there are no outstanding warrants, options, agreements, contracts, calls or commitments of any character that would require the issuance by FNBJC of any shares of its common stock or securities convertible into such stock.

            5.3.3.    Except as set forth in Section 5.3.3 of the FNBJC Disclosure Memorandum, FNBJC has no subsidiaries and does not own, for its own account, any stocks, options, calls, warrants or rights to acquire stock or other equity securities in any partnership or corporation or other entity.

          5.4.  QUALIFICATIONS AS A FOREIGN CORPORATION NOT REQUIRED. FNBJC does not own any property or conduct any business outside of the State of Georgia which would require it to be qualified as a foreign corporation in any jurisdiction.

          5.5.  AUTHORIZATION. This Agreement and its execution by the President and Secretary of FNBJC or other persons designed by the Board of Directors of FNBJC have been duly authorized, approved and ratified by the Board of Directors of FNBJC at a meeting duly called and held at which a quorum was present and acting throughout, and, subject to approval by its shareholders as required by law, this Agreement is valid and binding on FNBJC. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of FNBJC, enforceable against FNBJC in accordance with its terms.

          5.6.  NON-CONTRAVENTION. Except as described in Section 5.6 of the FNBJC Disclosure Memorandum, the execution and delivery of this Agreement by FNBJC and the carrying out of the transactions contemplated hereby will not (a) violate any provisions of its Articles of Association or Bylaws, (b) subject to the requisite approvals and consents referred to in Section 5.6 of the FNBJC Disclosure Memorandum, result in any breach or violation of the terms or conditions of, require any consent or cause or create a lien on any assets of FNBJC or right to any acceleration under any agreement to which it is a party or any judgment, decree or order of any court or administrative agency having jurisdiction over it, or (c) violate or result in a violation of any federal or state law, statute, ordinance, rule or regulations applicable to it, subject to securing the approvals required by Section 10 hereof. Other than in connection with applicable securities laws, state corporate laws and the rules of Nasdaq, and other than consents required from any regulatory authorities, and other than notices or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans and other than consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a material adverse effect on FNBJC, no notice to, filing with, or consent of any public body or authority is necessary for the consummation by FNBJC of the Merger and the other transactions contemplated by this Agreement.

          5.7.  FINANCIAL STATEMENTS. The consolidated audited statements of financial condition of FNBJC at December 31, 2001, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, and the notes thereto, and the unaudited consolidated statement of condition at March 31, 2002, and the related unaudited consolidated statement of income for the period then ended and the notes thereto (the audited consolidated financial statements at December 31, 2001, 2000 and 1999 and for years then ended and the notes thereto being referred to as the "Annual FNBJC Financials," and the unaudited financial statements at March 31, 2002 and for the period then ended and the notes thereto being referred to as the "Interim FNBJC Financials" are complete and correct in all material respects, maintained in accordance with good business practices, and fairly present assets, liabilities, financial condition and results of operations of FNBJC as of the dates mentioned and for the periods then ended in conformity with GAAP applied on a consistent basis (subject to any exceptions as to consistency as specified in such reports and, in the case of interim financial statements, to normal recurring year-end adjustments).

          5.8.  SECURITIES EXCHANGE ACT DISCLOSURE FILINGS.

            5.8.1.    FNBJC has filed all forms, reports and documents required to be filed by FNBJC with the OCC under Part 11 of Title 12 of the Code of Federal Regulations since its inception

    (collectively, the "FNBJC OCC Reports"). The FNBJC OCC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the OCC (including, to the extent adopted by the OCC, the requirements of the 1933 Act and the Exchange Act) and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of material fact or omit to state a material fact required to be stated in such FNBJC OCC Reports or necessary in order to make the statements in such FNBJC OCC Reports, in light of the circumstances under which they were made, not misleading.

            5.8.2.    Each of the FNBJC financial statements (including, in each case, any related note) contained in the FNBJC OCC Reports, including any FNBJC OCC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the OCC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the OCC) fairly presented or will fairly present the financial position of FNBJC as at the respective dates and the results of its operations and cash flows for the period indicated, except that the unaudited interim financial statements were or subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          5.9.    NOTES AND OBLIGATIONS. Except as described in Section 5.9 of the FNBJC Disclosure Memorandum, all notes receivable or other obligations owned by FNBJC or due to them shown in the Annual or Interim FNBJC Financials and any such notes receivable and obligations on the date hereof and on the Effective Date are and will be genuine, legal and valid obligations of the respective makers thereof and are not and insofar as FNBJC is aware will not be subject to any defense, offset or counterclaim. All such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to MSBI for examination prior to the Effective Date. All such notes and obligations were entered into by FNBJC in the ordinary course of its business and in compliance with all applicable laws and regulations, except as to any noncompliance which has not and will not have a material adverse effect on the business, properties or earnings of FNBJC.

          5.10.    ABSENCE OF UNDISCLOSED LIABILITIES. FNBJC has no debt, liability or obligation of any kind that is reasonably likely to have individually or in the aggregate a material adverse effect with respect to FNBJC except (a) those reflected on the Annual and Interim FNBJC Financials, (b) liabilities incurred or paid in the ordinary course of business since March 31, 2002, consistent with past business practices and which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on FNBJC and (c) as set forth in Section 5.10 of the FNBJC Disclosure Memorandum. FNBJC has not incurred or paid any liability since March 31, 2002, except for such liabilities incurred or paid in the ordinary course of business consistent with past business practice which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on FNBJC.

          5.11.    INVESTMENTS. Except for pledges to secure public and trust deposits or as set forth in Section 5.11 of the FNBJC Disclosure Memorandum, none of the investments reflected in the Annual FNBJC Financials and none of the investments made since the date of the Annual FNBJC Financials is subject to any restriction, contractual, statutory or otherwise, which materially would impair the ability of the holder of such investment freely to dispose of such investment at any time. The FNBJC books and records accurately reflect the nature, terms and characteristics of such investments. No such investments are derivative investments except as described on the FNBJC Disclosure Memorandum.

        5.12.    TAXES. FNBJC has filed all federal, state, county and other tax returns and reports required by applicable law and has paid in full or has made adequate provision for the payment of all taxes shown on said returns or claimed to be due by federal, state, county or other taxing authorities. All such payments of taxes were timely made. FNBJC does not know of any circumstances or facts, which exist or have heretofore existed which would constitute grounds for the assessment of any further material tax liability for any period covered by any of such filed returns. To the knowledge of FNBJC, there are no tax examinations or proceedings pending or threatened for any period and FNBJC does not know of any circumstances or facts which would cause any such examinations or proceedings. All taxes and other liabilities due with respect to completed and settled examinations or concluded litigation have been paid. There are no federal, state or local tax liens upon any property or assets of FNBJC, except for liens for state and local property taxes which are not yet due. Except as disclosed on Section 5.12 of the FNBJC Disclosure Memorandum, federal income tax returns of FNBJC have not been examined by the Internal Revenue Service for any period, and FNBJC has not consented to the extension of any statute of limitations with respect to any period. Adequate provision for any taxes due or to become due for FNBJC for the period or periods through and including the date of the Annual and Interim FNBJC Financials has been made and is reflected on the Annual and Interim FNBJC Financials. Deferred taxes of FNBJC have been provided for in accordance with GAAP. To the knowledge of the FNBJC, FNBJC is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with all applicable information and tax withholding requirements under federal, state and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

          5.13.    LITIGATION. Except as set forth in Section 5.13 of the FNBJC Disclosure Memorandum, there are no causes of action pending or threatened against FNBJC with respect to the transactions contemplated by this Agreement, and there are no actions, suits, claims, demands or proceedings pending or threatened against FNBJC which, if adversely decided, could have a material adverse effect, either individually or in the aggregate, on the business, prospects, financial condition or results of operations of FNBJC.

          5.14.    REGULATORY FILINGS. Since inception, FNBJC has filed all reports and statements they were required to file with the OCC and all other regulatory bodies having jurisdiction over FNBJC. As of their respective dates, all such reports complied in all material respects with all rules, regulations and instructions promulgated by such agencies and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          5.15.    GENERAL LEGAL COMPLIANCE. Except as set forth in Section 5.14 of the FNBJC Disclosure Memorandum, to the best knowledge of FNBJC with respect to the conduct of its business or employees conducting its business, FNBJC is in compliance in all material respects with all applicable federal, state or local laws, regulations, ordinances, decrees or orders of any governmental entity, the noncompliance with which could have a material adverse effect on the business, prospects, financial condition or results of operations of FNBJC. FNBJC is not aware of the existence of any facts which would support the assessment of civil money penalties against FNBJC, its directors, officers or employees. To the knowledge of FNBJC, FNBJC has in effect all permits, governmental approvals, authorizations, certificates and licenses (the "Permits") to own, lease or operate its assets and to carry on its business as now conducted, and to the knowledge of FNBJC, there has occurred no default under any such Permit. Except as disclosed in Section 5.14 of the FNBJC Disclosure Memorandum, FNBJC has received no notification or communication from any agency or department or federal, state or local government or any other regulatory authority: (a) asserting that FNBJC is not in compliance with any law or order of such governmental or regulatory authority; (b) threatening to revoke any Permits; or (c) requiring FNBJC to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding or to adopt any Board resolution or similar understanding which materially restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

          5.16.    PROPERTIES; ENVIRONMENTAL.

            5.16.1.    Except as set forth in Section 5.16.1 of the FNBJC Disclosure Memorandum, FNBJC owns good title to or holds a valid leasehold estate in all of its properties and assets reflected in the Annual and Interim FNBJC Financials and described with particularity in Section 5.16.1 of the FNBJC Disclosure Memorandum, free and clear of all liens, encumbrances, security interests and mortgages, except for the liens of state and local property taxes which are not due and payable, easements or other claims, none of which materially interfere with the operation of the business of FNBJC or the marketability of its properties. All material tangible properties used in the business of FNBJC are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FNBJC's past business practices. All assets which are material to the business of FNBJC and held under leases or subleases by FNBJC are held under valid contracts enforceable in accordance with their respective terms, and each such contract is in full force and effect. The assets and properties of FNBJC listed in Section 5.16.1 of the FNBJC Disclosure Memorandum include all assets and properties required to operate the business of FNBJC as presently conducted.

            5.16.2.    Except as disclosed in Section 5.16.2 of the FNBJC Disclosure Memorandum and to the best knowledge of FNBJC, FNBJC is in compliance with all Environmental Laws. FNBJC has not been notified nor is otherwise aware that it is liable, potentially liable, or a considered potentially liable, under any Environmental Laws. There are no actions, regulatory investigations, requests for information or other proceedings pending or, to the knowledge of FNBJC, threatened against FNBJC relating to environmental protection, nor does FNBJC have any reason to believe any such action suits, investigations, requests or proceedings may be brought against it. To the best knowledge of FNBJC, no disposal, release, storage or discharge of any Hazardous Materials has occurred on, in, at or about any of the facilities or properties of FNBJC, or on any properties held as collateral for any loans held by FNBJC. To the knowledge of FNBJC, FNBJC is not liable such that it may be named as a defendant or a potentially responsible party: (a) for alleged noncompliance with any Environmental Law; or (b) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by FNBJC.

        All above-ground and underground storage tanks located on any of the facilities or properties of FNBJC have been identified in Section 5.16.2 of the FNBJC Disclosure Memorandum, together with a description of the materials stored therein and a statement as to whether such tanks and separators are currently used by FNBJC. Except as disclosed in Section 5.16.2 of the FNBJC Disclosure Memorandum and to the best knowledge of FNBJC, none of such tanks and separators, and no aboveground and underground storage tanks located on any properties held as collateral for any loans held by FNBJC, is leaking or has leaked. Except as identified in Section 5.16.2 of the FNBJC Disclosure Memorandum, to the best knowledge of FNBJC, none of the facilities or properties of FNBJC contain any asbestos-containing materials and to the best knowledge of FNBJC, none of such materials and no asbestos-containing materials at any properties held as collateral for any loans held by FNBJC require removal, remediation, or encapsulation. To the knowledge of FNBJC, there has been no release of Hazardous Material in, on, under or affecting any property of FNBJC. To the best of FNBJC's knowledge, except as identified in Section 5.16.2 of the FNBJC Disclosure Memorandum, no environmental audit or other investigation has been conducted at the facilities or properties of FNBJC.

        For purposes of this Agreement, the terms "Environmental Law" or "Environmental Laws" shall mean any and all statutes, codes, laws (including, without limitation, common law), ordinances, agency rules, regulations, and guidance, and reporting or licensing requirements relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation (a) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq.("CERCLA"); (b) the Solid Waste Disposal Act, as amended by the Resource Conservations and Recovery Act, 42 U.S.C. §§6901 et seq. ("RCRA"); (c) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (d) the Clean Air Act (42 U.S.C. §§7401 et seq.); (e) the Clean Water Act (33 U.S.C. I 1251 et seq.); (f) any state, county, municipal or local statutes, laws or ordinance similar or analogous to the federal statutes listed in parts (a)(e) of this subparagraph; (g) any amendments to the statutes, laws or ordinance listed in parts (a)(f) of this subparagraph; (h) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (a)(g) of this subparagraph; and (i) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like relating to environmental protection or to employee health and safety.

        For purposes of this Agreement, the terms "Hazardous Material" or "Hazardous Materials" shall mean any and all chemicals, substances, wastes, materials, pollutants, contaminants, equipment or fixtures defined as or deemed hazardous or toxics or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, asbestos-containing materials, and polychlorinated biphenyls ("PCBs").

          5.17.    INSURANCE.

            5.17.1.    FNBJC is not in default with respect to any provisions of any fire, fidelity bond, directors' and officers' liability, other liability, title or other forms of insurance held by them where the loss of such insurance and the occurrence of any event intended to be thereby insured against could have a material adverse effect, either individually or in the aggregate, on the business, prospects, financial condition or results of operations of FNBJC; nor has FNBJC failed to give any notice or present any claim thereunder in a due and timely fashion.

            5.17.2.    Section 5.17.2 of the FNBJC Disclosure Memorandum describes each of FNBJC's insurance policies, including carrier, amount of coverage and annual premium. The policies listed in Section 5.17.2 of the FNBJC Disclosure Memorandum maintained with respect to the assets and properties listed in Section 5.16.1 of the FNBJC Disclosure Memorandum provide adequate coverage under current industry practice against loss or liability and the fidelity and blanket bonds in effect as to which FNBJC is a named beneficiary are reasonably sufficient.

          5.18.    BROKER. FNBJC is not in any way obligated for the payment of fees or expenses to any investment banker, broker or finder in connection with the origination, negotiation, execution or fairness of this Agreement or the transactions contemplated hereby.

          5.19.    TRADEMARKS.

            5.19.1.    Section 5.19.1 of the FNBJC Disclosure Memorandum is a true and complete list of all trademarks, service marks, copyrights, trade names and patents owned by FNBJC.

            5.19.2.    Except as set forth in Section 5.19.2 of the FNBJC Disclosure Memorandum, FNBJC owns or has license agreements to use all trademark, service marks, copyrights, trade names or patents used by it in the conduct of its businesses. FNBJC is not infringing upon, or otherwise violating the rights of any third party with respect to, any trademark, service mark, copyright, trade name, or patent, to the best of FNBJC's knowledge. No proceedings have been instituted, or to the knowledge of FNBJC threatened, nor has any claim been made, against FNBJC alleging any such infringement or violation.

          5.20.    SOLE AGREEMENT TO MERGE OR SELL. FNBJC is not a party to any other acquisition agreement, merger agreement, plan of reorganization, letter of intent, agreement of sale, or other agreement which would result in the sale or other disposition directly or indirectly, of all or substantially all of its stock or assets.

          5.21.    INSIDER CONTRACTS. Except as set forth in Section 5.21 in the FNBJC Disclosure Memorandum, (a) FNBJC is not a party to or otherwise obligated under any management agreement, employment contract, consulting agreement, personal service agreement or other contract or agreement for the provision of similar services, (b) FNBJC is not a party to any written agreement or understanding with any officer or director of FNBJC, its affiliates or the immediate family members of any such officers and directors (collectively, the "FNBJC Insiders") which calls for the payment of money by FNBJC and (c) the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any act or event, or with the lapse of time or both) result in any payment (severance or other) becoming due from FNBJC or the successor thereof to any FNBJC Insider under any written or oral agreement or understanding.

          5.22.    EMPLOYEE BENEFIT PLANS. As of the date hereof as well as the Effective Date:

            5.22.1.    Section 5.22.1 of the FNBJC Disclosure Memorandum contains a true and complete list of all the following types of agreements or plans established, maintained or contributed to by FNBJC that are presently in effect or which have been in effect at anytime:

  (a)
  "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(l), 3(2) and 3(3) of ERISA; and

  (b)
  any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefit, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which FNBJC maintains or to which FNBJC has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (i) or (ii) as established, adopted or maintained by FNBJC are herein collectively referred to as the "FNBJC Plans").

        For each FNBJC Plan, FNBJC will deliver to MSBI true and complete copies of all documents as they may have been amended to the date hereof which establish the FNBJC Plan, the most recent summary plan description, the annual reports filed for the three most recent plan years, the most recent actuarial report prepared, if any, and any current insurance contract relating to such FNBJC Plan and such other documents and information as MSBI may reasonably request. FNBJC is not and has never been part of a group of corporations and/or other business entities treated as a single employer within the meaning of Section 414 of the Code other than FNBJC itself.

            5.22.2.    Each of the FNBJC Plans maintained, or previously maintained, by FNBJC has at all times been operated in material compliance with ERISA, the Code, any other applicable laws and the terms of the Plan itself. Each FNBJC Plan (i) which is intended to satisfy the requirements of Code Section 401 (a), and the trust for which is intended to be exempt from taxation under Code Section 501(a), or (ii) which is intended to be exempt from taxation under Code Section 501(c)(9) (collectively, the "FNBJC Qualified Plans") has received a favorable determination letter to that effect from the Internal Revenue Service, and such favorable determination letter remains in effect and, except as set forth in Section 5.22.2 of the FNBJC Disclosure Memorandum, no such FNBJC Qualified Plan has been amended since the issuance of the most recent favorable determination letter. To the knowledge of FNBJC, there are no circumstances likely to result in revocation of any such favorable determination letter. To the knowledge of FNBJC, there are no circumstances likely to result in revocation of any such favorable determination letter. The FNBJC Qualified Plans currently comply in form with the requirements under the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. To its knowledge FNBJC has not engaged in a transaction with respect to any FNBJC Plan, that assuming the taxable period of such transaction expired as of the date hereof, would subject FNBJC to a tax penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a material adverse effect on FNBJC.

            5.22.3.    FNBJC has no past, present or future obligation or liability to contribute to any "multi-employer plan," as defined in ERISA Section 3(37), or any single-employer plan having two or more contributing sponsors at least two of whom are not under common control, as described in ERISA Section 4063.

            5.22.4.    Except as set forth in the FNBJC Disclosure Memorandum, FNBJC does not currently maintain an "employee pension benefit plan" as defined in ERISA Section 3(2). No assets of FNBJC are, and FNBJC does not reasonably expect them to become, subject to a lien imposed under ERISA Section 4068 or Code Section 412 and no assets of FNBJC have been provided as security to any FNBJC Plan pursuant to Code Section 401 (a)(29).

            5.22.5.    No termination or partial termination of any FNBJC Qualified Plan has occurred nor has a notice of intent to terminate any FNBJC Qualified Plan been issued by FNBJC.

            5.22.6.    Neither FNBJC nor any other "disqualified person" or "party in interest," as defined in Code Section 4975 and ERISA Section 3(14), respectively, has engaged in any "prohibited transaction," as defined in Code Section 4975 or ERISA Section 406. All "fiduciaries," as defined in ERISA Section 3(21), FNBJC and its respective officers and employees, with respect to the FNBJC Plans, have complied in all material respects with the requirements of ERISA Section 404.

            5.22.7.    To the knowledge of FNBJC, FNBJC has complied in all material respects with the continuation coverage requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 in a manner that will not cause FNBJC to incur any liability that is reasonably likely to have a material adverse effect on FNBJC.

            5.22.8.    Other than routine claims for benefits, there are no actions, audits, investigations, suits, or claims pending or threatened against any of the FNBJC Plans or any fiduciary of any of the FNBJC Plans or against the assets of any of the FNBJC Plans.

            5.22.9.    Except as provided in Section 5.22.9 of the FNBJC Disclosure Memorandum, FNBJC has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each FNBJC Plan to be paid by the FNBJC Group.

            5.22.10.    FNBJC has no obligation to any retired or former employee, or any current employee upon retirement, under any FNBJC Plan, and any FNBJC Plan can be terminated without resulting in any liability to FNBJC for any additional penalties, premiums, fees, or any other charges.

            5.22.11.    Except as provided in Section 5.22.11 of the FNBJC Disclosure Memorandum, FNBJC has no outstanding, present or future obligation to make payments to an insurer for premiums, reserves or other liability relating to a FNBJC Plan under any arrangement with an insurer.

            5.22.12.    FNBJC Group is not obligated, contingently or otherwise, under any agreement to pay any amount which will be treated as an "excess parachute payment" as defined in Code Section 280G(b), determined without regard to Code Section 280G(b)(2)(A)(i).

            5.22.13.    FNBJC is not liable for any unpaid wages, bonuses or commissions, or taxes, penalties, assessments or forfeitures arising from any employment matter other than (i) liabilities accrued on the Annual and Interim FNBJC Financials and (ii) wages owed for services rendered since the payroll date immediately preceding the Effective Date.

            5.22.14.    Until the Effective Date, FNBJC shall not amend any FNBJC Plan, except to the extent necessary to maintain compliance with the Code or ERISA or, except to the extent provided to the contrary herein, increase any benefits or rights under any FNBJC Plan, or adopt any new plan, program, policy, or arrangement which, if it existed as of the Effective Date, would constitute a FNBJC Plan.

            5.22.15.    The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any FNBJC Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder,

            5.22.16.    There are no restrictions on the right of FNBJC to terminate or amend any FNBJC Plan without incurring any liability to a participant or beneficiary of such plan or any other party, other than the liability to satisfy claims for benefits incurred or accrued prior to such termination.

            5.22.17.    No representative or employee of FNBJC has made any representation to any individual regarding his or her eligibility for a FNBJC Plan, or the benefits provided under a FNBJC Plan, that is not consistent with the terms of such Plan.

            5.22.18.    The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement or employment agreement) of employees or former employees of FNBJC and their respective beneficiaries have been fully reflected in the Annual and Interim FNBJC Financials to the extent required by and in accordance with GAAP.

          5.23.    ARTICLES AND BYLAWS. FNBJC has previously delivered to MSBI true and correct copies of the Articles of Association and Bylaws of FNBJC.

          5.24.    BOOKS AND RECORDS. The books of account and other financial records of FNBJC are, in all material respects, complete and correct, maintained in accordance with good business practice, and are fairly reflected in the Annual and Interim FNBJC Financials. The minute books of FNBJC accurately reflect all material corporate action of the shareholders and the Board of Directors (including any Executive Committee thereof) of FNBJC.

          5.25.    ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses (the "Allowance") shown on the balance sheet of FNBJC included in the Annual or Interim FNBJC Financials was and will be adequate to the knowledge of FNBJC (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of

  FNBJC and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by FNBJC as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a material adverse effect on FNBJC.

          5.26.    LABOR RELATIONS. FNBJC is not the subject of any litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving FNBJC, pending or, to the knowledge of FNBJC, threatened, nor, to the knowledge of FNBJC, is there any activity involving any employees of FNBJC seeking to certify a collective bargaining unit or engaging in any other organization activity.

          5.27.    MATERIAL CONTRACTS. Except as disclosed in Section 5.27 of the FNBJC Disclosure Memorandum or otherwise reflected in the Annual or Interim FNBJC Financials, FNBJC is not a party to, nor is bound nor affected by, nor receives benefits under, (a) any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any person in any calendar year in excess of $25,000, excluding "at will" employment arrangements, (b) any contract relating to the borrowing of money by FNBJC or the guarantee by FNBJC of any such obligation (other than contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any other contract (excluding this Agreement) or amendment thereto that is required to be filed as an Exhibit to a Form 10-KSB or Form 10-QSB filed by FNBJC with the OCC as of the date of this Agreement that has not been filed as an exhibit to any FNBJC Form 10-KSB or Form 10-QSB filed with the OCC. FNBJC is not in default under any contract, other than defaults which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on FNBJC. All of the indebtedness of FNBJC for money borrowed is prepayable at any time by FNBJC without penalty or premium except as disclosed in Section 5.27 of the FNBJC Disclosure Memorandum.

          5.28.    STATEMENTS TRUE AND CORRECT. To the knowledge of FNBJC, no statement, certificate, instrument or other writing furnished or to be furnished by FNBJC, pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. To the knowledge of FNBJC, none of the information supplied or to be supplied by FNBJC for inclusion in the Registration Statement to be filed by MSBI with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. To the knowledge of FNBJC, none of the information supplied or to be supplied by FNBJC for inclusion in the Proxy Statement to be mailed to FNBJC's shareholders in connection with the FNBJC Shareholders' Meeting, and any other documents to be filed by FNBJC with the OCC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of FNBJC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the FNBJC Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy of the FNBJC Shareholders' Meeting. All documents that FNBJC is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

          5.29.    ACCOUNTING, TAX AND REGULATORY MATTERS. FNBJC, to the knowledge of FNBJC, has not taken any action, or agreed to take any action, or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for treatment as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 10 of this Agreement. To the knowledge of FNBJC, there exists no fact, circumstance, or reason why the requisite consents referred to in Section 10 of this Agreement cannot be received in a timely manner.

          5.30.    CHARTER PROVISIONS. FNBJC has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any person under the Articles of Association, Bylaws or other governing instruments of FNBJC or restrict or impair the ability of MSBI to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of FNBJC that may be acquired or controlled by it.

          5.31.    ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the FNBJC Disclosure Memorandum, since March 31, 2002,

            5.31.1.    There has been no change in the business, assets, liabilities, results of operations or financial condition of FNBJC, or in any of its relationships with customers, employees, lessors and others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or which management of FNBJC believes may have a material adverse effect on such business or properties;

            5.31.2.    There has been no damage, destruction or loss to the assets, properties or business of FNBJC, whether or not covered by insurance, which has had or which management of FNBJC believes may have, either individually or in the aggregate, a material adverse effect thereon;

            5.31.3.    The business of FNBJC has been operated in the ordinary course and not otherwise;

            5.31.4.    The properties and assets of FNBJC used in its business have been maintained in good order, repair and condition, ordinary wear and tear excepted;

            5.31.5.    The books, accounts and records of FNBJC have been maintained in the usual, regular and ordinary manner;

            5.31.6.    There has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of FNBJC;

            5.31.7.    Except as set forth in Section 5.31.7 of the FNBJC Disclosure Memorandum, there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by FNBJC to any director or executive officer, or any employee earning $50,000 or more per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

            5.31.8.    There has been no change in the Articles of Association or Bylaws of FNBJC;

            5.31.9.    There has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of FNBJC, any organizational effort by any union, or institution or (to the knowledge of FNBJC) threatened institution, of any organizational effort, complaint or other proceeding in connection therewith, involving FNBJC or affecting its operations;

            5.31.10.    Except as set forth in Section 5.31.10 of the FNBJC Disclosure Memorandum, there has been no issuance, sale, repurchase, acquisition, or redemption by FNBJC of any of its authorized capital stock, bonds, notes, debt or other securities or any modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof,

            5.31.11.    There has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation any deposit for security consisting of) any asset or assets of FNBJC or assumed by it with respect to any asset or assets;

            5.31.12.    There has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by FNBJC whether or not it would be required to be reflected on a balance sheet of FNBJC prepared as of the date hereof in accordance with GAAP applied on a consistent basis, except as incurred in the ordinary course of business;

            5.31.13.    No obligation or liability of FNBJC has been discharged or satisfied, other than in the ordinary course of business or consistent with past practice;

            5.31.14.    Except as set forth in Section 5.31.14 of the FNBJC Disclosure Memorandum, there has been no sale, transfer or other disposition of any asset or assets of FNBJC, other than sales in the ordinary course of business;

            5.31.15.    There has been no amendment, termination or waiver of any right of FNBJC under any contract or agreement or governmental license, permit or permission which has had or may have, individually or in the aggregate, a material adverse effect on its business or properties; and

            5.31.16.    Except as disclosed in Section 5.31.16 of the FNBJC Disclosure Memorandum, FNBJC has not taken or failed to take any action, which action or failure to act, would represent or result in a material breach or violation of any of the covenants and agreements of FNBJC and which would likely have a material adverse effect on FNBJC.

          6.    COVENANTS OF FNBJC

          6.1.  CONDUCT OF BUSINESS. Except with the prior written approval of MSBI, FNBJC agrees that from the date of this Agreement until the Effective Date or until this Agreement is terminated by the Parties as herein provided, FNBJC:

            6.1.1.    Will conduct its business only in the ordinary course as conducted at the date of this Agreement, and in compliance in all material respects with all applicable laws and regulations and all contracts to which it is a party;

            6.1.2.    Will use all reasonable efforts to maintain satisfactory relationships with its customers, suppliers, regulators and employees;

            6.1.3.    Will permit a representative of MSBI to attend (a) all meetings of the Board of Directors of FNBJC and (b) all meetings of their loan and executive committees (but only to the extent of expressing their opinion on any matter before the Board and not otherwise to influence the Board's decision and not to vote) with such representative to be excused during deliberations relating to the transactions contemplated by this Agreement;

            6.1.4.    Will not dispose of any property having a book value exceeding $25,000, or incur any indebtedness exceeding $25,000 except in the ordinary course of business; will not make any capital contribution to any affiliate or non-affiliate; will not mortgage, pledge or otherwise encumber any of its properties except in the ordinary course of business; will not make or commit to make any capital expenditure exceeding $25,000 except in the ordinary course of business; will not commit to any transaction requiring regulatory approval (other than the transactions contemplated by this Agreement); and will not fail to maintain all of its properties in good repair, order and condition;

            6.1.5.    Will not increase salaries, employee benefits, directors' fees or bonuses, except to the extent consistent with past practices, and will not enter into any compensation agreements with anyone, except as set forth in the FNBJC Disclosure Memorandum;

            6.1.6.    Will make no changes to any of the FNBJC Plans unless required by law, regulation or judicial intermediation as advised by counsel;

            6.1.7.    Except as disclosed in the FNBJC Disclosure Memorandum, will not enter into any agreement, including, without limitation, any agreement for the purchase, sale or lease of any property or for the furnishing of services, with any FNBJC Insider;

            6.1.8.    Will not make any commitments or enter into any contracts which, individually or in the aggregate, call for the payment of $25,000 or more by FNBJC, (a) except for agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and not in excess of FNBJC's then current requirements, (b) except for the acceptance of deposits and the making and selling of loans in the ordinary course of business as a lending institution, and (c) except as set forth in the FNBJC Disclosure Memorandum; and

            6.1.9.    Will not fail to maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent in all material respects with prior years.

          6.2.  CAPITAL STOCK, ARTICLES AND BYLAWS. Except with the prior written approval of MSBI, FNBJC will not (a) issue or agree to issue any shares of capital stock or any rights or options with respect thereto, or issue or agree to issue any shares of capital stock with respect to any of its subsidiaries or rights or options with respect thereto, except as set forth in the FNBJC Disclosure Memorandum (which Disclosure Memorandum shall only permit the issuance of shares pursuant to the exercise of properly issued options and warrants outstanding on the date hereof, and shall set forth the number of shares subject to such options and warrants, the holder and the exercise price thereof); (b) declare, set aside or pay any dividends or make any other distributions with respect to its capital stock, except that FNBJC may continue paying its regular, normal dividends in accordance with its past practices; (c) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock; (d) effect a stock split or reclassification of its stock or create any new class of capital stock or issue any capital debt; or (e) amend its Articles of Association or Bylaws.

          6.3.  APPROVAL OF FNBJC SHAREHOLDERS. FNBJC shall cause a meeting of its shareholders to be held on such date as shall be agreed upon with MSBI for the purpose of considering the approval of the Merger and adoption of this Agreement. FNBJC shall deliver to MSBI promptly at the conclusion of the FNBJC Shareholders' Meeting, a certificate stating (a) the number of shares present in person or by proxy at the meeting, (b) the number of shares which were voted for the Merger, (c) the number of shares which were voted against the Merger, and (d) the number of shares dissenting to the Merger. Such certificate shall include the names and mailing addresses of the shareholders who voted against the Merger and of the holders of shares dissenting to the Merger.

          6.4.  PROXY MATERIALS. To the best knowledge of FNBJC, neither the proxy materials nor any other materials (or amendments thereof or supplements thereto) to be furnished by FNBJC to its shareholders in connection with the transactions contemplated by this Agreement will, at the times such documents are distributed to FNBJC shareholders through the Effective Date, contain with respect to FNBJC any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made with respect to FNBJC, not misleading.

          6.5.  NOTICE OF BREACH. FNBJC shall promptly give written notice to MSBI upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made by FNBJC in this Agreement and shall use its best efforts to prevent or promptly remedy the same.

          6.6.  SOLE AGREEMENT TO MERGE OR SELL. During the term of this Agreement, FNBJC will not directly or indirectly (through, if applicable, its respective directors, officers, employees, representatives or otherwise) make, solicit, initiate or encourage proposals or offers from any party other than MSBI relating to any recapitalization, merger, consolidation, acquisition or purchase of all or substantially all of the assets of, or any equity interest in, FNBJC. FNBJC shall immediately cease and cause to be terminated all such contacts or negotiations with third parties, if any. FNBJC will not, directly or indirectly (as aforesaid) participate in any negotiations regarding, furnish to any other person any information with respect to, assist or participate in any effort or attempt by any other person to do or seek any of the foregoing, except where the failure to furnish such information or to participate in such negotiations or discussions would constitute a breach of the fiduciary duties of the Board of Directors of FNBJC (as determined in good faith after consultation with counsel to FNBJC). FNBJC shall promptly notify MSBI of any unsolicited proposal or offer FNBJC receives with respect to the foregoing.

          6.7.  REPORTS. FNBJC shall file, and shall promptly provide MSBI with a copy of, all of the reports required to be filed by it with regulatory agencies for periods ending on and after March 31, 2002, and shall, to the extent permitted by law, promptly provide to MSBI copies of all correspondence submitted to or received by it from any regulatory agency.

          6.8.  AFFILIATES. At least thirty (30) days prior to the Effective Date of the Merger, FNBJC shall deliver to MSBI a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of FNBJC, "affiliates" of FNBJC for purposes of Rule 145 under the 1933 Act. FNBJC shall use all reasonable efforts to cause each person who is identified as an "Affiliate" in the letter referred to above to deliver to MSBI not later than thirty (30) days prior to the Effective Date of the Merger, a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the FNBJC Stock held by such person except as contemplated by such written agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the MSBI Stock to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act, and the rules and regulations thereunder. MSBI shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FNBJC Stock by such persons.

        7.    COVENANTS OF MSBI AND MSB.

          7.1.  CONDUCT OF BUSINESS. MSBI agrees that from the date of this Agreement until the Effective Date or until this Agreement is terminated by the Parties as herein provided, each of MSBI and its subsidiaries:

            7.1.1.    Will not, without the prior approval of FNBJC, amend its Articles of Incorporation or Bylaws, in each case in a manner which is adverse to and discriminates against the holders of FNBJC Stock.

            7.1.2.    Will conduct its business only in the ordinary course as conducted at the date of this Agreement, and in compliance in all material respects with all applicable laws and regulations and all contracts to which it is a party; and

            7.1.3.    Will use all reasonable efforts to maintain satisfactory relationships with its customers, suppliers, regulators and employees;

          7.2.  APPROVAL OF MSB SHAREHOLDER. MSBI, as the sole shareholder of MSB, shall execute a written consent approving the Merger.

          7.3.  NOTICE OF BREACH. MSBI shall promptly give written notice to FNBJC upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenant made by MSBI in this Agreement and shall use its best efforts to prevent or promptly remedy the same.

          7.4.  SOLE AGREEMENT TO MERGE OR SELL. During the terms of this Agreement, MSBI will not directly or indirectly (through, if applicable, its respective directors, officers, employees, representatives or otherwise) make, solicit, initiate or encourage proposals or offers from any party other than FNBJC relating to any recapitalization, merger, consolidation, acquisition or purchase of all or substantially all of the assets of, or any equity interest in, MSBI or any of its subsidiaries if the effect of such proposed transaction would be to impair or delay the ability of MSBI to consummate the transactions contemplated by this Agreement. MSBI will not, directly or indirectly (as aforesaid), participate in any negotiations regarding, furnish to any other person any information with respect to, assist or participate in any effort or attempt by any other person to do or seek any of foregoing, except where the failure to furnish such information or to participate in such negotiations or discussions would constitute a breach of the fiduciary duties of the Board of Directors of MSBI (as determined in good faith after consultation with counsel to MSBI). MSBI shall promptly notify FNBJC of any unsolicited proposal or offer MSBI received with respect to the foregoing.

          7.5.  REPORTS. MSBI and MSB shall file, and shall promptly provide FNBJC with a copy of, all of the reports required to be filed by it or any of its subsidiaries with any regulatory agencies (including without limitation, the SEC, the FDIC, the Georgia Department and the Federal Reserve) for periods ending on and after March 31, 2002, and shall, to the extent permitted by law, promptly provide to FNBJC copies of all correspondence submitted to or received by it or any of its subsidiaries from any regulatory agency.

          7.6.  INDEMNITY.

            7.6.1.    With respect to any claim made or action commenced within six years after the Effective Date, MSB shall indemnify and hold harmless to the extent permitted by the provisions of the Articles of Association and Bylaws of FNBJC, each as in effect as of the date hereof, each director, officer and employee of FNBJC against any costs or expenses (including attorneys' fees), judgment, fines, losses, threatened or completed action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) arising out of or pertaining to any action or omission by such director, officer or employee on or prior to the consummation of the Merger in his or her capacity as such, and such indemnification shall be to the fullest extent permitted by applicable Georgia law.

            7.6.2.    MSB shall use its reasonable efforts to maintain FNBJC's existing directors' and officers' liability insurance policy (or a policy, including existing policy, providing at least comparable coverage) covering persons who are currently covered by such insurance for a period of six years after the Effective Date on terms no less favorable than those in effect on the date hereof.

            7.6.3.    If MSB or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any person or entity, then and in each case, proper provision shall be made so that the surviving or acquiring entity shall assume the obligations set forth in Section 7.6.

          7.7.  EMPLOYEE BENEFITS. For purposes of calculating an employee's accrual of sick time, vacation time, eligibility for and vesting under any MSBI employee benefit plan, but not for purposes of calculating benefit accrual under any MSBI employee benefit plan that is also a defined benefit plan within the meaning of Section 3(35) of ERISA, each employee of FNBJC shall be credit with his or her period of employment with FNBJC or any predecessor of FNBJC (including during the organization period of FNBJC). The amount of such accruals, however, shall be based on the terms of such MSBI employee benefit plan or other benefit program, without regard to the accrual schedules under any corresponding FNBJC employee benefit plan.

          MSBI shall waive, under its medical plan, any pre-existing condition exclusion for any FNBJC employee who continues in employment after the Effective Date and becomes covered under such medical plan, to the extent that such pre-existing condition would have been covered under the comparable FNBJC employee benefit plan and the individual with the pre-existing condition was covered under such plan.

        8.    CONDITIONS TO OBLIGATIONS OF MSBI AND MSB. The obligations of MSBI and MSB hereunder are, at the option of MSBI, subject to the following conditions:

          8.1.  REPRESENTATIONS AND COVENANTS COMPLIANCE. The representations and warranties of FNBJC contained in Section 5, shall be true and correct as of the date of this Agreement and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, except for changes contemplated by this Agreement. FNBJC shall have performed and complied in all material respects with its covenants made in Section 6.

          8.2.  NO CHANGE IN CONDITION. There shall have occurred no material adverse change in the financial condition of FNBJC from that presented in the Interim FNBJC Financials.

          8.3.  CLOSING CERTIFICATE AND OTHER DOCUMENTS. MSBI shall have received a certificate signed by the President and Chief Financial Officer of FNBJC, dated the Effective Date, to the effect that the requirements of Sections 8.1 and 8.2 above have been satisfied and that the other conditions set forth in this Section 8 have been complied with and satisfied as of the Effective Date. MSBI shall have received all such other documents and materials from FNBJC as it deems necessary or appropriate.

          8.4.  LEGAL OPINION. MSBI shall have received a favorable legal opinion from counsel to FNBJC in form and substance reasonably satisfactory to MSBI's counsel.

          8.5.  NO LEGAL ACTION. No action, suit, proceeding or claim shall have been instituted, made or threatened relating to the Merger.

          8.6.  EMPLOYMENT MATTERS. Andrew K. Walker shall have executed and delivered the Walker Employment Agreement. Each other employee of FNBJC who is a party to an employment agreement with FNBJC shall have executed and delivered an amendment to his or her employment agreement that clarifies that such employee is an at-will employee of FNBJC, if in the opinion of counsel for MSBI such employment agreement does not contain such provision.

        9.    CONDITIONS TO OBLIGATIONS OF FNBJC. The obligations of FNBJC hereunder are, at the option of FNBJC, subject to the following conditions:

          9.1.  REPRESENTATIONS AND COVENANTS COMPLIANCE. The representations and warranties of MSBI contained in Section 4, shall be true and correct as of the date of this Agreement and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, except for changes contemplated by this Agreement. MSBI and MSB shall have performed and complied in all material respects with all of its covenants made in Section 7.

          9.2.  NO CHANGE IN CONDITION. There shall have occurred no material adverse change in the financial condition of MSBI from that presented in the Interim MSBI Financials.

          9.3.  CLOSING CERTIFICATE AND OTHER DOCUMENTS. FNBJC shall have received certificates signed by the President and Chief Financial Officer of MSBI and MSB, dated the Effective Date, to the effect that the requirements of Sections 9.1 and 9.2 above have been satisfied and that the other conditions set forth in this Section 9 have been complied with and satisfied as of the Effective Date.

          9.4.  LEGAL OPINION. FNBJC shall have received a favorable legal opinion from counsel to MSBI in form and substance reasonably satisfaction to FNBJC's counsel.

          9.5.  NO LEGAL ACTION. No action, suit, proceeding or claim shall have been instituted, made or threatened relating to the Merger.

        10.  CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The respective obligations of the Parties hereto are subject to the following conditions:

          10.1.    GOVERNMENT APPROVAL. The OCC, the Federal Reserve, the FDIC and the Georgia Department, as applicable, shall have approved the Merger and all other required regulatory approvals shall have been received and any applicable waiting periods shall have expired. There shall be no action pending concerning the Merger brought by the United States Attorney General under the antitrust laws.

          10.2.    SHAREHOLDER APPROVAL. The holders of the legally required number of the outstanding shares of FNBJC Stock at the FNBJC's Shareholders' Meeting duly called and held with proper notice thereof, shall have approved the Merger.

          10.3.    REGISTRATION STATEMENT. At the time of mailing the Proxy Statement of FNBJC and prospectus of MSBI to FNBJC's shareholders in connection with the FNBJC Shareholders' Meeting and thereafter through the Effective Date, the Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or the Exchange Act relating to the issuance or trading of the shares of MSBI Stock issuable pursuant to the Merger shall have been received.

          10.4.    TAX MATTERS. FNBJC and MSBI shall have received a written opinion of counsel for MSBI in form reasonably satisfactory to FNBJC and MSBI (the "Tax Opinion"), to the effect that for federal income tax purposes (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (b) the exchange in the Merger of FNBJC Stock for MSBI

  Stock will not give rise to gain or loss to the stockholders of FNBJC with respect to such exchange (except to the extent of any cash received), (c) neither FNBJC nor MSBI will recognize gain or loss as a consequence of the Merger except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Code, (d) the assumption by MSBI of FNBJC Options qualifying as "incentives stock options" under Section 422 of the Code will satisfy the requirements of Section 424(a) of the Code and will not constitute a modification of such options under Section 424(h) of the Code, and (e) the assumption in the Merger of all FNBJC Options for similar rights with respect to MSBI Stock will not give rise to gain or loss to the holders of the FNBJC Options with respect to such assumption. In rendering such Tax Opinion, counsel for MSBI shall be entitled to rely upon representations of officers of FNBJC and MSBI reasonably satisfactory in form and substance to such counsel.

          10.5.    MSBI STOCK PRICE. The average last sales price of the MSBI Stock as reported by NASDAQ for the twenty (20) trading days immediately preceding the consummation of the Merger shall not be less than $13.00 per share, subject to appropriate adjustment.

        11.  ACQUISITION OF DISSENTERS' STOCK.

          11.1.    DISSENTING SHAREHOLDERS. Any shareholder of FNBJC who fully complies with the applicable Dissenters' Provisions shall be entitled to dissent from the Merger (a "Dissenting Shareholder") and seek appraisal remedies under the Dissenters' Provisions, provided that such shareholder has not voted, either in person or by proxy, in favor of such Merger.

          11.2.    NOTICE OF DISSENT. FNBJC shall give prompt notice to MSBI of any demand received by it from a Dissenting Shareholder, and both Parties shall have the right to participate in any negotiations and proceedings with respect to such dissent. Each Party agrees that it will not, except with the prior consent of the other, purport to make any determination of fair value, make any payment with respect to, or settle or offer to settle any matter arising out of such dissent.

          11.3.    PURCHASER OF DISSENTERS' STOCK. Each Dissenting Shareholder who becomes entitled to receive the fair value of his or her shares shall receive such value from FNBJC but only after the value shall have been agreed upon or finally determined pursuant to the applicable Dissenters' Provisions. Immediately upon the purchase by FNBJC of any shares of FNBJC Stock from the Dissenting Shareholder pursuant to the Dissenters' Provisions, MSBI shall purchase such shares from FNBJC for the same price as shall have been paid by FNBJC to the Dissenting Shareholder. The shares of FNBJC Stock so purchased by MSBI shall be cancelled.

        12.  CLOSING.

          12.1.    CLOSING. The closing (the "Closing") of the Merger shall take place on the fifth (5th) business day after the latest to occur of (a) approval of the Merger by the holders of the outstanding shares of FNBJC Stock and, (b) approval by the applicable regulatory authorities and (c) expiration of any required waiting periods associated with such regulatory approvals, or on such other date mutually agreeable to the Parties hereto. The Closing shall take place at such time and place mutually agreeable to the Parties hereto. At the Closing, the Parties hereto shall execute and deliver such instruments and certificates as are required by this Agreement and as are necessary or appropriate to close the transactions contemplated herein.

          12.2.    NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Closing except this Section 12.2, Sections 1 and 2, and Section 7.6.

        13.  TERMINATION.

          13.1.    TERMINATION. This Agreement may be terminated at any time prior to the Effective Date:

            13.1.1.    By mutual written consent of the Parties hereto; or

            13.1.2.    By any Party hereto if, without fault of such terminating party, the Closing shall not have occurred on or before March 31, 2003, unless the Parties hereto shall have agreed in writing to extend this Agreement to a later date; or

            13.1.3.    By any Party hereto if any application contemplated by this Agreement is deemed withdrawn or affirmatively denied by the applicable regulatory agency; or

            13.1.4.    By a Party (a) if the other Party breaches its representations, warranties or covenants hereunder in any material respect and such breach remains uncured for a period of thirty days after notice of such breach is given to such Party, (b) if an event or circumstance arises which, in the reasonable opinion of the Board of Directors of the Party, the other Party will be unable to satisfy the conditions set forth in Sections 8 or 9, as appropriate, or (c) if, at the Closing, any condition to the obligations of such Party is not met.

          13.2.    PROCEDURE AND EFFECT OF TERMINATION; EXPENSES. In the event of termination and abandonment of this Agreement by the Parties hereto pursuant to Section 13.1, written notice thereof shall promptly be given to the other Party, and this Agreement shall terminate and the transaction contemplated hereby shall be abandoned without further action by the Parties hereto. In the event of such termination and abandonment, each Party shall be responsible for the costs, expenses and fees which have been incurred by such Party in attempting to accomplish the transactions contemplated herein, including the expenses associated with its fairness opinion and any attorneys and consultants retained by such Party. No Party hereto (or any of their respective directors or officers) shall have any liability or further obligation to the other Party to this Agreement, except for the obligations set forth in Section 3.5 and this Section 13, and except that nothing herein will relieve any Party from liability for any willful breach of this Agreement or any warranty, representation or covenant contained herein.

        14.  MISCELLANEOUS.

          14.1.    AMENDMENT. At any time before or after approval and adoption hereof by the shareholders of FNBJC, this Agreement may be amended by agreement between the Parties hereto; provided, however, that after the approval and adoption of this Agreement by the FNBJC shareholders, no amendment changing Section 2.1 shall be valid without having been approved by the shareholders of FNBJC in the manner required for approval of this Agreement.

          14.2.    WAIVER. A waiver by any Party hereto of any breach of a term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver of such term or condition nor be deemed to be a waiver or release of any other right, in law or at equity, or claim which a Party may have against the other Party for anything arising out of, connected with or based upon this Agreement. A waiver shall be effective only if evidenced by a writing signed by the Party who is entitled to the benefit of the term or condition of this Agreement which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.

          14.3.    ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements with respect hereto, and no representations or agreement not included or incorporated herein shall survive the execution hereof.

          14.4.    NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, and shall be mailed postage prepaid, send by courier, hand delivered or faxed, as follows:

If to FNBJC:	Mr. Andrew K. Walker President and CEO FIRST NATIONAL BANK OF JOHNS CREEK 3838 Johns Creek Parkway Suwanee, Georgia 30024 FAX: (770) 476-5459
with a copy to:	Treadwell Syfan, Esq. Stewart Melvin & Frost P.O. Box 3280 Gainesville, GA 30503 FAX: (770) 532-5071
If to MSBI and MSB:	Mr. Edward C. Milligan, Chairman and CEO Main Street Banks, Inc. 676 Chastain Road Kennesaw, Georgia 30144 FAX: (770) 422-9855
with a copy to:	T. Kennerly Carroll, Jr., Esq. Miller & Martin LLP 1275 Peachtree Street, N.E. Seventh Floor Atlanta, Georgia 30309-3576 FAX: (404) 962-6300

          14.5.    ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

          14.6.    SEVERABLIITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          14.7.    COUNTERPARTS. This Agreement maybe executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          14.8.    HEADINGS. The title of this Agreement and the headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

          14.9.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Georgia.

[Signature page follows]

        IN WITNESS WHEREOF, the Parties hereto have caused this Acquisition Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto, as of the month, date and year first above written.

FIRST NATIONAL BANK OF JOHNS CREEK
		By:	/s/ ANDREW K. WALKER Andrew K. Walker President and CEO
{SEAL}
Attest:
By:	/s/ LYNN BARRON Name and Title: Lynn Barron, Secretary/CFO
MAIN STREET BANKS, INC.
		By:	/s/ EDWARD C. MILLIGAN Edward C. Milligan Chairman and CEO
{SEAL}
Attest:
By:	/s/ HEYWARD HORTON Heyward Horton Secretary
MAIN STREET BANK
		By:	/s/ SAMUEL B. HAY III Samuel B. Hay III Chief Executive Officer
{SEAL}
Attest:
By:	/s/ HEYWARD HORTON Heyward Horton Secretary

INDEX OF EXHIBITS

Exhibit A—Support Agreement
Exhibit 1.3.2.—Walker Employment Agreement

EXHIBIT A

SUPPORT AGREEMENT

        THIS SUPPORT AGREEMENT ("Agreement") is made and entered into as of the            day of July, 2002, by and between the undersigned and Main Street Banks, Inc. ("MSBI"), a corporation organized and existing under the laws of the State of Georgia.

        MSBI, Main Street Bank ("MSB"), a Georgia banking corporation and a wholly-owned subsidiary of MSBI, and First National Bank of Johns Creek ("FNBJC"), a national banking association organized and existing under the laws of the United States, have entered into an Agreement and Plan of Merger, dated as of even date herewith (the "Merger Agreement"). The Merger Agreement generally provides for the merger of FNBJC with and into MSB (the "Merger") and the conversion of the issued and outstanding shares of the $5.00 par value common stock of FNBJC ("FNBJC Stock") into the Merger Consideration (as defined in the Merger Agreement). The Merger Agreement is subject to the affirmative vote of the shareholders of FNBJC, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

        The undersigned is a member of the Board of Directors of FNBJC and is the owner of                        shares of FNBJC Stock and has rights by option or otherwise to acquire                         additional shares of FNBJC Stock (the shares owned by the undersigned are collectively referred to as the "Shares"). In order to induce MSBI to enter into the Merger Agreement, the undersigned is entering into this Agreement with MSBI to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his capacity as a shareholder of FNBJC with respect to the Shares until consummation of the Merger.

        NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agrees as follows:

          1.    Without the prior written consent of MSBI, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) to MSBI pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not during the term of this Agreement approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, share exchange, or acquisition.

          2.    The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of shareholders of FNBJC called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Shares over which the undersigned has dispositive authority to MSBI upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

          3.    Except as otherwise provided in this Agreement, at any meeting of shareholders of FNBJC or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) against (i) any

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  merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by FNBJC or (ii) any amendment of FNBJC's Articles of Association or Bylaws or other proposal or transaction involving FNBJC, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

          4.    The undersigned acknowledges and agrees that MSBI could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that MSBI, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

          5.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          6.    The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the earlier of: (i) November 30, 2002, or such date to which the Merger Agreement is extended; or (ii) the date on which the Merger Agreement is terminated under Section 13 thereof.

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        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

As to the undersigned, signed in the presence of

Name

(Please print or type)

MAIN STREET BANKS, INC.

By:
Edward C. Milligan, Chairman and Chief Executive Officer

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EXHIBIT 1.3.2.

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this      day of                  , 2002, by and between Main Street Bank, a Georgia bank (the "Bank"), and Andrew K. Walker (hereinafter, "Executive"), to be effective as of the Effective Date, as defined in Section 1.

BACKGROUND

        Executive currently serves as the President and Chief Executive Officer of First National Bank of Johns Creek ("Johns Creek"). The Bank and Johns Creek have entered into that certain Agreement and Plan of Merger, dated as of                        (the "Merger Agreement"), pursuant to which Johns Creek shall merge into the Bank (the "Merger"). The Bank desires to employ Executive as Executive Vice President of the Bank. Executive is willing to serve as such in accordance with the terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Effective Date.    The effective date of this Agreement (the "Effective Date") will be the date on which the effective time of the Merger occurs.

        2.    Employment.    Executive is hereby employed on the Effective Date as Executive Vice President of the Bank. In such capacity, Executive shall have such responsibilities commensurate with such position as shall be assigned to him by the President, Chief Operating Officer of the Bank, the Chief Executive Officer or the Board of Directors of the Bank. Executive will report directly to the President and Chief Operating Officer of the Bank.

        3.    Employment Period.    Unless earlier terminated herein in accordance with Section 6 hereof, Executive's employment shall be for a one year term (the "Employment Period"), beginning on the Effective Date. Beginning on the first anniversary of the Effective Date and on each anniversary of the Effective Date, the Employment Period shall, without further action by Executive or the Bank, be extended by an additional one-year period; provided, however, that either Executive or the Bank may, by 90 days advance notice to the other, cause the Employment Period to cease to extend automatically. Upon such notice, the Employment Period shall terminate upon the expiration of the then-current term, including any prior extensions.

        4.    Extent of Service.    During the Employment Period, and excluding any periods of vacation to which Executive is entitled, Executive agrees to devote his business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder; provided, however, that it shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities and, with the approval of the Bank, industry or professional activities, and/or (ii) manage personal business interests and investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities under this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive's responsibilities hereunder.

        5.    Compensation and Benefits.

          (a)    Base Salary.    During each year of the Employment Period, the Bank will pay to Executive annual base salary in the amount equal to U.S. $135,200.00 ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the

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  Bank's payroll practices from time to time. Senior management of the Bank shall review Executive's Base Salary annually and in its sole discretion, may increase Executive's Base Salary from year to year. The annual review of Executive's salary will consider, among other things, Executive's own performance and the performance of the Bank.

          (b)    Incentive, Savings and Retirement Plans.    During the Employment Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to executive vice presidents of the Bank ("Peer Executives"), and on the same basis as such Peer Executives, with full credit given for Executive's total accumulated years of employment at Johns Creek for purposes of determining vesting and eligibility. Without limiting the foregoing, during the Employment Period, Executive will be eligible for an annual bonus based on performance criteria established from year to year by senior management of the Bank.

          (c)    Welfare Benefit Plans.    During the Employment Period, Executive and Executive's family shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by the Bank (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) ("Welfare Plans") to the extent applicable generally to Peer Executives, with full credit given for Executive's total accumulated years of employment at Johns Creek for purposes of determining vesting and eligibility.

          (d)    Expenses.    During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Bank to the extent applicable generally to Peer Executives.

          (e)    Fringe Benefits.    During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Bank in effect for Peer Executives. Without limiting the foregoing, during the Employment Period, Executive shall: (i) be provided a Bank-owned car of a model appropriate to his position, as determined by senior management of the Bank along with the payment of all insurance, maintenance, repair, taxes and operating expenses of the same; (ii) be reimbursed by the Bank for dues and assessments charged by the Rotary Club of Johns Creek and the Laurel Springs Country Club; (iii) be entitled to twenty (20) days of paid vacation during each calendar year; and (iv) attend either the GBA or CBA annual convention in the year 2003 with all related travel and registration expenses paid for by the Bank.

          (f)    Past Service Credit.    Executive shall be given full credit for Executive's years of employment with Johns Creek and its predecessors, including the Johns Creek organizing group, for all purposes under the plans, programs, policies, agreements and practices covering Executive pursuant to this Section 5. The Bank shall cause the Welfare Plans to (i) waive, with respect to Executive, any waiting period and restrictions and limitations for preexisting conditions or insurability, and (ii) credit Executive with any deductible, co-payment, co-insurance, or maximum out-of-pocket payments made by Executive under the welfare plans of Johns Creek so as to reduce the amount of any deductible, co-payment, co-insurance or maximum out-of-pocket payments payable by Executive under the Welfare Plans of the Bank.

        6.    Termination of Agreement.

          (a)    Death, Retirement or Disability.    Executive's employment shall terminate automatically upon Executive's death or Retirement during the Employment Period. For purposes of this Agreement, "Retirement" shall mean normal retirement as defined in the Bank's then-current retirement plan, or if there is no such retirement plan, "Retirement" shall mean voluntary termination after age 65 with ten years of service. If the Bank determines in good faith that the

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  Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment shall terminate effective on the later of the 30th day after receipt of such written notice by Executive or the date on which Executive is eligible to receive disability payments under the Bank's disability insurance plan (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean the inability of Executive, as determined by the Board, to substantially perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months. At the request of Executive or his personal representative, the Board's determination that the Disability of Executive has occurred shall be certified by two physicians mutually agreed upon by Executive, or his personal representative, and the Bank. Failing such independent certification (if so requested by Executive), Executive's termination shall be deemed a termination by the Bank without Cause and not a termination by reason of his Disability.

          (b)    Termination by the Bank.    The Bank may terminate Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

              (i)  the failure of Executive to perform substantially Executive's duties with the Bank as described in Sections 2 and 4 above (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors of the Bank which specifically identifies the manner in which such officer or the Board believes that Executive has not substantially performed Executive's duties, or

            (ii)  the engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Bank.

          (c)    Termination by Executive.    Executive's employment may be terminated by Executive for Good Reason or no reason. For purposes of this Agreement, "Good Reason" shall mean:

              (i)  without the written consent of Executive, a reduction in Executive's status, title, position or responsibilities (including reporting responsibilities) at any time after the Effective Date; provided that Good Reason under this subparagraph (i) excludes an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Bank promptly after receipt of notice thereof given by Executive;

            (ii)  a reduction, without the written consent of Executive, in Executive's Base Salary as in effect on the Effective Date or as the same may be increased from time to time, or any failure to pay Executive any compensation or benefits to which he is entitled within ten (10) days of the date due;

            (iii)  the failure by the Bank (A) to continue in effect (without reduction in benefit level and/or reward opportunities) any compensation or employee benefit plan in which Executive participated as of the Effective Date, or at any time thereafter, that is material to Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (B) to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation therein relative to other participants;

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            (iv)  any failure by the Bank to comply with and satisfy Section 12(c) of this Agreement; or

            (v)  the material breach by the Bank of any provision of this Agreement, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Bank promptly after receipt of notice thereof given by Executive.

        Good Reason shall not include Executive's death or Disability. The Bank shall have an opportunity to cure any claimed event of Good Reason (other than under clause (v) above) within 30 days of notice from Executive. The Bank shall notify Executive of the claimed cure of any claimed event of Good Reason and the manner in which such claimed cure was effected, and, if accepted by Executive, any Notice of Termination delivered by Executive based on such claimed Good Reason shall be deemed withdrawn and shall not be effective to terminate the Agreement. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

          (d)    Notice of Termination.    Any termination by the Bank for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(f) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the termination date. If a dispute exists concerning the provisions of this Agreement that apply to Executive's termination of employment, the parties shall pursue the resolution of such dispute with reasonable diligence.

          (e)    Date of Termination.    "Date of Termination" means (i) if Executive's employment is terminated other than by reason of death or Disability, the date of receipt of the Notice of Termination, or any later date specified therein, or (ii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination will be the date of death or the Disability Effective Date, as the case may be.

        7.    Obligations of the Bank upon Termination.

          (a)    Termination by Executive for Good Reason; Termination by the Bank Other Than for Cause.    If, during the Employment Period, the Bank shall terminate Executive's employment other than for Cause, or Executive shall terminate employment for Good Reason within a period of 90 days after the occurrence of the event giving rise to Good Reason, then and, with respect to the payments and benefits described in clauses (i)(B) and (ii) below, only if Executive executes a Release in substantially the form of Exhibit A hereto (the "Release"):

              (i)  the Bank shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

            A. the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) Executive's target annual bonus, if any, for the year in which the Date of Termination occurred (the "Target Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any accrued vacation pay to the extent not theretofore paid, and (4) unless Executive has elected a different payout date in a prior deferral election, any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations"); and

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            B. the amount equal to one times the sum of (1) Executive's Base Salary in effect as of the Date of Termination, and (2) the Target Annual Bonus; and

            (ii)  for one year after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Bank shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Plans described in Section 5(c) of this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other Peer Executives and their families, provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

            (iii)  all of Executive's outstanding stock options and other incentive awards from the Bank or Main Street Banks, Inc. in the nature of rights that may be exercised shall become fully exercisable and all restrictions on Executive's outstanding awards of restricted stock shall lapse; and

            (iv)  to the extent not theretofore paid or provided, the Bank shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Bank (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b)    Death; Disability or Retirement.    If Executive's employment is terminated by reason of Executive's death, Disability or Retirement during the Employment Period, this Agreement shall terminate without further obligations to Executive or his legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 7(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death, disability or retirement benefits, if any, as are applicable to Executive on the Date of Termination.

          (c)    Termination for Cause or Voluntary Termination without Good Reason.    If Executive's employment shall be terminated for Cause during the Employment Period, or if Executive voluntarily terminates employment during the Employment Period without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations (excluding the pro-rata bonus described in clause 2 of Section 7(a)(i)(A)) and the timely payment or provision of Other Benefits.

        8.    Non-exclusivity of Rights; Full Settlement.    Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Bank and for which Executive may qualify, nor, subject to Section 13(d), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Bank. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Bank or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

        9.    Representations and Warranties.    Executive hereby represents and warrants to the Bank that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or

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entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

        10.    Restrictions on Conduct of Executive.

          (a)    General.    Prior to the Effective Date, Johns Creek has been engaged in the business of banking and the provision of banking products and services. Executive has been actively involved in such business activities on behalf of Johns Creek, and therefore has acquired intimate knowledge of, and experience related to, such business, which if exploited by Executive in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of the Bank to derive the benefit or value from its acquisition of Johns Creek. This Agreement is a material inducement to the Bank to enter into the Merger, Executive will derive substantial benefit and value from the Merger, and the Bank would be unwilling to enter into the Merger if Executive did not enter into this Agreement. Executive and the Bank understand and agree that the purpose of the provisions of this Section 10 is to protect legitimate business interests of the Bank, as more fully described below, and is not intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that the post-employment restrictions set forth in this Section 10 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law, Executive shall be subject to the restrictions set forth in this Section 10.

          (b)    Definitions.    The following capitalized terms used in this Section 10 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

          "Competitive Position" means any employment with a Competitor in which Executive will use or is likely to use any Confidential Information or Trade Secrets, or in which Executive has duties for such Competitor that relate to Competitive Services and that are the same or similar to those services actually performed by Executive for the Bank;

          "Competitive Services" means the provision of banking products and services similar in scope to those provided by Johns Creek as of the Effective Date. The definition of Competitive Services shall be amended from time to time, by the addition of an Appendix I to this Agreement executed by both parties, so as to more accurately reflect the Bank's actual banking business activities engaged in by Executive on behalf of the Bank as they may change over the course of the Employment Period.

          "Competitor" means any Person engaged, wholly or in part, in Competitive Services.

          "Confidential Information" means all information regarding the Bank, its activities, business or clients that is the subject of reasonable efforts by the Bank to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Bank, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, financial plans and data concerning the Bank; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Bank. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

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          "Determination Date" means the date of termination of Executive's employment with the Bank for any reason whatsoever or any earlier date (during the Employment Period) of an alleged breach of the Restrictive Covenants by Executive.

          "Person" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

          "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

          "Protected Customers" means any Person to whom the Bank has sold its products or services or actively and directly solicited to sell its products or services during the twelve (12) months prior to the Determination Date.

          "Protected Employees" means employees of the Bank who were employed by the Bank at any time within six (6) months prior to the Determination Date.

          "Restricted Period" means the Employment Period and a period extending one (1) year from the Date of Termination.

          "Restricted Territory" means the areas within a 25-mile radius of the main office of Johns Creek located at 3838 Johns Creek Parkway, Suwanee, Georgia. The definition of Restricted Territory shall be amended from time to time, by the addition of an Appendix I to this Agreement executed by both parties, so as to more accurately reflect the territory in which Executive conducts Competitive Services on behalf of the Bank over the course of the Employment Period.

          "Restrictive Covenants" means the restrictive covenants contained in Section 10(c) hereof.

          "Trade Secret" means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Georgia.

          (c)    Restrictive Covenants.

              (i)  Restriction on Disclosure and Use of Confidential Information and Trade Secrets.    Executive understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of the Bank and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Bank any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Bank. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Executive shall not directly or indirectly transmit or disclose any Trade Secret of the Bank to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Bank. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Bank's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

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            Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information or Trade Secrets that are required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide the Bank with prompt notice of such requirement so that the Bank may seek an appropriate protective order prior to any such required disclosure by Executive.

            (ii)  Nonsolicitation of Protected Employees.    Executive understands and agrees that the relationship between the Bank and each of its Protected Employees constitutes a valuable asset of the Bank and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Bank or to enter into employment with any other Person.

            (iii)  Restriction on Relationships with Protected Customers.    Executive understands and agrees that the relationship between the Bank and each of its Protected Customers constitutes a valuable asset of the Bank and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, during the Restricted Period, and only in the event that Executive's termination of employment hereunder is a termination covered by the provisions of Section 7(a) above then Executive shall not, without the prior written consent of the Bank, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Customers with whom Executive had Material Contact on the Bank's behalf during the twelve (12) months immediately preceding the termination of his employment hereunder. For purposes of this Agreement, Executive had "Material Contact" with a Protected Customer if (a) he had business dealings with the Protected Customer on the Bank's behalf; (b) he was responsible for supervising or coordinating the dealings between the Bank and the Protected Customer; or (c) he obtained Trade Secrets or Confidential Information about the customer as a result of his association with the Bank.

            (iv)  Noncompetition with the Bank.    The parties acknowledge: (A) that Executive's services under this Agreement require special expertise and talent in the provision of Competitive Services and that Executive will have substantial contacts with customers of the Bank; (B) that pursuant to this Agreement, Executive will be placed in a position of trust and responsibility and he will have access to a substantial amount of Confidential Information and Trade Secrets and that the Bank is placing him in such position and giving him access to such information in reliance upon his agreement not to compete with the Bank during the Restricted Period; (C) that due to his management duties, Executive will be the repository of a substantial portion of the goodwill of the Bank and would have an unfair advantage in competing with the Bank; (D) that due to Executive's special experience and talent, the loss of Executive's services to the Bank under this Agreement cannot reasonably or adequately be compensated solely by damages in an action at law; (E) that Executive is capable of competing with the Bank; and (F) that Executive is capable of obtaining gainful, lucrative and desirable employment that does not violate the restrictions contained in this Agreement. Only in the event that Executive's termination of employment hereunder is a termination covered by the provisions of Section 7(a) above then in consideration of the compensation and benefits being paid and to be paid by the Bank to Executive hereunder, Executive hereby agrees that, during the Restricted Period, Executive will not, without prior written consent of the Bank, directly or indirectly seek or obtain a Competitive Position in the Restricted

8

    Territory with a Competitor; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Executive of any securities of the Bank or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

          (d)    Enforcement of Restrictive Covenants.

              (i)  Rights and Remedies Upon Breach.    In the event Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Bank shall have the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Bank and that money damages would not provide an adequate remedy to the Bank. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Bank at law or in equity.

            (ii)  Severability of Covenants.    Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Bank and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

            (iii)  Reformation.    The parties hereunder agree that it is their intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent possible under applicable law. The parties further agree that, in the event any court of competent jurisdiction shall find that any provision hereof is not enforceable in accordance with its terms, the court shall reform the Restrictive Covenants such that they shall be enforceable to the maximum extent permissible at law.

        11.    Arbitration.    Any claim or dispute arising under this Agreement shall be subject to arbitration, and prior to commencing any court action, the parties agree that they shall arbitrate all controversies. The arbitration shall be conducted in Atlanta, Georgia, in accordance with the Employment Dispute Rules of the American Arbitration Association and the Federal Arbitration Act, 9 U.S.C. §1, et. seq. The arbitrator(s) shall be authorized to award both liquidated and actual damages, in addition to injunctive relief, but no punitive damages. Such an award shall be binding and conclusive upon the parties hereto, subject to 9 U.S.C. §10. Each party shall have the right to have the award made the judgment of a court of competent jurisdiction.

        12.    Assignment and Successors.

          (a)  This Agreement is personal to Executive and without the prior written consent of the Bank shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

9

          (b)  This Agreement shall inure to the benefit of and be binding upon the Bank and its successors and assigns.

          (c)  The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place.

        13.    Miscellaneous.

          (a)    Waiver.    Failure of any party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

          (b)    Severability.    If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

          (c)    Other Agents.    Nothing in this Agreement is to be interpreted as limiting the Bank from employing other personnel on such terms and conditions as may be satisfactory to it.

          (d)    Entire Agreement.    Except as provided herein, this Agreement contains the entire agreement between the Bank and Executive with respect to the subject matter hereof and, from and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

          (e)    Governing Law.    Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

          (f)    Notices.    All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

To Bank:	Main Street Bank Samuel B. Hay III, CEO 1134 Clark Street, N.W. Covington, Georgia 30014
To Executive:	Andrew K. Walker

  Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other parties in the same manner provided herein.

          (g)    Amendments and Modifications.    This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

          (h)    Construction.    Each party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of

10

  construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against any party.

          (i)    Costs of Enforcement.    In any action taken in good faith relating to the enforcement of this Agreement or any provision herein, Executive shall be entitled to be paid any and all costs and expenses incurred by him in enforcing or establishing his rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.

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        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

MAIN STREET BANK
By:	Samuel B. Hay III Chief Executive Officer
EXECUTIVE:
Andrew K. Walker

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EXHIBIT A

Form of Release

        THIS RELEASE ("Release") is granted effective as of the            day of                        ,            , by Andrew K. Walker ("Executive") in favor of Main Street Bank (the "Bank"). This is the Release referred to in that certain Employment Agreement dated as of            , 2002 by and between the Bank and Executive (the "Employment Agreement"). Executive gives this Release in consideration of the Bank's promises and covenants as recited in the Employment Agreement, with respect to which this Release is an integral part.

        1.    Release of the Bank.    Executive, for himself, his successors, assigns, attorneys, and all those entitled to assert his rights, now and forever hereby releases and discharges the Bank and its respective officers, directors, stockholders, trustees, employees, agents, parent corporations, subsidiaries, affiliates, estates, successors, assigns and attorneys ("the Released Parties"), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements, promises, demands, claims for attorney's fees and costs, or liabilities whatsoever, in law or in equity, which Executive ever had or now has against the Released Parties, including any claims arising by reason of or in any way connected with any employment relationship which existed between the Bank or any of its parents, subsidiaries, affiliates, or predecessors, and Executive. It is understood and agreed that this Release is intended to cover all actions, causes of action, claims or demands for any damage, loss or injury, which may be traced either directly or indirectly to the aforesaid employment relationship, or the termination of that relationship, that Executive has, had or purports to have, from the beginning of time to the date of this Release, whether known or unknown, that now exists, no matter how remotely they may be related to the aforesaid employment relationship including but not limited to claims for employment discrimination under federal or state law, except as provided in Paragraph 2; claims arising under Title VII of the Civil Rights Act, 42 U.S.C. § 2000(e), et seq. or the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq.; claims for statutory or common law wrongful discharge, including any claims arising under the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.; claims for attorney's fees, expenses and costs; claims for defamation; claims for wages or vacation pay; claims for benefits, including any claims arising under the Executive Retirement Income Security Act, 29 U.S.C. § 1001, et seq.; and provided, however, that nothing herein shall release the Bank of its obligations to Executive under the Employment Agreement, the Merger Agreement or any other contractual obligations between the Bank or its affiliates and Executive, or any indemnification obligations to Executive under the Bank's bylaws, articles of incorporation, Georgia law or otherwise.

        2.    Release of Claims Under Age Discrimination in Employment Act.    Without limiting the generality of the foregoing, Executive agrees that by executing this Release, he has released and waived any and all claims he has or may have as of the date of this Release for age discrimination under the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq. It is understood that Executive is advised to consult with an attorney prior to executing this Release; that he in fact has consulted a knowledgeable, competent attorney regarding this Release; that he may, before executing this Release, consider this Release for a period of twenty-one (21) calendar days; and that the consideration he receives for this Release is in addition to amounts to which he was already entitled. It is further understood that this Release is not effective until seven (7) calendar days after the execution of this Release and that Executive may revoke this Release within seven (7) calendar days from the date of execution hereof.

        Executive agrees that he has carefully read this Release and is signing it voluntarily. Executive acknowledges that he has had twenty one (21) days from receipt of this Release to review it prior to signing or that, if Executive is signing this Release prior to the expiration of such 21-day period, Executive is waiving his right to review the Release for such full 21-day period prior to signing it.

A-1

Executive has the right to revoke this release within seven (7) days following the date of its execution by him. However, if Executive revokes this Release within such seven (7) day period, no severance benefit will be payable to him under the Employment Agreement and he shall return to the Bank any such payment received prior to that date.

        EXECUTIVE HAS CAREFULLY READ THIS RELEASE AND ACKNOWLEDGES THAT IT CONSTITUTES A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD A FULL OPPORTUNITY TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF HIS CHOOSING CONCERNING HIS EXECUTION OF THIS RELEASE AND THAT HE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL SUCH CLAIMS.

Andrew K. Walker
Date:

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APPENDIX B: DISSENTERS' RIGHTS STATUTES

SUBCHAPTER XV—CONVERSION OF NATIONAL
BANKS INTO STATE BANKS

§ 214. Definitions

        (a)  As used in this subchapter and section 321 of this title the term "State bank" means any bank, banking association, trust company, savings bank (other than a mutual savings bank), or other banking institution which is engaged in the business of receiving deposits and which is incorporated under the laws of any State, any Territory of the United States, Puerto Rico, or the Virgin Islands, or which is operating under the Code of Law for the District of Columbia (except a national banking association).

        (b)  For purposes of merger or consolidation under this subchapter and section 321 of this title the term "national banking association" means one or more national banking associations, and the term "State bank" means one or more State banks.

§ 214a. Procedure for conversion, merger, or consolidation; vote of stockholders

        A national banking association may, by vote of the holders of at least two-thirds of each class of its capital stock, convert into, or merge or consolidate with, a State bank in the same State in which the national banking association is located, under a State charter, in the following manner:

        (a)  Approval of board of directors; publication of notice of stockholders' meeting; waiver of publication; notice by registered or certified mail

  The plan of conversion, merger, or consolidation must be approved by a majority of the entire board of directors of the national banking association. The bank shall publish notice of the time, place, and object of the shareholders' meeting to act upon the plan, in some newspaper with general circulation in the place where the principal office of the national banking association is located, at least once a week for four consecutive weeks. Provided, That newspaper publication may be dispensed with entirely if waived by all the shareholders and in the case of a merger or consolidation one publication at least ten days before the meeting shall be sufficient if publication for four weeks is waived by holders of at least two-thirds of each class of capital stock and prior written consent of the Comptroller of the Currency is obtained. The national banking association shall send such notice to each shareholder of record by registered mail or by certified mail at least ten days prior to the meeting, which notice may be waived specifically by any shareholder.

        (b)  Rights of dissenting stockholders

  A shareholder of a national banking association who votes against the conversion, merger, or consolidation, or who has given notice in writing to the bank at or prior to such meeting that he dissents from the plan, shall be entitled to receive in cash the value of the shares held by him, if and when the conversion, merger, or consolidation is consummated, upon written request made to the resulting State bank at any time before thirty days after the date of consummation of such conversion, merger, or consolidation, accompanied by the surrender of his stock certificates. The value of such shares shall be determined as of the date on which the shareholders' meeting was held authorizing the conversion, merger, or consolidation, by a committee of three persons, one to be selected by majority vote of the dissenting shareholders entitled to receive the value of their shares, one by the directors of the resulting State bank, and the third by the two so chosen. The valuation agreed upon by any two of three appraisers thus chosen shall govern; but, if the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment as provided herein, such shareholder may within five days after being notified of the appraised value of his shares appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made, which shall be final and binding as to the value of the shares of the appellant. If, within ninety

B-1

  days from the date of consummation of the conversion, merger or consolidation, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party, cause an appraisal to be made, which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal, or the appraisal as the case may be, shall be paid by the resulting State bank. The plan of conversion, merger, or consolidation shall provide the manner of disposing of the shares of the resulting State bank not taken by the dissenting shareholders of the national banking association.

§ 214b. Continuation of business and corporate entity

        The franchise of a national banking association as a national banking association shall automatically terminate when its conversion into or its merger or consolidation with a State bank under a State charter is consummated and the resulting State bank shall be considered the same business and corporate entity as the national banking association, although as to rights, powers, and duties the resulting bank is a State bank. Any reference to such national banking association in any contract, will, or document shall be considered a reference to the State bank if not inconsistent with the provisions of the contract, will or document or applicable law.

§ 214c. Conversions in contravention of State law

        No conversion of a national banking association into a State bank or its merger or consolidation with a State bank shall take place under this subchapter and section 321 of this title in contravention of the law of the State in which the national banking association is located; and no such conversion, merger, or consolidation shall take place under said sections unless under the law of the State in which such national banking association is located State banks may without approval by any State authority convert into and merge or consolidate with national banking associations under limitations or conditions no more restrictive than those contained in section 214a of this title with respect to the conversion of a national bank into, or merger or consolidation of a national bank with, a State bank under State charter.

B-2

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code set forth provisions pertaining to the indemnification of and insurance for directors and officers of a corporation. The Georgia Business Corporation Code provides for the mandatory indemnification of a director, against reasonable expenses incurred by the director in connection with a proceeding, where a director is wholly successful in the defense of the proceeding and where the proceeding is one to which he or she was a party because he or she was a director of the corporation. The Georgia Business Corporation Code grants the Registrant the power to indemnify its directors and officers against liability for certain of their acts.

        Article 10 of the Registrant's Restated Articles of Incorporation limits the liability of directors of the Registrant. A description of this provision is included under the heading "Comparison of the rights of holders of FNB Johns Creek stock and Main Street stock—Limitation of liability and indemnification of directors, officers and employees" in the Proxy Statement/Prospectus set forth in Part I of this Registration Statement, and such description is incorporated by reference herein.

        Article 9 of the Registrant's Bylaws provides for indemnification of and insurance for directors and officers of the Registrant. A description of this provision is also included under the heading set forth above in the Proxy Statement/Prospectus set forth in Part I of this Registration Statement, and such description is incorporated by reference herein.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated July 17, 2002 among the Registrant, Main Street Bank and First National Bank of Johns Creek, included as Appendix A to the Proxy Statement/Prospectus set forth in Part I of the Registration Statement
3.1
Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-78046 on Form S-4) as amended by Certificate of Merger and Name Change (incorporated by reference to Exhibit 3.1 of the December 31, 1996, Form 10-KSB)
3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement No. 33-78046 of Form S-4)
5.1	Opinion of Miller & Martin LLP as to the legality of the securities being registered
8.1	Form of Opinion of Miller & Martin LLP as to certain federal income tax consequences of the Merger
10.1
Registrant's 1994 Substitute Incentive Stock Option Plan for The Westside Bank & Trust Company's Incentive Stock Option Plan filed as Exhibit 4.4 to Form S-8 (File No. 33-97300) (incorporated by reference)
10.2	Form of Registrant's 1994 Incentive Stock Option Agreement filed as Exhibit 4.5 to Form S-8 (File No. 33-97300) (incorporated by reference)
10.3	Registrant's 1995 Directors Stock Option Plan filed as Exhibit 4.4 to Form S-8 (File No. 33-81053) (incorporated by reference)

10.4	Form of Registrant's 1995 Directors Stock Option Agreement filed as Exhibit 4.5 to Form S-8 (File No. 33-81053) (incorporated by reference)
10.5	Registrant's 1996 Substitute Incentive Stock Option Plan filed as Exhibit 4.1 to Form S-8 (File No. 333-15069) (incorporated by reference)
10.6	Form of Registrant's 1996 Substitute Incentive Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-15069) (incorporated by reference)
10.7	Registrant's 1997 Directors Stock Option Plan filed as Exhibit 4.1 to Form S-8 (File No. 333-56473) (incorporated by reference)
10.8	Form of Registrant's 1997 Directors Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-56473) (incorporated by reference)
10.9	Registrant's 1997 Incentive Stock Option Plan filed as Exhibit 4.1 to Form S-8 (File No. 333-74555) (incorporated by reference)
10.10	Form of Registrant's 1997 Incentive Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-74555) (incorporated by reference)
10.11	Registrant's 1999 Directors Stock Option Plan included as Appendix B to Form S-4 (File No. 333-33844) (incorporated by reference)
10.12	Form of Registrant's 1999 Directors Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-88645) (incorporated by reference)
10.13	Registrant's 2000 Directors Stock Option Plan filed as Exhibit 4.1 to Form S-8 (File No. 333-49436) (incorporated by reference)
10.14	Form of Registrant's 2000 Director's Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-49436) (incorporated by reference)
10.15	Registrant's Omnibus Stock Ownership and Long Term Incentive Plan Incentive Plan Option Agreement filed as Exhibit 4.1 to File S-8 (File No. 333-65188) (incorporated by reference)
10.15.1	Form of Registrant's Omnibus Stock Ownership and Long Term Incentive Plan Restricted Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-65188) (incorporated by reference)
10.17	Form of Registrant's Omnibus Stock Ownership and Long Term Incentive Plan Restricted Stock Grant Agreement filed as Exhibit 4.3 to Form S-8 (File No. 333-65188) (incorporated by reference)
10.18	Employment Agreement dated May 24, 2000 between Registrant and Edward C. Milligan (incorporated by reference to Exhibit 10.13 to Registration Statement No. 333-50762 on Form S-4)
10.19	Employment Agreement dated May 24, 2000 between the Registrant and Robert R. Fowler, III (incorporated by reference to Exhibit 10.14 to Registration Statement No. 333-50762 on Form S-4)
10.20	Employment Agreement dated May 24, 2000 between the Registrant and Sam B. Hay (incorporated by reference to Exhibit 10.15 to Registration Statement No. 333-50762 on Form S-4)

10.21
Employment Agreement dated September 17, 2001 between the Registrant and Robert D. McDermott (incorporated by reference to Exhibit 10.21 to the Registrant's Form 10-K filed with the Commission on March 29, 2002)
10.22
Employment Agreement dated April 11, 2002 between the Registrant and Max S. Crowe (incorporated by reference to Exhibit 10.22 of the Registrant's Form 10-Q filed with the Commission on August 13, 2002)
10.23
Proposed Employment Agreement between Main Street Bank and Andrew K. Walker, to be entered into upon consummation of the merger of Main Street Bank and First National Bank of Johns Creek included in Exhibit A to the merger agreement included as Appendix A to the Proxy Statement/Prospectus set forth in Part I of the Registration Statement
13.1	Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001 (incorporated by reference)
21
The sole subsidiaries of the Registrant are Main Street Bank (GA) and Williamson, Musselwhite & Main Street Insurance, Inc. (GA). Main Street Bank has a subsidiary, MSB Holdings, Inc. (DE) which in turn has a subsidiary MSB Investments, Inc. (GA)
23.1	Consents of Miller & Martin LLP are contained in its opinions filed as Exhibits 5.1 and 8.1 hereto
23.2	Consent of Ernst & Young LLP concerning the financial statements of the Registrant
23.3	Consent of Porter, Keadle & Moore, LLP, concerning the financial statements of First National Bank of Johns Creek
23.4
Consent of Mauldin & Jenkins LLC concerning the financial statements of Walton Bank & Trust Co. and First Sterling Banks, Inc. Registration Statement No. 333-65188 on Form S-8, dated July 16, 2001 and related Prospectus.
24	A Power of Attorney relating to this Registration Statement is set forth on the signature pages to this Registration Statement
99.1	Form of Proxy Card for the Special Meeting of Shareholders of First National Bank of Johns Creek

Item 22. Undertakings.

        (a)  The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d)  (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)  The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (f)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (g)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 4th day of September, 2002.

MAIN STREET BANKS, INC.
/s/ EDWARD C. MILLIGAN Edward C. Milligan, Chairman

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Edward C. Milligan his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including pre- and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD C. MILLIGAN Edward C. Milligan	Chairman and Director(1)	September 4, 2002
/s/ ROBERT R. FOWLER, III Robert R. Fowler, III	Director	September 4, 2002
/s/ SAMUEL B. HAY, III Samuel B. Hay, III	Director	September 4, 2002
C. Candler Hunt	Director
/s/ FRANK B. TURNER Frank B. Turner	Director	September 4, 2002

P. Harris Hines	Director
Harry L. Hudson, Jr.	Director
/s/ ROBERT D. MCDERMOTT Robert D. McDermott	Chief Financial Officer(2)	September 4, 2002

(1)
Principal executive officer

(2)
Principal financial and accounting officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated July 17, 2002 among the Registrant, Main Street Bank and First National Bank of Johns Creek, included as Appendix A to the Proxy Statement/Prospectus set forth in Part I of the Registration Statement
3.1
Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-78046 on Form S-4) as amended by Certificate of Merger and Name Change (incorporated by reference to Exhibit 3.1 of the December 31, 1996, Form 10-KSB)
3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement No. 33-78046 of Form S-4)
5.1	Opinion of Miller & Martin LLP as to the legality of the securities being registered
8.1	Form of Opinion of Miller & Martin LLP as to certain federal income tax consequences of the Merger
10.1
Registrant's 1994 Substitute Incentive Stock Option Plan for The Westside Bank & Trust Company's Incentive Stock Option Plan filed as Exhibit 4.4 to Form S-8 (File No. 33-97300) (incorporated by reference)
10.2	Form of Registrant's 1994 Incentive Stock Option Agreement filed as Exhibit 4.5 to Form S-8 (File No. 33-97300) (incorporated by reference)
10.3	Registrant's 1995 Directors Stock Option Plan filed as Exhibit 4.4 to Form S-8 (File No. 33-81053) (incorporated by reference)
10.4	Form of Registrant's 1995 Directors Stock Option Agreement filed as Exhibit 4.5 to Form S-8 (File No. 33-81053) (incorporated by reference)
10.5	Registrant's 1996 Substitute Incentive Stock Option Plan filed as Exhibit 4.1 to Form S-8 (File No. 333-15069) (incorporated by reference)
10.6	Form of Registrant's 1996 Substitute Incentive Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-15069) (incorporated by reference)
10.7	Registrant's 1997 Directors Stock Option Plan filed as Exhibit 4.1 to Form S-8 (File No. 333-56473) (incorporated by reference)
10.8	Form of Registrant's 1997 Directors Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-56473) (incorporated by reference)
10.9	Registrant's 1997 Incentive Stock Option Plan filed as Exhibit 4.1 to Form S-8 (File No. 333-74555) (incorporated by reference)
10.10	Form of Registrant's 1997 Incentive Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-74555) (incorporated by reference)
10.11	Registrant's 1999 Directors Stock Option Plan included as Appendix B to Form S-4 (File No. 333-33844) (incorporated by reference)
10.12	Form of Registrant's 1999 Directors Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-88645) (incorporated by reference)
10.13	Registrant's 2000 Directors Stock Option Plan filed as Exhibit 4.1 to Form S-8 (File No. 333-49436) (incorporated by reference)
10.14	Form of Registrant's 2000 Director's Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-49436) (incorporated by reference)

10.15	Registrant's Omnibus Stock Ownership and Long Term Incentive Plan Incentive Plan Option Agreement filed as Exhibit 4.1 to File S-8 (File No. 333-65188) (incorporated by reference)
10.15.1	Form of Registrant's Omnibus Stock Ownership and Long Term Incentive Plan Restricted Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-65188) (incorporated by reference)
10.17	Form of Registrant's Omnibus Stock Ownership and Long Term Incentive Plan Restricted Stock Grant Agreement filed as Exhibit 4.3 to Form S-8 (File No. 333-65188) (incorporated by reference)
10.18	Employment Agreement dated May 24, 2000 between Registrant and Edward C. Milligan (incorporated by reference to Exhibit 10.13 to Registration Statement No. 333-50762 on Form S-4)
10.19	Employment Agreement dated May 24, 2000 between the Registrant and Robert R. Fowler, III (incorporated by reference to Exhibit 10.14 to Registration Statement No. 333-50762 on Form S-4)
10.20	Employment Agreement dated May 24, 2000 between the Registrant and Sam B. Hay (incorporated by reference to Exhibit 10.15 to Registration Statement No. 333-50762 on Form S-4)
10.21
Employment Agreement dated September 17, 2001 between the Registrant and Robert D. McDermott (incorporated by reference to Exhibit 10.21 to the Registrant's Form 10-K filed with the Commission on March 29, 2002)
10.22
Employment Agreement dated April 11, 2002 between the Registrant and Max S. Crowe (incorporated by reference to Exhibit 10.22 of the Registrant's Form 10-Q filed with the Commission on August 13, 2002)
10.23
Proposed Employment Agreement between Main Street Bank and Andrew K. Walker, to be entered into upon consummation of the merger of Main Street Bank and First National Bank of Johns Creek included in Exhibit A to the merger agreement included as Appendix A to the Proxy Statement/Prospectus set forth in Part I of the Registration Statement
13.1	Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001 (incorporated by reference)
21
The sole subsidiaries of the Registrant are Main Street Bank (GA) and Williamson, Musselwhite & Main Street Insurance, Inc. (GA). Main Street Bank has a subsidiary, MSB Holdings, Inc. (DE) which in turn has a subsidiary MSB Investments, Inc. (GA)
23.1	Consents of Miller & Martin LLP are contained in its opinions filed as Exhibits 5.1 and 8.1 hereto
23.2	Consent of Ernst & Young LLP concerning the financial statements of the Registrant
23.3	Consent of Porter, Keadle & Moore, LLP, concerning the financial statements of First National Bank of Johns Creek
23.4
Consent of Mauldin & Jenkins, LLC concerning the financial statements of Walton Bank & Trust Co. and First Sterling Banks, Inc. Registration Statement No. 333-65188 on Form S-8, dated July 16, 2001 and related Prospectus.
24	A Power of Attorney relating to this Registration Statement is set forth on the signature pages to this Registration Statement
99.1	Form of Proxy Card for the Special Meeting of Shareholders of First National Bank of Johns Creek

QuickLinks

Questions and answers about the merger
A warning about forward-looking statements
Summary
Risk factors
Stock Information and dividends
Selected consolidated financial information
FNB Johns Creek shareholders' meeting
The merger
Interests of certain persons in the merger
Supervision and regulation
Information about Main Street
Information about FNB Johns Creek
Legal matters
Experts
Shareholder proposals and other matters
Where you can get more information
Incorporation of certain documents by reference
Index to FNB Johns Creek Financial Statements
FIRST NATIONAL BANK OF JOHNS CREEK Balance Sheet June 30, 2002 (unaudited)
FIRST NATIONAL BANK OF JOHNS CREEK Statements of Income For the Three Months and Six Months Ended June 30, 2002 (Unaudited)
FIRST NATIONAL BANK OF JOHNS CREEK Statements of Comprehensive Income (Loss) For the Three Months and the Six Months Ended June 30, 2002 and 2001 (Unaudited)
FIRST NATIONAL BANK OF JOHNS CREEK Statements of Cash Flows For the Six Months Ended June 30, 2002 and 2001 (Unaudited)
FIRST NATIONAL BANK OF JOHNS CREEK Note to Financial Statements (Unaudited)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
FIRST NATIONAL BANK OF JOHNS CREEK Balance Sheets December 31, 2001 and 2000
FIRST NATIONAL BANK OF JOHNS CREEK Statements of Operations For the Years Ended December 31, 2001 and 2000
FIRST NATIONAL BANK OF JOHNS CREEK Statements of Changes in Stockholders' Equity For the Years Ended December 31, 2001 and 2000
FIRST NATIONAL BANK OF JOHNS CREEK Statements of Comprehensive Income (Loss) For the Years Ended December 31, 2001 and 2000
FIRST NATIONAL BANK OF JOHNS CREEK Statements of Cash Flows For the Years Ended December 31, 2001 and 2000
FIRST NATIONAL BANK OF JOHNS CREEK Notes to Financial Statements

AGREEMENT AND PLAN OF MERGER
WITNESSETH
INDEX OF EXHIBITS
EXHIBIT A SUPPORT AGREEMENT
EXHIBIT 1.3.2. EMPLOYMENT AGREEMENT
EXHIBIT A Form of Release
APPENDIX B: DISSENTERS' RIGHTS STATUTES
Part II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX